ITEM 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      among

                            CHATEAU COMMUNITIES, INC.

                             CP LIMITED PARTNERSHIP

                            CHATEAU MERGER SUB, INC.

                             SECOND MERGER SUB, LLC

                           PARTNERSHIP MERGER SUB, LLC

                              CWS COMMUNITIES TRUST

                               CWS COMMUNITIES LP

                                       and

               SECURITY CAPITAL MANUFACTURED HOUSING INCORPORATED

                            Dated as of June 6, 2001

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  THE TRANSACTIONS...................................................2

      1.1  Sale and Purchase of CWS Shares....................................2

      1.2  The REIT Merger....................................................3

      1.3  The Second REIT Merger.............................................3

      1.4  Sale and Purchase of CMS Stock.....................................3

      1.5  The Partnership Merger.............................................3

      1.6  Closing............................................................4

      1.7  Effective Time of the Mergers......................................4

      1.8  Effect of REIT Merger..............................................4

      1.9  Effect of Second REIT Merger.......................................4

      1.10 Effect of Partnership Merger on Organizational
           Documents..........................................................4

      1.11 Effect of REIT Merger on Capital Stock.............................5

      1.12 Effect on Partnership Interests....................................5

      1.13 Cash Amount Per Share/Unit; Options; Exchange Ratio................6

      1.14 Appraisal or Dissenters Rights.....................................7

      1.15 Exchange of Certificates...........................................8

      1.16 No Fractional Chateau OP Units.....................................9

      1.17 Liquidating Distribution...........................................9

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF  CWS, CWS OP AND
           HOUSING...........................................................10

      2.1  Organization, Standing and Power..................................10

      2.2  CWS Subsidiaries..................................................10

      2.3  Capital Structure.................................................11

      2.4  Other Interests...................................................12

      2.5  Authority; Noncontravention; Consents.............................13

      2.6  Financial Statements; Undisclosed Liabilities.....................14

      2.7  Absence of Certain Changes or Events..............................14

      2.8  Litigation........................................................15

      2.9  Properties........................................................15

      2.10 Environmental Matters.............................................17

      2.11 Related Party Other Transactions..................................18

      2.12 Employee Benefits.................................................18

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      2.13 Labor and Employment Matters......................................20

      2.14 Taxes.............................................................21

      2.15 Certain Payments Resulting From Other Transactions................22

      2.16 Brokers...........................................................23

      2.17 Compliance with Laws..............................................23

      2.18 Contracts; Debt Instruments.......................................23

      2.19 Insurance.........................................................24

      2.20 State Takeover Statutes; Waiver of Ownership Limit................24

      2.21 Investment Company Act of 1940....................................25

      2.22 Additional Representations and Warranties.........................25

      2.23 No Dissenter's Rights.............................................25

      2.24 Loans.............................................................25

      2.25 Definition of "Knowledge of CWS\..................................25

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF CHATEAU AND
           CHATEAU OP........................................................25

      3.1  Organization, Standing and Power of Chateau.......................26

      3.2  Chateau Subsidiaries..............................................26

      3.3  Capital Structure.................................................27

      3.4  Authority; Noncontravention; Consents.............................28

      3.5  SEC Documents; Financial Statements; Undisclosed
           Liabilities.......................................................29

      3.6  Absence of Certain Changes or Events..............................30

      3.7  Litigation........................................................30

      3.8  Properties........................................................30

      3.9  Environmental Matters.............................................31

      3.10 Taxes.............................................................31

      3.11 Financing Commitment Letter.......................................31

      3.12 Compliance with Laws..............................................31

      3.13 Investment Company Act of 1940....................................32

      3.14 Definition of "Knowledge of Chateau\..............................32

      3.15 Required Stockholder Approvals and Partner
           Approvals.........................................................32

ARTICLE 4  COVENANTS.........................................................32

      4.1  Conduct of CWS's and CWS OP's Business Pending
           Merger............................................................32

      4.2  Conduct of Chateau's and Chateau OP's Business
           Pending Merger....................................................35

      4.3  Other Actions.....................................................36

      4.4  Representatives...................................................36

ARTICLE 5  ADDITIONAL COVENANTS..............................................36

      5.1  Access to Information; Confidentiality............................36

      5.2  Commercially Reasonable Efforts; Notification.....................37

      5.3  Public Announcements..............................................37

      5.4  Listing...........................................................37

      5.5  Transfer Taxes....................................................38

      5.6  Benefit Plans and Other Employee Arrangements.....................38

      5.7  Declaration of Dividends and Distributions........................39

      5.8  Transfer of CMS...................................................40

      5.9  The Receipt of Chateau OP Units in the Partnership
           Merger............................................................40

      5.10 Resignations......................................................41

      5.11 Assumption of Existing Tax Protection Agreements..................41

      5.12 Registration Rights Agreements....................................41

      5.13 Tax Treatment.....................................................41

      5.14 Required Financing................................................41

      5.15 Assistance........................................................41

      5.16 CWS Option Transfer...............................................42

ARTICLE 6  CONDITIONS........................................................42

      6.1  Conditions to Each Party's Obligation to Effect
           the Mergers.......................................................42

      6.2  Conditions to Obligations of Chateau and Chateau OP...............43

      6.3  Conditions to Obligations of CWS and CWS OP.......................44

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.................................45

      7.1  Termination.......................................................45

      7.2  Expenses..........................................................45

      7.3  Effect of Termination.............................................46

      7.4  Amendment.........................................................46

      7.5  Extension; Waiver.................................................46

ARTICLE 8  GENERAL PROVISIONS................................................46

      8.1  Survival..........................................................46

      8.2  Notices...........................................................46

      8.3  Interpretation....................................................47

      8.4  Counterparts......................................................47

      8.5  Entire Agreement; No Third-Party Beneficiaries....................48

      8.6  Governing Law.....................................................48

      8.7  Assignment........................................................48

      8.8  Enforcement.......................................................48

      8.9  Severability......................................................48

      8.10 Exculpation.......................................................48

      8.11 Joint and Several Obligations.....................................48

Exhibit A    -   CWS Share Purchase Agreement

Exhibit B    -   Installment Note Agreement

Exhibit C    -   Limited Partners of CWS OP Electing to Take Chateau OP Units

Exhibit D    -   Election and Subscription Agreement

Exhibit E-1  -   Form of Articles of Merger for REIT Merger

Exhibit E-2  -   Form of Articles of Merger for Second REIT Merger

Exhibit F    -   Form of Partnership Certificate of Merger

Exhibit G    -   CMS Stock Purchase Agreement

Exhibit H    -   Working Capital Amount

                             Index of Defined Terms

Affiliate.........................................................2.11
Agreement.........................................................Preamble
Articles of Merger................................................Preamble
Cash Amount Per Stock.............................................1.13
CERCLA............................................................2.10(a)
Certificate.......................................................1.15(c)
Change in Control Agreements......................................5.6(c)
Chateau...........................................................Preamble
Chateau Articles..................................................3.1
Chateau Bylaws....................................................3.1
Chateau Common Stock..............................................3.3(a)
Chateau Defined Contribution Plan.................................5.6(e)
Chateau Disclosure Letter.........................................Article 3
Chateau Financial Statement Date..................................3.6
Chateau Material Adverse Effect...................................3.1
Chateau Non-controlled Subsidiaries...............................3.2(a)
Chateau Options...................................................3.3(b)
Chateau OP........................................................Preamble
Chateau OP Agreement..............................................1.7
Chateau OP Units..................................................Preamble
Chateau Plans.....................................................5.6(a)
Chateau Properties................................................3.8(a)
Chateau SEC Documents.............................................3.5
Chateau Series A Preferred Stock..................................3.3(a)
Chateau Subsidiaries..............................................3.1
Closing...........................................................1.6
Closing Date......................................................1.6
Closing Date Balance Sheet........................................1.13
CMS...............................................................Preamble
CMS Stock Purchase................................................Preamble
CMS Stock Purchase Agreement......................................Preamble
Code..............................................................1.17
Commitment........................................................4.1(h)
CWS...............................................................Preamble
CWS Articles......................................................2.1
CWS Bylaws........................................................2.1
CWS Class B Common Stock..........................................2.3(a)
CWS Common Shares.................................................Preamble
CWS Companies.....................................................2.12(a)
CWS Disclosure Letter.............................................Article 2
CWS Financial Statement Date......................................2.7
CWS Financial Statements..........................................2.6
CWS Material Adverse Effect.......................................2.1
CWS Other Interests...............................................2.4
CWS OP............................................................Preamble
CWS OP Agreement..................................................1.7
CWS OP Units......................................................Preamble
CWS Plans.........................................................5.6(a)
CWS Principals....................................................Preamble

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CWS Principals Share Purchase.....................................Preamble
CWS Properties....................................................2.9(a)
CWS Rent Roll.....................................................2.9(e)
CWS Share Purchase................................................Preamble
CWS Share Purchase Agreement......................................Preamble
CWS Space Lease...................................................2.9(e)
CWS Stock Options.................................................2.3(b)
CWS Stock Option Plan.............................................2.3(b)
CWS Stock Rights..................................................2.3(b)
CWS Subsidiaries..................................................2.2(a)
Department........................................................1.7
Dissenting Share..................................................1.14
DLLCA.............................................................1.5(a)
Due Diligence Notice..............................................5.12
Effective Time....................................................1.7
Effective Times...................................................1.7
Employee Plan.....................................................2.12
Encumbrances......................................................2.9(a)
Environmental Law.................................................2.10(a)
Environmental Mitigation..........................................2.9(d)
Environmental Permits.............................................2.10(b)(iv)
ERISA.............................................................2.12
Exchange Act......................................................2.6
Exchange Agent....................................................1.15(a)
Exchange Fund.....................................................1.15(b)
Existing Development Agreements...................................2.9(g)
Financing.........................................................3.11
Financing Letter..................................................3.11
Financing Term Sheet..............................................3.11
GAAP..............................................................2.6
Governmental Entity...............................................2.5(c)
Gross Adjustment Amount...........................................1.13
Hazardous Materials...............................................2.10(a)
Indebtedness......................................................2.18(b)
Knowledge of CWS..................................................2.22
Knowledge of Chateau..............................................3.14
Laws..............................................................2.5(c)
Liens.............................................................2.2(b)
Mergers...........................................................Preamble
NYSE..............................................................5.6
Partnership Certificate of Merger ................................Preamble
Partnership Merger ...............................................Preamble
Permitted Title Exceptions........................................2.9(a)
Person............................................................2.2(a)
Property Restrictions.............................................2.9(a)
REIT..............................................................2.14(b)
REIT Merger.......................................................Preamble
Release...........................................................2.10(a)
SEC...............................................................3.4(e)
Second REIT Merger................................................Preamble
Securities Act....................................................2.3(g)

SCG...............................................................Preamble
SCG Defined Contribution Plan.....................................5.6(e)
Sherwood Group....................................................2.24
Sherwood Group Collateral.........................................2.24
Sherwood Group Loan Documents.....................................2.24
Sherwood Group Loans..............................................2.24
Subsidiary........................................................2.2(a)
Substituted Option................................................Preamble
Surviving Entity..................................................1.3
Takeover Statute..................................................2.21
Target Amount.....................................................1.13
Taxes.............................................................2.14(a)
Tax Protection Agreements.........................................2.18(i))
Title 3...........................................................1.3
Title 8...........................................................1.3
Transaction Agreement.............................................Preamble
Transfer..........................................................4.3(a)(i)
Transfer Taxes....................................................5.5
Williams Group....................................................2.24
Williams Group Collateral.........................................2.24
Williams Group Loan Documents.....................................2.24
Williams Group Loans..............................................2.24
Working Capital Amount............................................1.13
1940 Act..........................................................2.21

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 6, 2001, by and among CHATEAU COMMUNITIES, INC., a Maryland corporation ("Chateau"), CP LIMITED PARTNERSHIP, a Maryland limited partnership ("Chateau OP"), CHATEAU MERGER SUB, INC., Maryland corporation ("Merger Sub") which is wholly-owned by Second Merger Sub, LLC, a Maryland limited liability company ("Second Merger Sub") which is wholly-owned by Chateau OP, SECOND MERGER SUB, PARTNERSHIP MERGER SUB, LLC, a Delaware limited liability company ("Partnership Merger Sub") which is also wholly-owned by Chateau OP, CWS COMMUNITIES TRUST, a Maryland real estate investment trust ("CWS"), CWS COMMUNITIES LP, a Delaware limited partnership ("CWS OP"), and SECURITY CAPITAL MANUFACTURED HOUSING INCORPORATED, a Delaware corporation ("Housing").

                                R E C I T A L S:

     A. The Board of Directors of Chateau and the Board of Trustees of CWS (with respect to clause (i) only) deem it advisable and in the best interests of their respective stockholders and shareholders, upon the terms and subject to the conditions contained herein, that (i) Merger Sub, an indirect wholly-owned subsidiary of Chateau OP shall merge with and into CWS with CWS being the surviving entity in such merger (the "REIT Merger") and (ii) immediately subsequent to the REIT Merger, CWS shall merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in such merger (the "Second REIT Merger").

     B. Housing is the owner of 25,640,857.80 shares of beneficial interest, $.001 par value, of CWS (the "CWS Common Shares") representing approximately 94.1% of the issued and outstanding CWS Common Shares and the CWS Principals (as defined herein) are the owners of approximately 1.4 million CWS Common Shares representing approximately 5.3% of the issued and outstanding CWS Common Shares. Immediately prior to the REIT Merger and as a condition to its consummation, Housing and Chateau OP have agreed that, upon the terms and subject to the conditions contained in the Share Purchase Agreement, dated as of the date hereof and in the form attached hereto as Exhibit A (the "CWS Share Purchase Agreement"), Housing will sell all of its CWS Common Shares to Merger Sub (the "CWS Share Purchase"), and the CWS Principals and certain other shareholders of CWS and Chateau OP have agreed that, upon the terms and subject to the conditions contained in the Installment Note Agreements, each dated as of the date hereof and in the form attached hereto as Exhibit B (each, an "Installment Note Agreement"), the CWS Principals and certain other shareholders of CWS will sell all of their CWS Common Shares to Chateau OP (the "CWS Principals Share Purchase") and Chateau OP will immediately contribute such CWS Common Shares to Merger Sub.

     C. Chateau and ROC Communities, Inc., as the general partners of Chateau OP, and CWS, as the sole general partner of CWS OP, deem it advisable and in the best interests of their respective limited partners, upon the terms and subject to the conditions contained herein, that, immediately subsequent to the Second REIT Merger, Partnership Merger Sub shall merge with and into CWS OP with CWS OP being the surviving entity in such merger (the "Partnership Merger" and, together with the REIT Merger and the Second REIT Merger, the "Mergers") and the holders of units of limited partner interest in CWS OP ("CWS OP Units") other than CWS, receiving cash or, if they elect on the terms and conditions described herein, units of limited partner interest in Chateau OP ("Chateau OP Units").

     D. Concurrently with the execution of this Agreement and as an inducement to Chateau and Chateau OP to enter into this Agreement, holders of CWS OP Units listed on Exhibit C hereto (the "CWS Principals") have elected to receive Chateau OP Units in the Partnership Merger, each pursuant to an Election and Subscription Agreement substantially in the form attached hereto as Exhibit D.

     E. For Federal income tax purposes, it is intended that the REIT Merger and the Second REIT Merger be treated as a cash purchase by Chateau OP of all of the outstanding shares of beneficial interest of CWS followed by a complete liquidation of CWS into Chateau OP.

     F. Upon the terms and subject to the conditions set forth herein, Merger Sub and CWS shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit E-1 and shall file such Articles of Merger in accordance with Maryland law to effectuate the REIT Merger.

     G. Upon the terms and subject to the conditions set forth herein, immediately subsequent to the REIT Merger, Second Merger Sub and CWS shall execute Articles of Merger (the "Second Articles of Merger") in substantially the form attached hereto as Exhibit E-2 and shall file such Second Articles of Merger in accordance with Maryland law to effectuate the Second REIT Merger.

     H. Upon the terms and subject to the conditions set forth herein, immediately subsequent to the Second REIT Merger, Partnership Merger Sub and CWS OP shall execute a Certificate of Merger in accordance with Delaware law (the "Partnership Certificate of Merger") in substantially the form attached hereto as Exhibit F and shall file such Partnership Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

     I. For Federal  income tax purposes,  it is intended  that the  Partnership
Merger, regardless of form, be treated as an "asset over" form of merger as described herein.

     J. Concurrently with the execution of this Agreement and as an inducement to Chateau and Chateau OP to enter into this Agreement, Housing, has executed a Stock Purchase Agreement attached hereto as Exhibit G (the "CMS Stock Purchase Agreement"), providing for the sale of all of its shares of capital stock in CWS Management Services Incorporated, a Delaware corporation ("CMS"), to Chateau or its designee (the "CMS Stock Purchase").

     K. Chateau, Chateau OP, Merger Sub, Second Merger Sub, Partnership Merger Sub, CWS, CWS OP and Housing desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, the CWS Share Purchase, the CWS Principals Share Purchase, the CMS Stock Purchase, the Transaction Agreement dated the date hereof (the "Transaction Agreement") among Chateau, Chateau OP, CWS, CWS OP, Housing and Security Capital Group Incorporated, a Maryland corporation ("SCG"), and the other transactions contemplated by this Agreement. Such other transactions, including the CWS Share Purchase Agreement, the Installment Note Agreements, the CMS Stock Purchase, Agreement and the Transaction Agreement are referred to herein as the "Other Transactions" and such documents and agreements related thereto as, the "Other Transaction Documents".

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                THE TRANSACTIONS

     1.1 Sale and Purchase of CWS Shares. On the Closing Date (as defined below), but prior to the REIT Merger Effective Time (as defined below), Housing shall sell all of its CWS Common Shares to Merger Sub upon the terms and subject to the conditions set forth in this Agreement and in the CWS Share Purchase Agreement, and the CWS Principals and certain other shareholders of CWS shall sell all of their CWS Common Shares to Chateau OP upon the terms and subject to the conditions set forth in this

Agreement and the Installment Note Agreements, and Chateau OP will immediately contribute such CWS Common Shares to Merger Sub.

     1.2 The REIT Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 3"), and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), Merger Sub shall be merged with and into CWS, with CWS being the surviving entity in such merger (in such capacity, the "First Surviving Entity").

     1.3 The Second REIT Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 8 and Title 4A of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 4A"), immediately subsequent to the consummation of the REIT Merger, CWS shall be merged with and into Second Merger Sub with Second Merger Sub being the surviving entity in such merger (in such capacity, the "Second Surviving
Entity"), and with the shares of capital stock of CWS being canceled, retired and ceasing to exist and the issued and outstanding membership interests in Second Merger Sub being unaffected by such merger.

     1.4 Sale and Purchase of CMS Stock. On the Closing Date, Housing shall sell all of its shares of capital stock in CMS to Chateau OP or its designee upon the terms and subject to the conditions set forth in this Agreement and the CMS Stock Purchase Agreement.

     1.5 The Partnership Merger.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Revised Uniform Limited Partnership Act contained in Title 6, Chapter 17 of the Delaware Code Annotated, as amended ("DRULPA"), and the Delaware Limited Liability Company Act contained in Title 6, Chapter 18 of the Delaware Code
     Annotated,  as  amended  (the  "DLLCA"),   immediately  subsequent  to  the
     consummation of the Second REIT Merger, Partnership Merger Sub shall be merged with and into CWS OP with CWS OP being the surviving entity in such merger (the "Partnership Surviving Entity") and with the holders of CWS OP Units receiving cash or, by complying with the procedures set forth in
     Section 5.9 hereof, Chateau OP Units, with each CWS OP Unit being exchangeable for the number of Chateau OP Units determined by multiplying each CWS OP Unit exchanged by the Exchange Ratio established pursuant to
     Section 1.13(d).

          (b) Pursuant to Treasury Regulation ss. 1.708-1(c)(3), Chateau OP and CWS OP intend that the Partnership Merger be treated as an "assets over" form of merger, with the consequences set forth in Treasury Regulation ss. 1.708-1(c)(3)(i). In addition, if and to the extent that any transaction entered into pursuant to this Agreement or otherwise deemed undertaken in connection with the transactions contemplated by this Agreement is treated for federal income tax purposes as a direct or indirect transfer of cash from Chateau OP to a holder of CWS OP Units that would be characterized as a sale for federal income tax purposes, pursuant to Treasury Regulation ss. 1.708-1(c)(4) such sale shall be treated by all parties as a sale by the former holder of CWS OP Units receiving (or deemed to receive) such cash of CWS OP Units to Chateau OP and as a direct purchase by Chateau OP of such CWS OP Units from such former holder of CWS OP Units immediately prior to the Partnership Merger (and not as a transfer of cash from Chateau OP to CWS OP as part of the Partnership Merger). Each holder of CWS OP Units who receives, directly or indirectly, any cash in connection with the Partnership Merger shall be deemed, by such holder's act of receiving and accepting such cash, to have agreed to the characterization of such transaction set forth in the immediately preceding sentence for purposes of Treasury Regulation ss. 1.708-1(c)(4).

     1.6 Closing. The closing of each of the Mergers, the CWS Share Purchase, the CWS Principals Share Purchase and the CMS Stock Purchase (collectively, the "Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166, unless another date or place is agreed to in writing by the parties.

     1.7 Effective Time of the Mergers. As soon as practicable on the Closing Date, (i) Merger Sub and CWS shall execute and file the Articles of Merger, executed in accordance with Title 3 and Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department") (the "First Filing"),
(ii) CWS and Second Merger Sub shall execute and file the Second Articles of Merger, executed in accordance with Title 8 and Title 4A, with the Department (the "Second Filing") and (iii) Partnership Merger Sub and CWS OP shall execute and file the Partnership Certificate of Merger, executed in accordance with the DRULPA and DLLCA, with the Secretary of State of the State of Delaware, and shall make all other filings and recordings required, with respect to the Partnership Merger, under the DLLCA or DRULPA or, with respect to the REIT Merger and the Second REIT Merger, under Title 3, Title 4A, and Title 8. Unless Chateau and CWS (acting through their respective Board of Directors or Board of Trustees, as applicable) otherwise agree (i) the REIT Merger shall become effective (the "REIT Merger Effective Time") at the time of the filing of the Articles of Merger with the Department, (ii) the Second REIT Merger shall become effective (the "Second Merger Effective Time") at the time of the filing of the Second Articles of Merger with the Department, and (iii) the Partnership Merger shall become effective (the "Partnership Merger Effective Time") at the time of the filing of the Partnership Certificate of Merger with the Secretary of State of the State of Delaware.

     1.8 Effect of REIT Merger.

          (a) Declaration of Trust and Bylaws. The Declaration of Trust of CWS, as amended, and the Bylaws, as amended, of CWS, each as in effect as of the REIT Merger Effective Time, shall continue in full force and effect after the REIT Merger until the Second Merger Effective Time.

          (b) Directors and Officers. The directors and officers of Merger Sub immediately prior to the REIT Merger Effective Time shall, from and after the REIT Merger Effective Time, be the trustees and officers, respectively, of the First Surviving Entity.

     1.9 Effect of Second REIT Merger.

          (a) Organizational Documents. The Certificate of Formation and the Limited Liability Company Agreement of Second Merger Sub as in effect as of the Second Merger Effective Time shall continue in full force and effect following the Second REIT Merger until amended in accordance with their respective terms.

          (b) Management. The Board of Managers and officers of Second Merger Sub immediately prior to the Second Merger Effective Time shall, from and after the Second Merger Effective Time, be the Board of Managers and officers of the Second Surviving Entity.

     1.10 Effect of Partnership Merger on Organizational Documents. The Certificate of Limited Partnership of CWS OP as in effect immediately prior to the Partnership Merger Effective Time, as amended by the Partnership Certificate of Merger, shall become the Certificate of Limited Partnership of the Partnership Surviving Entity at the Partnership Merger Effective Time, and the Amended and Restated Agreement of Limited Partnership, as amended, of CWS OP as in effect immediately prior to the Partnership Merger Effective Time (the "CWS OP Agreement"), as amended in accordance with the DRULPA and the terms of the CWS OP Agreement by the partners of the Partnership Surviving Entity immediately following the Partnership Merger Effective Time shall become thereafter the Partnership Agreement of the Partnership Surviving Entity until further amended in accordance with its terms.

     1.11 Effect of REIT Merger on Capital Stock.

          (a) Each CWS Common Share, if any, held in the treasury of CWS immediately prior to the REIT Merger Effective Time automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor;

          (b) As of the REIT Merger Effective Time, any CWS Common Shares that are owned by Merger Sub or any other Chateau Subsidiary (as defined herein) shall automatically be cancelled and retired and all rights with respect thereto shall cease to exist and no consideration shall be delivered in exchange therefor; and

          (c) All outstanding CWS Common Shares, by virtue of the REIT Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive, other than with respect to any CWS Common Shares held by Merger Sub or any other Chateau Subsidiary, the Cash Amount Per Share (as herein defined) therefor, without interest, upon the surrender of such certificate or to perfect any rights of appraisal as a holder of Dissenting Shares (as defined herein) that such holder may have pursuant to Maryland law. At and after the REIT Merger Effective Time, there will be no transfers, or registration thereof, on the stock transfer books of CWS of the share certificates formerly representing CWS Common Shares.

          (d) As of the REIT Merger Effective Time, the shares of Merger Sub shall be exchanged for and become all of outstanding capital stock of the First Surviving Entity.

     1.12 Effect on Partnership Interests. As of the Partnership Merger Effective Time, each CWS OP Unit (other than with respect to any CWS OP Units held by Second Merger Sub or any CWS Subsidiary or Chateau Subsidiary) by virtue of the Partnership Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of any such CWS OP Unit shall thereafter cease to have any rights with respect to such CWS OP Unit, except the right to receive the Cash Amount Per Unit (as herein defined) therefor or, by complying with the procedures specified in Section 5.9, the number of Chateau OP Units determined by multiplying the number of CWS OP Units to be exchanged by the Exchange Ratio. Any former CWS OP Unit holder that receives a Chateau OP Unit by complying with Section 5.9 shall receive a distribution per Chateau OP Unit with respect to the calendar quarter in which the Partnership Merger Effective Time occurs in an amount equal to the quarterly distribution payable to other holders of Chateau OP Units, multiplied by a fraction, the numerator of which is the number of days from the Partnership Merger Effective Time to the end of such quarter and the denominator of which is the number of days in such quarter.

     1.13 Cash Amount Per Share/Unit; Options; Exchange Ratio.

          (a) Cash Amount Per Share/Unit: For purposes hereof, the terms "Cash Amount Per Share" or "Cash Amount Per Unit" shall mean (A) the sum of (i) $374,958,182 (which is $11.30 multiplied by 33,182,140 (the number of outstanding CWS Common Shares and CWS OP Units (not including those CWS OP Units held by CWS) as of December 31, 2000)) and (ii) the Gross Adjustment Amount, divided by (B) the sum of (i) the total number of outstanding CWS Common Shares as of the Closing Date and (ii) the total number of outstanding CWS OP Units as of the Closing Date (not including those CWS OP Units held by CWS).

          (b) Gross Adjustment Amount. At least three (3) business days prior to the Closing Date, CWS shall deliver to Chateau a good faith estimate of the Working Capital Amount of CWS and the CWS Subsidiaries as of the Closing Date (the "Closing Date Balance Sheet"), prepared in accordance with GAAP (as defined herein) and in a manner consistent with CWS's past practices (using consistently applied adjustments). For purposes hereof, "Working Capital Amount" shall consist of the net amount estimated as of the Closing Date, from select line items from the December 31, 2000 balance sheet, and other line items agreed to by the parties, all as identified on Exhibit H attached hereto, reduced by any other liabilities, net of any offsetting tangible assets, required by GAAP to be reflected on such balance sheet as of the Closing Date. The Working Capital Amount as of December 31, 2000 as identified on Exhibit H was $(98,036,563) (the "Target Amount"). The amount, either positive or negative, by which the Working Capital Amount as shown on the Closing Date Balance Sheet differs from the Target Amount shall be the "Gross Adjustment Amount".

          (c) Post Closing Adjustment. Within forty five (45) days after the Closing Date, Chateau OP shall prepare and deliver to Housing a new Closing Date Balance Sheet setting forth the Working Capital Amount as of the Closing Date (the "Chateau Balance Sheet"). The Chateau Balance Sheet shall be prepared at Chateau's expense in accordance with GAAP and in a manner consistent with CWS's past practices (using GAAP and consistently applied adjustments). If Chateau OP fails to deliver the Chateau Balance Sheet or the Working Capital Amount as set forth on the Chateau Balance Sheet does not vary by more than $50,000 from the Working Capital Amount set forth on the original Closing Date Balance Sheet prepared by CWS, then there shall be no adjustment to the Cash Amount Per Share.

          If the difference is greater than $50,000 then within thirty (30) days after receipt of the Chateau Balance Sheet, Housing shall deliver to Chateau (at Housing's expense) a written statement describing its objections, if any, thereto. Unless Housing so objects within such period, the Chateau Balance Sheet shall become final and binding upon all parties. If Housing objects within such period and the parties cannot agree on how to amend the Chateau Balance Sheet and make it final and binding within another fifteen (15) days, such objections shall be resolved by a "Big Five" accounting firm other than PricewaterhouseCoopers or Arthur Andersen which shall be instructed to resolve such dispute within thirty (30) days and prepare a final Closing Date Balance Sheet (the "Final Balance Sheet"). The resolution of disputes by the arbitrating accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties and the Final Balance Sheet shall become final and binding upon the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Chateau and one-half by Housing.

          At the earlier of the time that (i) the Chateau Balance Sheet becomes final and binding or (ii) the Final Balance Sheet is delivered to the parties, any positive difference in excess of $50,000 between the Working Capital Amount as set forth on the original Closing Date Balance Sheet prepared by CWS and the Working Capital Amount on the Final Balance Sheet shall be paid by Chateau to Housing and any negative difference in excess of $50,000 shall be paid by Housing to Chateau, in each case in accordance with the CWS Share Purchase Agreement.

          (d) Exchange Ratio. In the case of holders of CWS OP Units who, by complying with the procedures set forth in Section 5.9, can elect to receive Chateau OP Units, the number of Chateau OP Units to be issued in respect of each exchanged CWS OP Unit (the "Exchange Ratio") shall equal the quotient that results when (i) the Cash Amount Per Unit is divided by
     (ii) the average NYSE closing price of Chateau common stock for the 20 trading days immediately following the date of this Agreement; provided, that if the average closing price over such period is less than $29.25, it shall nonetheless be deemed to be $29.25 for purposes of clause (ii) in this sentence, and if the average closing price over such period is greater than $31.25, it shall nonetheless be deemed to be $31.25 for purposes of clause (ii) in this sentence.

          (e) Options. Each CWS Stock Option (as herein defined) to purchase CWS Common Shares as set forth in Schedule 2.3(b) of the CWS Disclosure Letter (as defined herein) that is outstanding immediately prior to the REIT Merger Effective Time and that is held by a former employee of CWS, any CWS Subsidiary or their Affiliates or by any person whose employment with CWS, any CWS Subsidiary or their Affiliates is terminated as of the REIT Merger Effective Time shall be satisfied and cancelled at the REIT Merger Effective Time and, in the case of each such satisfied and cancelled CWS Stock Option, each holder thereof shall be entitled to receive (subject to any withholding required by law), as soon as practicable but in no event later than five business days following the REIT Merger Effective Time, an amount, if any, equal to (i) the Cash Amount Per Share, minus (ii) the exercise price of the CWS Stock Option, multiplied by (iii) the number of CWS Common Shares subject to the CWS Stock Option. Notwithstanding the foregoing, if the exercise price of any CWS Stock Option exceeds the Cash Amount Per Share, no cash shall be paid with regard to such CWS Stock Option to the holder of such CWS Stock Option and any such CWS Stock Options shall automatically be canceled. As of the REIT Merger Effective Time, each CWS Stock Option to purchase CWS Common Shares as set forth in Schedule 2.3(b) of the CWS Disclosure Letter that is outstanding immediately prior to the REIT Merger Effective Time and that is not described in the preceding sentence, whether vested or unvested, shall be converted to an option (a "Substituted Option") to acquire, on the same terms and conditions as were applicable under such CWS Stock Option, that number of shares of CHATEAU Common Stock equal to the number of CWS Common Shares subject to the CWS Stock Option immediately prior to the REIT Merger Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number) at an exercise price per share (rounded up to the nearest cent) equal to the exercise price per share under the CWS Stock Option immediately prior to the REIT Merger Effective Time divided by the Exchange Ratio.

     1.14 Appraisal or Dissenters Rights.

          (a) Notwithstanding any provision of this Agreement to the contrary, each outstanding CWS Common Share, the holder of which has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of Title 3 and Title 8 and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive the Cash Amount Per Share pursuant to Section 1.11, but the holder thereof shall be entitled only to such rights as are granted by the applicable appraisal or dissenters rights provisions of Title 3 and/or Title 8; provided, however, that any Dissenting Shares held by a person at the REIT Merger Effective Time who shall, after the REIT Merger Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to Title 3 and/or Title 8, shall be deemed to be converted into, as of the REIT Merger Effective Time, the right to receive the Cash Amount Per Share pursuant to this Agreement.

          (b) CWS shall give Chateau (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of Title 3 and Title 8 relating to the appraisal process received by CWS and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under law. CWS will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Chateau, settle or offer to settle any such demands.

          (c) The holders of CWS OP Units are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Mergers.

     1.15 Exchange of Certificates.

          (a) Exchange Agent. Prior to the REIT Merger Effective Time, Chateau shall appoint First Chicago Trust Company of New York as the exchange agent, or another bank or trust company reasonably acceptable to CWS, to act as exchange agent (the "Exchange Agent") for the exchange of the Cash Amount Per Share upon surrender of certificates representing issued and outstanding CWS Common Shares in the REIT Merger.

          (b) Chateau to Provide Merger Consideration. Chateau shall provide to the Exchange Agent on or before the REIT Merger Effective Time, the cash consideration issuable in exchange for the issued and outstanding CWS Common Shares pursuant to Section 1.11 and 1.13

     (collectively, the "Exchange Fund"). The Exchange Agent (or other depository acting for the benefit of the Exchange Agent) shall invest all cash included in the Exchange Fund as directed by Chateau, on a daily basis. Any interest or other income resulting from such investments shall be paid to Chateau.

          (c) Exchange Procedure. Chateau shall use commercially reasonable efforts to cause the Exchange Agent, no later than the fifth business day after the Closing Date, to mail to each holder of record of a certificate or certificates which immediately prior to the REIT Merger Effective Time represented outstanding CWS Common Shares (each a "Certificate") whose shares were converted into the right to receive the Cash Amount Per Share pursuant to Section 1.11 and 1.13, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Chateau may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Amount Per Share. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate shall be entitled to receive in exchange therefore the Cash Amount Per Share into which each CWS Common Share, theretofore represented by such Certificate shall have been converted pursuant to Section 1.11, (ii) Chateau shall use commercially reasonable efforts to cause the Exchange Agent to mail (or make available for collection by hand if so elected by the surrendering holder) such amount to such holder within five business days after receipt thereof, and (iii) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CWS Common Shares which is not registered in the transfer records of CWS, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Chateau that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.15, each Certificate shall be deemed at any time after the REIT Merger Effective Time to represent only the right to receive upon such surrender the Cash Amount Per Share, without interest, into which the CWS Common Shares heretofore represented by such Certificate shall have been converted pursuant to Section 1.15. No interest will be paid or will accrue on the Cash Amount Per Share upon the surrender of any Certificate. Chateau or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash that otherwise is payable pursuant to this Agreement to any holder of CWS Common Shares such amounts as Chateau or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Chateau or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the CWS Common Shares in respect of which such deduction and withholding was made by Chateau or the Exchange Agent.

          (d) No Further Ownership Rights in CWS Common Shares. All cash consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.15 shall be deemed to have been paid in full satisfaction of all rights pertaining to the CWS Common Shares theretofore represented by such Certificates; provided, however, that CWS shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the REIT Merger Effective Time which may have been declared or made by CWS on such CWS Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the REIT Merger Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of CWS of the CWS Common Shares which were outstanding immediately prior to the REIT Merger Effective Time. If, after the Effective Time, Certificates are presented to Chateau for any reason, they shall be canceled and exchanged as provided in this Section 1.15.

          (e) No Liability. None of CWS, Chateau or the Exchange Agent shall be liable to any Person in respect of any Cash Amount Per Share or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the REIT Merger Effective Time shall be redelivered by the Exchange Agent to Chateau, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.15(c) shall thereafter look only to Chateau for delivery of the Cash Amount Per Share and any unpaid dividends, subject to applicable escheat and other similar laws.

          (f) Applicability to Partnership Merger. This Section 1.15 shall also apply to the exchange of any CWS OP Units for the Cash Amount Per Unit, except for the provisions relating to the Exchange Agent, certificates and the exchange procedures (which shall not be applicable).

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Chateau or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Chateau or the Exchange Agent reasonably may direct (but consistent with the practices Chateau applies to its own stockholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash to which the holders thereof are entitled pursuant to Section 1.13.

     1.16 No Fractional Chateau OP Units. No fractional Chateau OP Units shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Chateau OP Units pursuant to this Agreement, each holder of CWS OP Units who would receive, based on the Exchange Ratio, a number of Chateau OP Units that is not a whole number shall receive instead a number of Chateau OP Units that is equal to the whole number that is nearest to the number of Chateau OP Units that otherwise would be paid to such holder of CWS OP Units based on Section 1.12 and 1.13(d) (with .5 of a CWS OP Unit rounded up).

     1.17 Liquidating Distribution. CWS hereby confirms that this Agreement shall constitute its "plan of liquidation" within the meaning of Section 562(b)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                             CWS, CWS OP AND HOUSING

     Except as specifically set forth in the schedules delivered to Chateau prior to the execution hereof and identified as the disclosure letter to this Agreement (the "CWS Disclosure Letter") CWS, CWS OP and Housing represent and warrant to Chateau and Chateau OP as follows:

     2.1 Organization, Standing and Power. CWS is a real estate investment trust duly incorporated, validly existing and in good standing under the laws of Maryland. CWS has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted.
The Declaration of Trust, as amended and supplemented, of CWS (the "CWS Declaration") is in effect, and no dissolution, revocation or forfeiture proceedings regarding CWS have been commenced. CWS is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a CWS Material Adverse Effect (as defined herein). As used in this Agreement, a "CWS Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of CWS, CWS OP and the CWS Subsidiaries (as defined herein), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally,
(ii) changes affecting the real estate industry generally which do not affect CWS or CWS OP, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) changes affecting the manufactured housing real estate industry generally which do not affect CWS or CWS OP, as the case may be, materially disproportionately relative to other participants in the manufactured housing real estate industry similarly situated. CWS has delivered to Chateau complete and correct copies of the CWS Declaration and the Amended and Restated Bylaws of CWS (the "CWS Bylaws"), in each case, as amended or supplemented to the date of this Agreement. Each jurisdiction in which CWS is qualified or licensed to do business is identified in Schedule 2.1 of the CWS Disclosure Letter.

     2.3 Capital Structure.

          (a) The authorized shares of beneficial interest of CWS consist of 250,000,000 shares of beneficial interest, par value $.001 per share, 248,616,686 of which are classified as Class A Common Stock and 1,383,314 of which are classified as Class B Common Stock. As of the date hereof, 27,242,180.3 CWS Common Shares are issued and outstanding.

          (b) Set forth in Schedule 2.3(b) of the CWS Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase CWS Common Shares or CWS OP Units granted under CWS's 1998 Long-Term Incentive Plan (the "CWS Stock Option Plan") or any other formal or informal arrangement (collectively, the "CWS Stock Options"); and
     (ii) except for the CWS OP Units, other warrants or other rights to acquire CWS Common Shares, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement ("CWS Stock Rights"). Schedule 2.3(b) of the CWS Disclosure Letter sets forth for each CWS Stock Option and CWS Stock Right (other than CWS OP Units) the name of the grantee, the date of the grant, the type of grant, the status of the option grants as qualified or nonqualified under Section 422 of the Code, the number of CWS Common Shares subject to each option or other award, the number and type of shares subject to options or awards that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or excepted therefrom or as set forth in Schedule 2.3(b) of the CWS Disclosure Letter, no CWS Common Shares were outstanding or reserved for issuance.

          (c) All outstanding CWS Common Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the CWS Declaration or CWS Bylaws, or any contract or instrument to which CWS is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of CWS having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of CWS may vote.

          (d) Other than (i) as set forth in this Section 2.3 or in Schedule 2.3(b) of the CWS Disclosure Letter, (ii) CWS OP Units, which may be converted into CWS Common Shares at a rate of one CWS Common Share for each CWS OP Unit, or (iii) under the circumstances described in Section 8.6 of the CWS OP Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertaking of any kind to which CWS or any CWS Subsidiary is a party or by which such entity is bound, obligating CWS or any CWS Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of CWS or any CWS Subsidiary or obligating CWS or any CWS Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to CWS or a CWS Subsidiary).

          (e) As of the date of this Agreement, (i) 32,941,916.18 CWS OP Units are validly issued and outstanding, fully paid and nonassessable (except and only to the extent set forth in (A) Section 10.5 of the CWS OP Agreement with respect to all CWS OP Units, and (B) Section 4.2, Section
     7.5 and Section 13.3 of the CWS OP Agreement with respect to CWS OP Units owned by CWS) and not subject to preemptive or similar rights under law or the CWS OP Agreement, or any contract or instrument to which CWS or CWS OP is a party or by which either is bound, of which 27,242,180.3 CWS OP Units are owned by CWS. Schedule 2.3(e) of the CWS Disclosure Letter sets forth the name of each holder of CWS OP Units and the number of CWS OP Units owned by each such holder (other than CWS) as of the date of this Agreement. CWS is the sole general partner of CWS OP and holds 27,242,180.3 General Partner Units representing 100% of the general partner interest. Except as provided in the CWS OP Agreement or as contemplated by this Agreement, the CWS OP Units are not subject to any restrictions imposed by CWS OP on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the CWS OP Agreement. Except as provided in the CWS OP Agreement, CWS OP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in CWS OP, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in CWS OP.

          (f) All dividends on CWS Common Shares and all distributions on CWS OP Units, which have been declared and are payable prior to the date of this Agreement, have been paid in full.

          (g) Set forth on Schedule 2.3(g) of the CWS Disclosure Letter is a list of each registration rights agreement or other agreement between CWS and/or CWS OP, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of CWS and/or CWS OP pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     2.4 Other Interests. Except for interests in the CWS Subsidiaries and certain other entities as set forth in Schedule 2.4 of the CWS Disclosure Letter (the "CWS Other Interests"), none of CWS, CWS OP or any CWS Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the CWS Other Interests, CWS OP is a partner, member, shareholder or debt holder in good standing, and owns such interests free and clear of all Liens, and such CWS Other Interests are fully paid. None of CWS, CWS OP or any CWS Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the CWS Other Interests, all of which agreements, documents and contracts are
(a) listed in Schedule 2.4 of the CWS Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of CWS (as defined herein), in full force and effect. To the Knowledge of CWS, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective material obligations under such agreements, documents or contracts.

     2.5 Authority; Noncontravention; Consents.

          (a) The Board of Trustees of CWS (including in its capacity as the sole general partner of CWS OP) have approved and declared advisable the REIT Merger and the Partnership Merger and the Other Transactions (to the extent CWS or CWS OP is a party thereto). The execution and delivery of this Agreement by CWS and Housing and the consummation by CWS and Housing (to the extent each is a party thereto) of the transactions contemplated by this Agreement, including the Other Transactions, have been duly authorized by all necessary action on the part of CWS and Housing. CWS and Housing have the requisite power and authority to enter into this Agreement and SCG has the requisite power and authority to enter into the Transaction Agreement and each has the requisite power and authority to consummate the Other Transactions to which each is a party. No further approval of any shareholder of CWS is required for CWS or any CWS Subsidiary to execute, deliver or perform its obligations under this Agreement. This Agreement has been duly executed and delivered by CWS and Housing and the Transaction Agreement has been duly executed and delivered by SCG and constitutes a valid and binding obligation of CWS, Housing and SCG to the extent it is a party thereto, enforceable against CWS, Housing and SCG to the extent it is a party thereto in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) CWS OP has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which CWS OP is a party. The execution and delivery of this Agreement and the Other Transaction Documents by CWS OP and the consummation by CWS OP of the Other Transactions to which CWS OP is a party have been duly authorized by all necessary action on the part of CWS OP. The approval of CWS, as the sole general partner of CWS OP is the only approval of any class or series of CWS OP Units necessary or required under this Agreement or under applicable law to approve this Agreement and the Other Transactions. CWS OP has the requisite power and authority to enter into this Agreement and to consummate the Other Transactions to which CWS OP is a party. This Agreement has been duly executed and delivered by CWS OP and constitutes a valid and binding obligation of CWS OP, enforceable against CWS OP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (c)  Except as set  forth in  Schedule  2.5(c)  of the CWS  Disclosure
     Letter, the execution and delivery of this Agreement and the Other Transaction Documents (to which each is a party) by Housing, CWS, CWS OP or SCG does not, and the consummation of the transaction contemplated by this Agreement (including the Other Transactions) to which each is a party and compliance by Housing, CWS, CWS OP or SCG with the provisions of this Agreement and the Other Transaction Documents (to which each is a party) will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Housing, CWS or any CWS Subsidiary under, (i) the CWS Declaration or CWS Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of Housing or any CWS Subsidiary, each as amended or supplemented, (ii) any Material Contracts or (iii) any material judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Housing, CWS, or any CWS Subsidiary, or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other Governmental Entity or agency, domestic or foreign (a "Governmental Entity"), is required by or on behalf of Housing, CWS or any CWS Subsidiary in connection with the execution and delivery of this Agreement by Housing, CWS or CWS OP or the consummation by Housing, CWS or CWS OP of the transactions contemplated by this Agreement (including the Other

     Transactions), except for (i) the filing and acceptance for record of the Articles of Merger and the Second Articles of Merger by the Department,
     (ii) the filing and acceptance for record of the Partnership Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) filings (A) as are set forth in Schedule 2.5(c) of the CWS Disclosure Letter, or (B) as may be required under (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or materially delay in any material respect the consummation of any of the transactions contemplated by this Agreement, or otherwise prevent CWS from performing its obligations under this Agreement in any material respect.

     2.8 Litigation. As of the date hereof, except as disclosed in Schedule 2.8 of the CWS Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of CWS and the CWS Subsidiaries (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of CWS or a CWS Subsidiary) or, to the Knowledge of CWS (as hereinafter defined), threatened in writing against or affecting Housing, CWS, or any CWS Subsidiary, including any such litigation that, individually or in the aggregate, would reasonably be expected to (i) have a CWS Material Adverse Effect or (ii) prevent or materially impair the ability of Housing, CWS or CWS OP to perform any of its obligations hereunder or under any of the Other Transactions or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement (including the Other Transactions), nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Housing, CWS or any CWS Subsidiary having any such effect.

     2.9 Properties.

          (a) CWS or the CWS Subsidiary set forth on Schedule 2.9(a) of the CWS Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.9(a) of the CWS Disclosure Letter (the "CWS Properties"), which are all of the real estate properties owned or leased by them, in each case subject only to the Permitted Title Exceptions (as defined herein). The "Permitted Title Exceptions" are (i) title exceptions set forth in the existing title reports or policies referred to in (c) below, or disclosed in existing surveys, (ii) laws, ordinances and regulations applicable to real property, (iii) easements, restrictions, encumbrances and conveyances which do not materially and adversely affect the value, use, or operation of any of the CWS Properties, (iv) liens for real estate taxes and assessments (including those arising by private covenant) not yet due and payable, and (v) inchoate mechanics', carriers', workmen's, repairmen's liens and any such liens being contested in good faith by CWS or the CWS Subsidiary (all of which contested liens, and the status of such contests, are described in Schedule 2.9(a) of the CWS Disclosure Letter.

          (b) Except as set forth in Schedule 2.9(b) of the CWS Disclosure Letter or in the existing title reports or policies referred to in (c) below, none of the CWS Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon.

          (c) Except as provided in Schedule 2.9(c) of the CWS Disclosure Letter, valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring CWS or the applicable CWS Subsidiary's fee simple title to the CWS Properties owned by it in amounts approximately equal to the purchase price therefor paid by CWS or such CWS Subsidiary. Such policies and commitments have been made available to Chateau by CWS. To CWS's Knowledge, such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy.

          (d) Except as provided in Schedule 2.9(d) of the CWS Disclosure Letter, CWS has no Knowledge (i) that, any certificate, permit or license from any Governmental Entity having jurisdiction over any of the CWS Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the CWS Properties as manufactured home communities as currently being utilized, or of any buildings and improvements on any of the CWS Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the CWS Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same, the absence of which would reasonably be expected to have a material adverse effect on such CWS Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the CWS Properties issued by any Governmental Entity which would reasonably be expected to have a material adverse effect on such CWS Property, (iii) of any structural defects relating to any CWS Property, including flood damage, which would reasonably be expected to have a material adverse effect on such CWS Property, (iv) of any CWS Property whose building systems are not in working order so as to have a material adverse effect on such CWS Property,
     (v) of any unrepaired physical damage to any CWS Property which would reasonably be expected to have a material adverse effect on such CWS Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit), (vi) of written notice of any violation of applicable rent control laws, and other home owner association or manufactured home related laws which would reasonably be expected to have a material adverse effect on the applicable CWS Property, (vii) of any properties located in flood zones except as shown on surveys and which would reasonably be expected to have a material adverse effect on the applicable CWS Property,
     (viii)  of any  pending  tax  proceedings  specifically  relating  to a CWS
     Property, or (ix) of any third party real estate broker or agency agreements relating to any CWS Properties other than customary arrangements with the property managers of such CWS Properties relating to lot leases.

          (e)  Except as set  forth in  Schedule  2.9(e)  of the CWS  Disclosure
     Letter, none of CWS or any CWS Subsidiary has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the CWS Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of the CWS Properties as manufactured home communities as currently being utilized, or by buildings or other improvements on any of the CWS Properties. Except as set forth in Schedule 2.9(e) of the CWS Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification, water, sewer or other utility or other similar action relating to any CWS Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation (as defined herein)) have been performed, taken, completed and paid for in full, as the case may be, and (ii) CWS has no Knowledge of any presently planned or currently proposed work, payments or actions that may be required after the date hereof pursuant to such agreements,  in  each  of  cases  (i)  and  (ii)  except  as set  forth  in development or operating budgets for such CWS Properties delivered to Chateau and Chateau OP prior to the date hereof and with respect to any noncompliance with such agreements, which noncompliance would not reasonably be expected to have a material adverse effect on the applicable CWS Property. As used in this Agreement, "Environmental Mitigation" means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any actual or suspected environmental condition or Hazardous Materials.

          (f) The rent rolls previously provided by CWS to Chateau (the "CWS Rent Roll") list each CWS Space Lease (as defined herein) in effect as of the dates set forth therein, none of which are dated earlier than April 10, 2001, and, all information set forth in the CWS Rent Roll is true, correct and complete in all material respects as of the date thereof. "CWS Space Lease" means each lease or other right of occupancy affecting or relating to a property in which CWS or any CWS Subsidiary is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord. CWS has made available to Chateau copies of all CWS Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof that, all of which are true, correct and complete in all material respects. Except as set forth in a delinquency report made available to Chateau, none of CWS or any CWS Subsidiary, on the one hand, nor, to the knowledge of CWS or any CWS Subsidiary, any other party, on the other hand, is in material monetary default under any CWS Space Lease as of the date of such delinquency report.

          (g) Schedule 2.9(g) of the CWS Disclosure Letter lists each of the CWS Properties which are under development as of the date of this Agreement and describes the general status of such development as of the date hereof and includes the current budget of total project costs (including the estimated cost to complete; provided that this representation is made only as to hard costs) and costs incurred to the date indicated. Except as shown on
     Schedule 2.9(g) of the CWS Disclosure Letter, (i) neither CWS nor any CWS Subsidiary has entered into any material design, engineering, development or construction contract with respect to any improvements to be made to any of the CWS Properties (the "Existing Development Agreements"), and (ii) to CWS's Knowledge, all of the Existing Development Agreements are in full force and effect, and no material default exists on the part of any party thereto.

          (h) Except as set forth on Schedule 2.9(h) of the CWS Disclosure Letter, to CWS's Knowledge no condemnation of any CWS Property occurring prior to the date hereof or presently pending will materially reduce the number of home sites on such CWS Property or have a material effect on ingress or egress to such CWS Property or on the value of such CWS Property.

          (i) There are no bankruptcies involving any CWS Subsidiaries in which a CWS Subsidiary is a debtor.

     2.10 Environmental Matters.

          (a) "Environmental Law" shall mean all applicable Laws relating to the protection of natural resources or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "toxic substances," "radioactive materials" or "solid wastes," (iii) the presence of which on property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the property or to adjacent properties, or (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof). "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

          (b) Except as disclosed in Schedule 2.10 of the CWS Disclosure Letter,

               (i) None of CWS or any of the CWS Subsidiaries or, to CWS's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the CWS Properties and none of CWS or any of the CWS Subsidiaries has any Knowledge of the presence of any Hazardous Materials at, on or under any of the CWS Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the CWS Properties) would, reasonably be expected to have a material adverse effect on the affected CWS Property;

               (ii)  except  as  authorized  by  any  Environmental   Permit  or
          otherwise in material compliance with Environmental Laws (y) there have been no Releases of Hazardous Materials at, on, under or from the CWS Properties or any properties formerly owned by CWS or any CWS Subsidiary during the period of such ownership, operation or tenancy, and (z) none of CWS or any of the CWS Subsidiaries has any Knowledge of any Releases of Hazardous Materials having occurred or presently occurring at, on, under or from the CWS Properties, which Releases described in clauses (y) and (z) would reasonably be expected to have a material adverse effect on the affected CWS Property;

               (iii)(y) neither CWS nor the CWS Subsidiaries have failed to comply with any Environmental Law, and (z) none of CWS or any of the CWS Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent that any such failure to comply or any such liability, would not reasonably be expected to have a material adverse effect on the affected CWS Property; and

               (iv) CWS and the CWS  Subsidiaries  have  been duly  issued,  and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any
          Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permit would not reasonably be expected to have a material adverse effect on the affected CWS Property.

          (c) CWS has previously delivered or made available to Chateau complete copies of Phase I and Phase II environmental site assessments and other environmental reports prepared for CWS related to the CWS Properties (which include the most recent reports prepared for CWS on each CWS Property), including copies of remedial investigations, plans or proposals, corrective action orders, monitoring reports and other documents relating to management, remediation or removal of Hazardous Materials.

     2.11 Related Party Other Transactions. Set forth in Schedule 2.11 of the CWS Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by CWS and any CWS Subsidiary which are in effect and which are with any Person who is an officer, director, employee or Affiliate (as defined herein) of CWS or any CWS Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. Such documents, true, correct and complete copies of which have previously been delivered or made available to Chateau, are listed in Schedule 2.11 of the CWS Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, collective bargaining or other employee or independent-contractor benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")), (i) sponsored or maintained by CWS or any CWS Subsidiary (collectively, the "CWS Companies" and individually, a "CWS

Company") or covering any active or former employees (or their beneficiaries) of any of the CWS Companies, (ii) to which any CWS Company is or at any time in the last six years has been a party or (iii) with respect to which any CWS Company may otherwise have any material liability. Each Employee Plan is listed on
Schedule 2.12 of the CWS Disclosure Letter. Except as disclosed in Schedule 2.12 of the CWS Disclosure Letter, with respect to the Employee Plans:

          (a) No CWS Company has any continuing liability under any Employee Plan which provides for continuing health benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. No Employee Plans are "multiple employer welfare arrangements" within the meaning of Section 3(40) of ERISA. All Employee Plans which provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Employee Plan could not result in any uninsured liability to CWS, any CWS Subsidiary or Chateau.

          (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan (including, without limitation, any Code provisions and any license that is required for any intended favorable tax treatment and including, without limitation Section 4980B of the Code, to the extent applicable), and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and
     Section 501(a) of the Code, respectively. All applicable contributions have been made by CWS and the CWS Subsidiaries under their tax-qualified and other deferred compensation or retirement plans, which are otherwise provided for the plan year in which the Closing occurs, with respect to individuals employed by the Company immediately prior to the Closing or have been properly accrued and reflected on the Closing Date Balance Sheet. No lawsuits, claims (other than routine claims for benefits) or formal complaints to, or by, any Person or governmental entity have been filed, are pending or, to the Knowledge of CWS, threatened in writing with respect to any Employee Plan. To the extent applicable, CWS has delivered to or has made available to Chateau true and complete copies of (A) plan documents, or any and all other documents that establish the existence of each Employee Plan, (B) the most recent determination letter, if any, received from the IRS, and (C) the most recent Form 5500 Annual Report (and all schedules and reports relating thereto). No CWS securities are or have ever been held by any Employee Plan.

          (c) With respect to each Employee Plan, to the Knowledge of CWS, there has not occurred, and no Person is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject CWS or any Controlled Group Member to material liability.

          (d) None of the  Employee  Plans is or has ever been  subject  to Code
     Section 412 or Title IV of ERISA. None of Chateau or any entity which would be treated as a single employer with Chateau under Section 414 of the Code (including, for periods after the Closing Date, the CWS Companies) shall have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which liability arises under Title IV of ERISA or
     Section 4980B of the Code solely by virtue of the fact that any CWS Company was treated as a single employer with any other entity under Section 414 of the Code prior to the Closing Date.

          (e) Without limiting any other provision of this Section 2.12, no event has occurred and no condition exists with respect to any Employee Plan that has subjected or could subject CWS or any CWS Subsidiary, or any Employee Plan or any successor thereto, to any tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under the Employee Plans with respect to employees of CWS and the CWS Subsidiaries). Except as set forth in Section 5.6(e) or in Schedule 5.6(e) of the CWS Disclosure Letter, neither CWS nor any CWS Subsidiary has agreed or otherwise committed to, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant except in the ordinary course of business consistent with past practice. Except for the Employee Plans listed in Schedule 5.6(e) of the CWS Disclosure Letter and the SCG Defined Contribution Plan, each Employee Plan may be amended and terminated in accordance with its terms, and each Employee Plan provides for the unrestricted right of CWS or any CWS Subsidiary (as applicable) to amend or terminate such Employee Plan. None of CWS, any CWS Subsidiary or Chateau will have any liability under the Workers Adjustment and Retraining Notification Act, as amended, with respect to any events occurring or conditions existing with respect to CWS or any CWS Subsidiary prior to the REIT Merger Effective Time.

     2.13 Labor and Employment Matters. Except as set forth in Schedule 2.13 of the CWS Disclosure Letter:

          (a) Neither CWS nor any of the CWS Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, nor does CWS or any of the CWS Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

          (b) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or otherwise or, to the Knowledge of CWS or any of the CWS Subsidiaries, threatened in writing against CWS or any of the CWS Subsidiaries.

          (c) Except as set forth in Schedule 2.13 of the CWS Disclosure Letter or as otherwise provided above, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of CWS or any of the CWS Subsidiaries, threatened in writing against CWS or any of the CWS Subsidiaries.

          (d) There is no material strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of CWS or any of the CWS Subsidiaries, threatened in writing against or involving CWS or any of the CWS Subsidiaries.

          (e) CWS and each of the CWS Subsidiaries are in material compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

          (f) There is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of CWS or any of the CWS Subsidiaries, threatened in writing with respect to which any current or former director, officer, employee or agent of CWS or any of the CWS Subsidiaries is claiming indemnification from CWS or any of the CWS Subsidiaries.

     2.14 Taxes.

          (a) Each of CWS and the CWS Subsidiaries (i) has timely filed all material Tax Returns (as defined herein) required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such Tax Returns are accurate and complete in all material respects, (ii) has paid (or CWS has paid on its behalf), within the time and in the manner prescribed by law, all Taxes (as defined herein) shown on such Tax Returns as required to be paid by it or that are otherwise due and payable, and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code or similar provisions under any state, local or foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all material amounts required to be so withheld and paid over under applicable laws and regulations. The most recent audited financial statements reflect an adequate reserve for all material Taxes payable by CWS and the CWS Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. CWS and the CWS Subsidiaries have established (and until the Closing Date will continue to establish and maintain) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable. There are no Tax liens on the assets of CWS or the CWS Subsidiaries except for statutory liens for Taxes not yet due. Except as set forth in Schedule 2.14(a) of the CWS Disclosure Letter, since the CWS Financial Statement Date, CWS has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, IRS Notice 88-19, or Treasury regulation Section 1.337(d)-5T, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of CWS or any CWS Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon CWS or any CWS Subsidiary. None of CWS or any CWS Subsidiary has been or is the subject of any audit, examination, or other proceeding in respect of income or franchise Taxes or any other Taxes which individually or in the aggregate would be material, and to CWS's Knowledge, no audit, inquiry, examination or other proceeding in respect of Taxes involving any of CWS, or any CWS Subsidiary is being considered by any Tax authority. No deficiencies for income or franchise Taxes or any other Taxes which individually or in the aggregate would be material have been proposed, asserted or assessed against CWS or any CWS Subsidiary, including claims by any Tax Authority in a jurisdiction where CWS or any of the CWS Subsidiaries does not file returns or reports with respect to Taxes, and no requests for waivers of the time to assess any Taxes have been executed or are pending. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments. As used in this Agreement, "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations, and information returns) required to be supplied to a Tax authority in any jurisdiction.

          (b) CWS (i) for each of its taxable years (other than its taxable year ended December 31, 1997), has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements necessary to qualify and has qualified as a REIT for all such years, (ii) has operated since December 31, 2000, and will continue to operate through the Closing Date (taking into account the effect of the Mergers and the Other Transactions), in such a manner as to qualify as a REIT through its taxable year ending as a result of the Mergers, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and no such challenge is pending or, to CWS's Knowledge, threatened. The nature of the assets of CWS and the CWS Subsidiaries is such that the sale of all of the assets owned by them at their respective fair market values would not cause CWS to fail to qualify as a REIT for its taxable year ending at the REIT Merger Effective Time. Each CWS Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by CWS of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause CWS to violate Section 856(c)(4) of the Code. CWS OP is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each CWS Subsidiary which is a corporation has been since its formation and continues to be a qualified REIT subsidiary under Section 856(i) of the Code. Except as set forth in Schedule 2.14(b) of the CWS Disclosure Letter, neither CWS nor any CWS Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. ss. 1337(d)-5T or (y) or (y) which is subject to a consent filed pursuant to
     Section 341(f) of the Code and the regulations thereunder.

          (c) CWS does not have any material liability for the Taxes of any person other than CWS and the CWS Subsidiaries, and the CWS Subsidiaries do not have any material liability for the Taxes of any person other than CWS and the CWS Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law); (B) as a transferee or successor; (C) by contract or (D) otherwise.

          (d) CWS and the CWS Subsidiaries have disclosed to the Internal Revenue Service all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

     2.15 Certain Payments Resulting From Other Transactions. Except for the Change in Control Agreements (as defined herein), vesting of accrued benefits under the SCG Defined Contribution Plan (as defined herein), and the Severance Plan (as defined herein), all of which are described in Schedule 5.6(c) of the CWS Disclosure Letter, and payments with respect to options pursuant to Section 1.13(e), the execution of, and performance of the transactions contemplated by this Agreement (including the Other Transactions) will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of CWS or its Subsidiaries or (ii) result in the triggering or imposition of any restrictions or limitations on the right of CWS or any CWS Subsidiary, or any of the entities surviving the Mergers to amend or terminate any Employee
Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Employee Plan solely as a result of the transactions contemplated by this Agreement (including the Other Transactions), none of which constitute a "change in ownership or control" for purposes of
Section 280G of the Code, to any officer, director or employee of CWS, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(l) of the Code.

     2.16 Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Other Transactions based upon arrangements made by or on behalf of CWS or any CWS Subsidiary for which Chateau or Chateau OP would be responsible.

     2.17 Compliance with Laws. Except as set forth on Schedule 2.17 of the CWS Disclosure Letter, none of CWS or any CWS Subsidiary has violated or failed to comply in any material respects with any material statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to CWS or the CWS Subsidiaries as a whole.

     2.18 Contracts; Debt Instruments.

          (a) Schedule 2.18(a) of the CWS Disclosure Letter lists all (i) material loan or credit agreements, notes, bonds, mortgages, indentures and leases, and (ii) permits, concessions, franchises, licenses or any other material contracts, agreements, written arrangements or understandings, in each case, other than property specific contracts necessary for the normal course operation and maintenance of the CWS Properties, such as cable contracts, trash pick-up, office equipment leases and similar items that involve the payment of less than $40,000 on an annual basis or that are cancelable on notice of 60 days or less (collectively the "Material Contracts") of CWS and the CWS Subsidiaries. Except as set forth in
     Schedule 2.18(a) of the CWS Disclosure Letter, each Material Contract is valid, binding and enforceable and in full force and effect. None of CWS or any CWS Subsidiary is in violation of or in default under (nor to the Knowledge of CWS does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) in any material respect under any Material Contract.

          (b) Schedule 2.18(b) of the CWS Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) of CWS and the CWS Subsidiaries is outstanding or may be incurred. For purposes of this Schedule 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under any interest rate cap, swap, collar or similar transaction or currency hedging transactions and (v) guarantees of any such indebtedness of any other Person.

          (c) Schedule 2.18(c) of the CWS Disclosure Letter sets forth, with respect to all Indebtedness of CWS, (i) any consents required in connection with the Mergers or the Other Transactions and (ii) any fees or prepayment penalties required to be paid as a result of the Mergers or the Other Transactions, including the amount of any such fee.

          (d) Except as set forth in Schedule 2.18(c) of the CWS Disclosure Letter, none of CWS or any CWS Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the CWS Properties.

          (e) None of CWS or any CWS Subsidiary is a party to any agreement relating to the management of any CWS Property by any Person other than CWS or a CWS Subsidiary.

          (f) None of CWS or any CWS Subsidiary is a party to any agreement pursuant to which CWS or any CWS Subsidiary manages or provides services with respect to any real properties other than CWS Properties, except for the agreements listed in Schedule 2.18(f) of the CWS Disclosure Letter.

          (g) Schedule 2.18(g) of the CWS Disclosure Letter lists all agreements entered into by CWS or any CWS Subsidiary providing for the sale of, or option to sell, any CWS

     Properties or the purchase of, or option to purchase, by CWS or any CWS Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

          (h) Except as set forth in Schedule 2.18(h) of the CWS Disclosure Letter, none of CWS or any CWS Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by CWS or any CWS Subsidiary or (B) to pay any additional purchase price for any of the CWS Properties.

          (i) Except as set forth in Schedule 2.18(i) of the CWS Disclosure Letter, none of CWS or any CWS Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the CWS OP or any other CWS Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of CWS or any CWS Subsidiary, (ii) requires that CWS or any CWS Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the CWS Properties, or (iii) requires that CWS or any CWS Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of CWS or any CWS Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of CWS or a CWS Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of CWS or any CWS Subsidiary under Section 752 of the Code. None of CWS or any CWS Subsidiary is in material violation of or in material default under any Tax Protection Agreement.

     2.19 Insurance. Schedule 2.19 of the CWS Disclosure Letter contains a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by CWS or any CWS Subsidiary. All such policies are in full force and effect and neither CWS nor any CWS Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of CWS or any CWS Subsidiary or any of their respective assets thereunder.

     2.20 State Takeover Statutes; Waiver of Ownership Limit. CWS has taken all action necessary to exempt the transactions contemplated by this Agreement (including the Other Transactions) from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute"). CWS has taken all action necessary to provide a waiver to Chateau and its Affiliates from the ownership limitations contained in the CWS Declaration in connection with the transactions contemplated by this Agreement (including the Other Transactions).

     2.21 Investment Company Act of 1940. None of CWS or any CWS Subsidiary is, or at the REIT Merger Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.22 Additional Representations and Warranties. Each of Housing, CWS and CWS OP agree that Article 2 of the CWS Share Purchase Agreement setting forth certain representations and warranties of Housing shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein and each of Housing, CWS and CWS OP hereby make to Chateau and Chateau OP each representation and warranty contained therein.

     2.23 No Dissenter's Rights. The holders of CWS OP Units are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Mergers.

     2.24 Loans. Schedule 2.24(a) of the CWS Disclosure Letter lists all agreements evidencing or relating to any loans by CWS OP to any of Byron L. Williams, BBC-Williams Family Living Trust, established September 29, 1987, Coral Cay, LLC, a California limited liability company, William Value Added Enterprises, a California corporation (collectively the "Williams Group," and such documents, the "Williams Group Loan Documents") and Steven J. Sherwood, the Steven Sherwood Trust, established September 8, 1994 and the Zachary Sherwood S. Trust, established May 29, 1996 (collectively the "Sherwood Group," and such documents, the "Sherwood Group Loan Documents" and collectively with the Williams Group Loan Document, the "Loan Documents"). Other than such loans to the Williams Group or to the Sherwood Group, CWS OP does not have any other loans outstanding that are secured by the securities of CWS or the CWS OP. As of May 31, 2001, the aggregate amount of loans extended by CWS OP to the Williams Group (the "Williams Group Loans") equals $16,000,000. As of May 31, 2001, the aggregate amount of loans extended by the CWS OP to the Sherwood Group (the "Sherwood Group Loans") equals $10,000,000. Such loans mature and bear interest as set forth on Schedule 2.24(a) of the CWS Disclosure Letter. As of May 31, 2001, the Williams Group and the Sherwood Group have no rights to further advances under the Williams Group Loan Documents or the Sherwood Group Loan Documents, respectively. Schedule 2.24(b) of the CWS Disclosure Letter lists the Collateral (as defined in the Williams Group Loan Documents, the "Williams Group Collateral") securing the Williams Group Loans as of the date of this Agreement.
Schedule 2.24(c) of the CWS Disclosure Letter lists the collateral (as defined in the Sherwood Loan Documents the "Sherwood Group Collateral") as of the date of this Agreement.

     2.25 Definition of "Knowledge of CWS". As used in this Agreement, the phrase "Knowledge of CWS" (or words of similar import) means the actual knowledge of any of those individuals identified in Schedule 2.25 of the CWS Disclosure Letter.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF CHATEAU AND CHATEAU OP

     Except as specifically set forth in the Chateau SEC Documents (as defined herein) or in the schedules delivered to CWS prior to the execution hereof and identified as the disclosure letter to this Agreement (the "Chateau Disclosure Letter"), Chateau and Chateau OP represent and warrant to CWS, CWS OP and Housing, as follows:

     3.1 Organization, Standing and Power of Chateau. Chateau is a corporation duly organized, validly existing and in good standing under the laws of Maryland. Chateau has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Chateau is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Chateau Material Adverse Effect (as defined herein). As used in this Agreement, a "Chateau Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Chateau, Chateau OP and the Subsidiaries of Chateau (collectively, "Chateau Subsidiaries"), taken as a whole, except, in each case, as a result of
(i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Chateau or Chateau OP, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) changes affecting the manufactured housing real estate industry generally which do not affect Chateau or Chateau OP, as the case may be, materially disproportionately relative to other participants in the manufactured housing real estate industry similarly situated. Chateau has delivered to CWS complete and correct copies of the Amended and Restated Articles of Incorporation of Chateau (the "Chateau Articles") and the Bylaws of Chateau (the "Chateau Bylaws"), as amended or supplemented to the date of this Agreement.

     3.2 Chateau Subsidiaries.

          (a) Schedule 3.2(a) of the Chateau Disclosure Letter sets forth (i) each material Chateau Subsidiary and each entity in which Chateau or Chateau OP holds non-voting equity securities (but no voting equity securities) (collectively, the "Chateau Non-controlled Subsidiaries"), (ii) the ownership interest therein of Chateau, and (iii) if not directly or indirectly wholly owned by Chateau, the identity and ownership interest of each of the other owners of such Chateau Subsidiary.

          (b) Except as set forth in Schedule 3.2(b) of the Chateau Disclosure Letter, (i) all the outstanding shares of capital stock owned by Chateau or a Chateau Subsidiary of each such material Chateau Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and
     (B) owned free and clear of all Liens and (ii) all equity interests in each such material Chateau Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Chateau or by another Chateau Subsidiary are owned free and clear of all Liens. Each such material Chateau Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each such material Chateau Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each such material Chateau Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Chateau Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership agreement of each of Chateau and Chateau OP, as amended to the date of this Agreement, have been previously delivered or made available to CWS.

     3.3 Capital Structure.

          (a) The authorized shares of Common Stock of Chateau consist of 90,000,000 shares of Chateau Common Stock, 28,600,173 of which were issued and outstanding as of March 31, 2001, and 2,000,000 shares of preferred stock, 1,500,000 of which are designated as Series A Cumulative Redeemable Preferred Stock ("Chateau Series A Preferred Stock"), none of which as of such date were issued and outstanding.

          (b) Set forth in Schedule 3.3(b) of the Chateau Disclosure Letter is a true and complete list of the following: (i) the total of all qualified or nonqualified options to purchase shares of Chateau Common Stock granted under the Chateau 1999 and 1997 Equity Compensation Plans and 1993 Long Term Incentive Stock Plan or any other formal or informal arrangement (collectively, the "Chateau Options"); and (ii) the total amount of all other warrants or other rights to acquire shares of Chateau Common Stock or Chateau Series A Preferred Stock, all share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. On the date of this Agreement, except as set forth in this Section 3.3 or excepted therefrom or as set forth in Schedule 3.3(b) or 3.3(d) of the Chateau Disclosure Letter, no shares of capital stock of

     Chateau were outstanding or reserved for issuance (except for Chateau Common Stock reserved for issuance upon redemption of Chateau OP Units and Chateau Series A Preferred Stock reserved for issuance upon redemption of Series A Cumulative Redeemable Preferred Units of Chateau OP).

          (c) All outstanding shares of capital stock of Chateau are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Chateau Articles or Chateau Bylaws, or any contract or instrument to which Chateau is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Chateau having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Chateau may vote.

          (d) Except (i) as set forth in this Section 3.3 or in Schedule 3.3(b) or 3.3(d) of the Chateau Disclosure Letter and (ii) Chateau OP Units, which may be redeemed for Chateau Common Stock, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertaking of any kind to which Chateau or any Chateau Subsidiary is a party or by which such entity is bound, obligating Chateau or any Chateau Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Chateau or any Chateau Subsidiary or obligating Chateau or any Chateau Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Chateau or a Chateau Subsidiary).

          (e) As of March 31, 2001, 32,203,628 Chateau OP Units were validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Chateau OP Agreement, or any contract or instrument to which Chateau or Chateau OP is a party or by which either is bound, of which 28,600,173 Chateau OP Units are owned by Chateau and Chateau Subsidiaries. Except as set forth in the Chateau
     Partnership Agreement or Chateau Articles or as contemplated by this Agreement or the Election and Subscription Agreements (as herein defined) or as required by law, the Chateau OP Units to be issued in the Partnership Merger are not subject to any restrictions imposed by Chateau OP on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the Chateau Partnership Agreement.

          (f) The Chateau OP Units to be issued by the Chateau OP pursuant to this Agreement and upon an exchange of such Chateau OP Units, the Chateau Common Stock to be issued by Chateau, have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

     3.4 Authority; Noncontravention; Consents.

          (a) Chateau has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (including the Other Transactions to which Chateau is a party). The execution and delivery of this Agreement by Chateau and the consummation by Chateau of the transactions contemplated by this Agreement (including the Other Transactions to which Chateau is a party) have been duly authorized by all necessary action on the part of Chateau. This Agreement has been duly executed and delivered by Chateau and constitutes a valid and binding obligation of Chateau, enforceable against Chateau in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) Chateau OP has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (including the Other Transactions to which Chateau OP is a party). The execution and delivery of this Agreement by Chateau

     OP and the consummation by Chateau OP of the transactions contemplated by this Agreement (including the Other Transactions to which Chateau OP is a party) have been duly authorized by all necessary action on the part of Chateau OP. This Agreement has been duly executed and delivered by Chateau OP and constitutes a valid and binding obligation of Chateau OP, enforceable against Chateau OP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (c) Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (including the Other Transactions to which it is a party). The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Other Transactions to which Merger Sub is a party have been duly authorized by all necessary action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (d) Second Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (including the Other Transactions to which it is a party). The execution and delivery of this Agreement by Second Merger Sub and the consummation by Second Merger Sub of the Other Transactions to which Second Merger Sub is a party have been duly authorized by all necessary action on the part of Second Merger Sub. This Agreement has been duly executed and delivered by Second Merger Sub and constitutes a valid and binding obligation of Second Merger Sub, enforceable against Second Merger Sub in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (e) Partnership Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (including the Other Transactions to which it is a party). The execution and delivery of this Agreement by Partnership Merger Sub and the consummation by Partnership Merger Sub of the Other Transactions to which Partnership Merger Sub is a party have been duly authorized by all necessary action on the part of Partnership Merger Sub. This Agreement has been duly executed and delivered by Partnership Merger Sub and constitutes a valid and binding obligation of Partnership Merger Sub, enforceable against Partnership Merger Sub in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (f) Except as set forth in Schedule 3.4(f) of the Chateau Disclosure Letter, the execution and delivery of this Agreement by Chateau, Chateau OP and Merger Sub do not, and the consummation of the Other Transactions to which Chateau, Chateau OP or Merger Sub is a party and compliance by Chateau, Chateau OP or Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Chateau or any Chateau Subsidiary under, (i) the Chateau Articles or the Chateau Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other Chateau Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Chateau or any Chateau Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Chateau or any Chateau Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii) any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Chateau Material Adverse Effect or (y) prevent or materially impair the ability of Chateau to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the Other Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chateau or any Chateau Subsidiary in connection with the execution and delivery of this Agreement by Chateau, Chateau OP and Merger Sub or the consummation by Chateau or any Chateau Subsidiary of any of the transaction contemplated by this Agreement (including the Other Transactions), except for (i) the filing with the Securities and Exchange Commission (the "SEC") of such reports and filings under the Securities Act and under Sections 13(a) and 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement (including the Other Transactions), (ii) the filing and acceptance for record of the Articles of Merger and the Second Articles of Merger by the Department,
     (iii) the filing and acceptance for record of the Partnership Articles of Merger and Partnership Certificate of Merger with the Department and the Secretary of State of the State of Delaware, respectively, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.4(d) of the Chateau Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement (including the Other Transactions) or otherwise prevent Chateau or any Chateau Subsidiary from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Chateau Material Adverse Effect.

     3.5 SEC Documents; Financial Statements; Undisclosed Liabilities. Chateau and Chateau OP have filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1999 through the date hereof (the "Chateau SEC Documents"). All of the Chateau SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Chateau SEC Documents. None of the Chateau SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Chateau or Chateau OP after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Chateau and the Chateau Subsidiaries included in the Chateau SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Chateau and the Chateau Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except for liabilities and obligations set forth in the Chateau SEC Documents or in Schedule 3.5 of the Chateau Disclosure Letter or arising since March 31, 2001 in the ordinary course of business, neither Chateau nor any Chateau Subsidiary has any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Chateau or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Chateau Material Adverse Effect.

     3.6 Absence of Certain Changes or Events. Except as disclosed in the Chateau SEC Documents or in Schedule 3.6 of the Chateau Disclosure Letter, since March 31, 2001 (the "Chateau Financial Statement Date"), Chateau and the Chateau Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had a Chateau Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Chateau Material Adverse Effect, (b) any split, combination or reclassification of any of Chateau's shares of capital stock, (c) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Chateau Material Adverse Effect or (d) any change made prior to the date of this Agreement in accounting methods, principles or practices by Chateau or any Chateau Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Chateau SEC Documents or required by a change in GAAP.

     3.7  Litigation.  Except as  disclosed  in the Chateau SEC  Documents or in
Schedule 3.7 of the Chateau Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Chateau and the Chateau Subsidiaries (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Chateau or a Chateau Subsidiary) or, to the Knowledge of Chateau (as defined herein), threatened in writing against or affecting Chateau or any Chateau Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Chateau Material Adverse Effect or (ii) prevent or materially impair the ability of Chateau to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chateau or any Chateau Subsidiary having any such effect.

     3.8 Properties.

          (a) Except as set forth in Schedule 3.8(a) of the Chateau Disclosure Letter, Chateau or one of the Chateau Subsidiaries owns fee simple title to each of the real properties listed in the Chateau SEC Filings as owned by it (the "Chateau Properties"), except where the failure to own such title would not have a Chateau Material Adverse Effect.

          (b) The Chateau Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause a Chateau Material Adverse Effect.

     3.9 Environmental Matters.

     Except as disclosed in the Chateau SEC Documents,

          (a) none of Chateau, any of the Chateau Subsidiaries or, to Chateau's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Chateau Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Chateau Properties) would, individually or in the aggregate, reasonably be expected to have a Chateau Material Adverse Effect;

          (b) except in accordance with the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the Chateau Properties, or (B) any real property formerly owned, operated or leased by Chateau or the Chateau Subsidiaries during the period of such ownership, operation or tenancy, which would, individually or in the aggregate, reasonably be expected to have a Chateau Material Adverse Effect; and

          (c) (y) Chateau and the Chateau Subsidiaries have not failed to comply with any Environmental Law, and (z) neither Chateau nor any of the Chateau Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Chateau Material Adverse Effect.

          (d) Chateau and the Chateau Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a Chateau Material Adverse Effect.

     3.10 Taxes. Chateau (i) for all taxable years commencing with 1997, which was the first year of its operations, through December 31, 2000, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Chateau's Knowledge, no such challenge is pending or threatened. Chateau OP is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code.

     3.11 Financing Commitment Letter. Chateau has provided to CWS a copy of the financing commitment letter issued by Bank One, NA, including the term sheet (the "Financing Term Sheet") and any exhibits, schedules or amendments thereto (the "Financing Letter") relating to the financing required for the transactions contemplated by this Agreement (the "Financing")). As of the date of this Agreement, the Financing Letter is effective and has not been withdrawn or modified and all commitment fees due thereunder have been paid thereunder.

     3.12 Compliance with Laws. Neither Chateau nor any of the Chateau Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Chateau Material Adverse Effect.

     3.13 Investment Company Act of 1940. Neither Chateau nor any of the Chateau Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.14 Definition of "Knowledge of Chateau". As used in this Agreement, the phrase "Knowledge of Chateau" (or words of similar import) means the actual knowledge of any of those individuals identified in Schedule 3.14 of the Chateau Disclosure Letter.

     3.15 Required Stockholder Approvals and Partner Approvals. No votes of the holders of any class or series of shares of Chateau capital stock is necessary or required under this Agreement or under applicable law to approve the Mergers and the other transactions contemplated hereby. The approval of Chateau and ROC Communities, Inc., as the general partners of Chateau OP is the only approval of any class or series of Chateau OP's partnership interests necessary or required under this Agreement or under applicable law (other than state securities laws) to approve the Merger and the other transactions contemplated hereby.

                                    ARTICLE 4

                                    COVENANTS

     4.1 Conduct of CWS's and CWS OP's Business Pending Merger. During the period from the date of this Agreement to the REIT Merger Effective Times, in the case of CWS and the Partnership Merger Effective Time, in the case of CWS OP, except as consented to in writing by Chateau or as contemplated in this Agreement, CWS and CWS OP shall, and shall cause (or, in the case of CWS Subsidiaries that CWS or CWS OP do not control, shall use commercially reasonable efforts to cause) each of the CWS Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, except for such changes as are contemplated by this Agreement;

          (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and its status as a REIT within the meaning of the Code and, provided it does not require additional compensation, keep available the services of its officers and employees;

          (c) have the CWS Representative (as defined herein) confer on a regular basis with the Chateau Representative to report operational matters of materiality and any proposals to engage in material transactions;

          (d) promptly notify Chateau of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a CWS Material Adverse Effect or of a material breach of any representation or warranty of CWS or CWS OP in any Other Transaction Document;

          (e)   maintain  its  books  and  records  in   accordance   with  GAAP
     consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the CWS Financial Statement Date, except as may be required by applicable law or GAAP;

          (f) duly and timely file all reports, Tax Returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided CWS notifies Chateau that it is availing itself of such extensions and provided such extensions do not adversely affect CWS's status as a REIT under the Code;

          (g) maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

          (h) not (A) make any capital expenditures, except in accordance with CWS's 2001 Budget or with the development contracts set forth on Schedule 2.9(g) of the CWS Disclosure Letter, or with respect to unbudgeted capital expenditures in excess of $200,000 in the aggregate; provided, that notwithstanding anything in this Section 4.1(h) to the contrary, CWS shall be permitted to enter into a Commitment to make repairs and/or prevent damage to any CWS Properties as is necessary in the event of an emergency situation as long as CWS provides Chateau with a copy of such Commitment within two business days after such Commitment is entered into, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or, except as permitted in a property capital budget approved in writing by Chateau, other transaction (other than Commitments referred to in Schedule 4.1(h) of the CWS Disclosure Letter) involving in excess of $500,000 in the aggregate, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its business, including leasing activities in the ordinary course of its business, (C) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness for the purposes and not in excess of the amounts described on Schedule 4.1(h) of the CWS Disclosure Letter or (D) materially modify, amend or terminate, or enter into any Commitment to materially modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

          (i) not amend the CWS Declaration or the CWS Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any CWS Subsidiary, except as permitted by this Agreement and except to reflect admission of additional limited partners to CWS OP in connection with transfers or conversion of interests as required by any existing contract or agreement of CWS, CWS OP or any CWS Subsidiary;

          (j) not classify or re-classify any unissued shares of capital stock; make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3(b) of the CWS Disclosure Letter or (ii) the redemption of CWS OP Units under the CWS OP Agreement solely for CWS Common Shares;

          (k) grant no options or other right or commitment relating to its or any CWS Subsidiaries' shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the CWS Stock Options or CWS Stock Rights;

          (l) except as provided in Section 5.6 and in connection with the use of CWS Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any CWS Common Shares or CWS OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests or units of partnership interest of CWS or any CWS Subsidiary, except for (A) deemed transfers of CWS excess shares required under Section 6 of Article Two of the CWS Declaration in order to preserve the status of CWS as a REIT under the Code, and (B) redemptions of CWS OP Units, whether or not outstanding on the date of this Agreement, under the CWS OP Agreement in which solely CWS Common Shares are utilized;

          (m) not sell, lease, mortgage, subject to Lien (or, in the case of an involuntary Lien, fail to have such Lien removed within 30 days of the receipt of notice of the creation thereof) or otherwise dispose of any of the CWS Properties, except in connection with a transaction that is permitted by Section 4.1(h), that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule 2.17(b) of the CWS Disclosure Letter;

          (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business;

          (o) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to CWS Subsidiaries in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(h);

          (p) not pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Chateau or incurred in the ordinary course of business consistent with past practice;

          (q) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing except in connection with a transaction permitted by Section 4.1(h);

          (r) not enter into any Commitment with any officer, director or Affiliate of CWS or any of the CWS Subsidiaries or any material Commitment with any consultant;

          (s) not increase any material compensation or enter into or amend any employment or other arrangement with any of its officers, directors or employees earning more than $100,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements or in accordance with Section 5.6;

          (t) not adopt any new employee benefit plan or amend any existing plans or rights;

          (u) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the acquisition of CWS OP Units in exchange for CWS Common Shares pursuant to exercise of the CWS OP Unit redemption right under Section 8.6 of the CWS OP Agreement or changes in the ownership of CMS, which is not controlled by CWS;

          (v) not accept a promissory note in payment of the exercise price payable under any option to purchase CWS Common Shares;

          (w) not enter into or materially amend any Tax Protection Agreement;

          (x) not settle or compromise any material federal, state, local or foreign tax liability;

          (y) not elect to treat any portion of the liquidating distribution made by CWS pursuant to the Second Merger as a dividend paid in a prior taxable year pursuant to Section 858(a) of the Code; and

          (z) not make or rescind any election relating to taxes (unless CWS reasonably determines, after prior consultation with Chateau, that such action is required by Law or is necessary to preserve CWS's status as a REIT or the partnership status of CWS OP or any other CWS Subsidiary that files Tax Returns as a partnership for Federal tax purposes);

          (aa)  not  merge,   consolidate  or  enter  into  any  other  business
     combination transaction with any Person;

          (bb) not settle any stockholder derivative or class action claims arising out of or in connection with the Merger or any of the Other Transactions;

          (cc) not materially amend or terminate, or waive compliance in any material respect with the terms of or material breaches under, any Material Contract or enter into a new contract, agreement or material arrangement that, if entered into prior to the date of this Agreement, would have been listed in Schedule 2.18(a) of the CWS Disclosure Letter except in connection with a transaction that is permitted by Section 4.1(h); and

          (dd) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

     4.2 Conduct of Chateau's and Chateau OP's Business Pending Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by CWS or as expressly contemplated in this Agreement, Chateau and Chateau OP shall, and shall cause (or, in the case of Chateau
Subsidiaries that Chateau or Chateau OP do not control, shall use commercially reasonable efforts to cause) each of the Chateau Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, except for such changes as are contemplated by this Agreement and those that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees except to the extent that it would not prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (c) promptly notify CWS of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a Chateau Material Adverse Effect;

          (d) promptly deliver to CWS true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

          (e) not amend the Chateau Articles, the Chateau Bylaws or the Chateau OP Agreement, except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by Chateau without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of Chateau OP Units;

          (f) not enter into or agree to effect any merger, acquisition, consolidation, reorganization, or other business combination with any third party that will require approval by Chateau Shareholders unless, in either such case, such business combination is approved by CWS, which approval shall not be unreasonably withheld or delayed.

          (g) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions, except in the case where any of the foregoing would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     4.3 Other Actions. Each of CWS and CWS OP, on the one hand, and Chateau and Chateau OP, on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue such that the conditions set forth in Section 6.2(a) or Section 6.3(a), as applicable, would be incapable of being satisfied, or (ii) any of the conditions to the Merger set forth in
Article 6 not being satisfied.

     4.4 Representatives. Each of Chateau and CWS shall appoint a representative to act on its behalf with respect to the compliance with, and communications regarding, certain covenants and other matters pursuant to this Agreement. Chateau's initial representative shall be set forth on Schedule 4.4 of the Chateau Disclosure Letter (the "Chateau Representative") and CWS's initial representative shall be set forth on Schedule 4.4 of the CWS Disclosure Letter (the "CWS Representative"). Each party can replace its representative by giving notice to the other party pursuant to Section 8.2.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, CWS shall, and shall cause each of its Subsidiaries to, afford to Chateau and to the officers, employees, accountants, counsel, financial advisors and other representatives of Chateau, reasonable access during normal business hours prior to the REIT Merger Effective Time to all its respective properties (any physical testing shall be subject to the reasonable approval of CWS provided that approval with respect to any Phase II or invasive environmental testing shall be granted in the sole discretion of CWS), books, contracts, commitments, personnel and records and, during such period, CWS shall, and shall cause each of its Subsidiaries to, furnish promptly to Chateau (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Chateau may reasonably request. CWS shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

     5.2 Commercially Reasonable Efforts; Notification.

          (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the REIT Merger Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the REIT Merger Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the Mergers and the Other Transactions contemplated hereby, including, without limitation, any filing required to consummate the private placement contemplated by Section 5.9, (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, and (C) causing CWS OP and each CWS Subsidiary to have in effect for its taxable year including the Mergers an election under Section 754 of the Code; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Mergers and the Other Transactions, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Mergers and the Other Transactions. If at any time after the REIT Merger Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

          (b) CWS and CWS OP shall give prompt notice to Chateau and Chateau OP, and Chateau and Chateau OP shall give prompt notice to CWS and CWS OP, (i) if any representation or warranty made by it contained in this Agreement becomes untrue such that the conditions set forth in Section 6.2(a) or
     Section  6.3(a),  as applicable,  would be incapable of being  satisfied or
     (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.3 Public Announcements. The initial press release to be issued with respect to the Mergers and the Other Transactions will be in the form agreed to by the parties prior to the execution of this Agreement. Each party will consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any material press release or other written public statement, including, without limitation, any press release or other written public statement which addresses in any manner the Mergers or the Other Transactions, and shall not issue any such press release or make any such written public statement prior to such consultation (except for press releases or public statements which are consistent with prior written public statements), and except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     5.4 Listing. Chateau shall use commercially reasonable efforts to cause the Chateau Common Stock reserved for issuance upon conversion of Chateau OP Units issued in the Partnership Merger to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the REIT Merger Effective Time.

     5.5 Transfer Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Mergers and the Other Transactions (together with any related interests, penalties or additions to tax, "Transfer Taxes"). Within 5 business days prior to the Closing, Chateau and CWS shall agree to a schedule regarding all Transfer Taxes to be paid in connection with the Mergers and the Other Transactions, and 50% of the amount shown on the schedule shall be listed as a liability on the Closing Balance Sheet. From and after the Effective Time, Chateau shall pay or cause Chateau OP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of CWS Common Shares or CWS OP Units, as applicable, all Transfer Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code).

     5.6 Benefit Plans and Other Employee Arrangements.

          (a) Benefit Plans. Effective as of the REIT Merger Effective Time, all employees of the CWS Companies shall cease to participate in all Employee Plans other than those Employee Plans which are sponsored by one or more of the CWS Companies and which cover only current or former employees of the CWS Companies (collectively, the "CWS Plans"). After the REIT Merger Effective Time, except as provided in this Section 5.6, none of the CWS Companies shall have any liability or obligation under or with respect to the Employee Plans other than the CWS Plans and the CWS Companies shall have all liabilities and obligations under and with respect to the CWS Plans. After the REIT Merger Effective Time, all employees of the CWS Companies who are employed by Chateau, Chateau OP or any Chateau Subsidiary (collectively, the "Chateau Companies") shall be eligible to participate in the same manner as other similarly situated employees of any of the Chateau Companies in any employee benefit plan, program, policy or arrangement, sponsored or maintained by any of the Chateau Companies after the REIT Merger Effective Time other than the CWS Plans (the "Chateau Plans") or, if Chateau determines it is not practicable for such employees to do so immediately after the REIT Merger Effective Time, then such employees shall continue to be eligible to participate in any CWS Plans which are continued by the Chateau Companies until such time as Chateau determines it is practicable to include them in the Chateau Plans as contemplated above; provided, however, that no benefits shall be required to be duplicated. With respect to each such Chateau Plan, service with any CWS Company and the predecessor of any CWS

     Company shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of benefits or entitlement to benefits under such Chateau Plan (other than benefit accrual under a defined benefit pension plan); provided, however, that such credit shall only be required hereunder to the extent such credit is consistent with any applicable tax-qualification requirements of the Code without otherwise requiring increased benefits, reduced benefits (or unfavorable provisions) to other employees of Chateau or its Affiliates and to the extent such credit does not result in the duplication of benefits. Chateau shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of CWS who are employed by any Chateau Company under any welfare plan that such employees may be eligible to participate in after the REIT Merger Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the REIT Merger Effective Time under any corresponding Employee Plan immediately prior to the REIT Merger Effective Time, and (ii) provide each such employee of CWS who is employed by a Chateau Company with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the REIT Merger Effective Time.

          (b) Stock Option and Restricted Stock Plans. Except as applicable to Substituted Options, the CWS Stock Option Plan shall be discontinued as of the Effective Time, subject to the terms and conditions of this Agreement.

          (c) Change in Control Agreements. Chateau acknowledges that the Mergers and the Other Transactions shall be deemed a "Change in Control" for purposes of the Change in Control Agreements listed in items 1-15 in
     Schedule 5.6(c) of the CWS Disclosure Letter (the "Change in Control Agreements") and shall trigger payments pursuant to the severance plan set forth in item 21 in Schedule 5.6(c) of the CWS Disclosure Letter (the "Severance Plan") and the other severance plans set forth in Schedule 5.6(c) of the CWS Disclosure Letter, and that payments and benefits shall be made and provided in accordance with the Change in Control Agreements, the Severance Plan and such other plans set forth in Schedule 5.6(c) of the CWS Disclosure Letter to any participant who becomes entitled thereto in accordance with the terms of the Change in Control Agreements, the Severance Plan and the other plans set forth in Schedule 5.6(c) of the CWS Disclosure Letter. Chateau shall pay a portion of the benefits owed pursuant to the Change in Control Agreements and the Severance Plan as set forth in the Transaction Agreement.

          (d) Bonus  Plans.  From and  after the  Effective  Time,  any  Chateau
     Company shall pay, if earned, bonuses to employees based on the target bonuses identified on Schedule 5.6(d) of the CWS Disclosure Letter all of which are accrued on the Closing Date Balance Sheet. The Chateau Companies shall assume the obligations of CWS to pay such bonuses to CWS employees, including those employees who are terminated by Chateau or the Surviving Corporation before January 1, 2002. Such bonuses shall be payable to the extent accrued for the year 2001 through the date of termination, if any, and shall be calculated based on a proportion of the targeted bonus set forth on Schedule 5.6(d) of the CWS Disclosure Letter for the portion of the year actually worked.

          (e) Effective as of the REIT Merger Effective Time, Chateau shall establish or designate a defined contribution plan (as defined in Section 3(34) of ERISA) (the "Chateau Defined Contribution Plan") in which employees of the CWS Companies shall participate effective for periods after the REIT Merger Effective Time, subject to the terms and conditions of the Chateau Defined Contribution Plan after taking into account the provisions of this Section 5.6. As soon as practicable after the REIT Merger Effective Time, the assets and liabilities of the SC Group Affiliates 401(k) Plan (the "SCG Defined Contribution Plan') attributable to the accrued benefits of current and former employees of the CWS Companies shall be transferred, in cash or other property acceptable to Chateau but, in any event including promissory notes evidencing outstanding loans to such employees or former employees, to the trustee of the Chateau Defined Contribution Plan and such individuals shall be fully vested in their accrued benefits under the SCG Defined Contribution Plan as of the REIT Merger Effective Time. The transfer of assets and liabilities shall conform in all respects with
     Sections 411(d)(6) and 414(l) of the Code. Notwithstanding the foregoing provisions of this paragraph (e), no transfer of assets and liabilities from the SCG Defined Contribution Plan to the Chateau Defined Contribution Plan shall occur until Chateau has received evidence reasonably satisfactory to it that the SCG Defined Contribution Plan meets the requirements of Section 401(a) of the Code and SCG has received evidence reasonably satisfactory to it that the Chateau Defined Contribution Plan meets the requirements of Section 401(a) of the Code. After the transfer of assets and liabilities contemplated by this paragraph (e) has occurred, none of SCG or any of its Affiliates shall have any obligation or liability with respect to the liabilities transferred to the Chateau Defined Contribution Plan from the SCG Defined Contribution Plan.

     5.7 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither CWS nor CWS OP shall make any dividend or distribution to its shareholders or OP Unitholders without the prior written consent of Chateau; provided, however, the written consent of the other party shall not be required for the authorization and payment of quarterly distributions with respect to the CWS Common Shares of $0.16 per share for the quarter ending June 30, 2001 and each quarter thereafter. The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) is necessary for CWS to maintain REIT status.

     5.8 Transfer of CMS. At the Closing and pursuant to the terms of the CMS Stock Purchase Agreement, each of the holders of capital stock of CMS (other than CWS OP) shall transfer to Chateau or such Person or Persons as Chateau designates by notice delivered to CWS prior to the Closing, or shall authorize a merger that will result in such a transfer of all of the shares of CMS which are not owned by CWS OP.

     5.9 The Receipt of Chateau OP Units in the Partnership Merger.

          (a) Election and Subscription Agreements. Holders of CWS OP Units (other than CWS) who wish to elect to receive Chateau OP Units in the Partnership Merger shall elect to receive such Chateau OP Units by executing and delivering to Chateau OP a fully executed and completed Election and Subscription Agreement substantially in the form of Exhibit D hereto. As of the date hereof, holders of CWS OP Units (as set forth on Exhibit C) representing approximately 90% of the CWS OP Units not held by CWS have executed and delivered their Election and Subscription Agreements. The execution and delivery of the Election and Subscription Agreements by Chateau OP with the holders of CWS OP Units listed on Exhibit C hereof is a material inducement to the execution of this Agreement by Housing, CWS and CWS OP and Chateau and Chateau OP agree not to amend any other portion of such Election and Subscription Agreement in any manner prior to the Partnership Merger Effective Time in such a way that would prevent or materially delay or impede the consummation of any of the transactions contemplated by this Agreement (including the Other Transactions). In order for any other holder of CWS OP Units to elect to receive Chateau OP Units in the Partnership Merger, such holder must execute and deliver its Election and Subscription Agreement within 20 days of the date that the Offering Documents described below is first provided to such holder, but in all events prior to the Partnership Merger Effective Time. In order to be eligible to elect to receive Chateau OP Units in the Partnership Merger, the holder of the CWS OP Units must qualify as an "accredited investor" under the Securities Act and otherwise comply with the provisions of its Election and Subscription Agreement and the conditions for the issuance of Chateau OP Units to such holder must be satisfied as provided in such agreement.

          (b) Offering Documents. A copy of the Offering Memorandum setting forth the terms of the Chateau OP Unit offer and the other matters specified therein, substantially in the form approved by the parties prior to the date hereof will be used by Chateau OP to offer the Chateau OP Units to the holders of the CWS OP Units. Such Offering Memorandum shall be accompanied by a description of the transaction (together with the Offering Memorandum, the "Offering Documents"), substantially in the form approved by the parties prior to the date hereof, covering the terms of the proposed transaction, the position of CWS as the general partner of CWS OP with respect to such transactions and the other matters specified therein.

          (c) Cooperation. CWS and Chateau OP agree that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Offering Documents contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each party agrees that if it shall become aware prior to the Partnership Merger Effective Time of any information that would cause any of the statements in the Offering Documents to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and shall take the necessary steps, in cooperation of the other parties, to correct such information and to disseminate updated information.

     5.10 Resignations. On the Closing Date, CWS shall cause the directors, trustees and officers of CWS and of each of the CWS Subsidiaries to submit their resignations from such positions, effective as of the Effective Time of the Merger.

     5.11 Assumption of Existing Tax Protection Agreements. Immediately after the Partnership Merger Effective Time, Chateau OP shall assume the obligations of CWS, CWS OP and/or the applicable CWS Subsidiary, as the case may be, under the Tax Protection Agreements as described in Schedule 2.18(i) of the CWS Disclosure Letter, as modified by the Election and Subscription Agreements.

     5.12 Registration Rights Agreements.  At the Closing,  CWS shall assign and
Chateau  shall  assume  by  appropriate   instrument  the  Registration   Rights
Agreements described on Schedule 2.3(g) of the CWS Disclosure Letter.

     5.13 Tax Treatment.

          (a) The parties shall treat the Merger and the Second Merger, for all income tax purposes, as a cash purchase by Chateau OP of all of the shares of CWS, followed by a liquidating distribution, within the meaning of
     Section 562(a)(1) of the Code, by CWS of its interest in CWS OP to Chateau OP in exchange for its CWS shares, including, without limitation, filing CWS's and CWS OP's final Tax Returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

          (b) The parties shall treat the Partnership Merger, for all income tax purposes, as a contribution by CWS OP of all of its assets to Chateau OP in exchange for partnership interests in Chateau OP, qualifying under Section 721 of the Code, followed by a distribution of such partnership interests by CWS OP to its partners qualifying under Section 731 of the Code, including, without limitation, filing CWS's and CWS OP's final Tax Returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     5.14 Required Financing. Chateau agrees to use its commercially reasonable efforts to arrange the Financing on terms outlined in the Financing Term Sheet and to satisfy the conditions set forth in the Financing Letter. If the conditions set forth in the Financing Letter have been satisfied and all of the other conditions set forth in Article 6 of this Agreement have been satisfied or waived, Chateau agrees to use commercially reasonable efforts to promptly obtain the Financing in order to satisfy the condition set forth in Section 6.2(h). From time to time as requested by CWS, Chateau shall keep CWS and Housing informed of the status of its arrangements with respect to the Financing. Chateau shall provide written notice to CWS and Housing within 24 hours if the lender under the Financing Letter has indicated to Chateau that it will be unable to provide the financing contemplated by the applicable Financing Letter. In the event Chateau invokes the condition set forth in Section 6.2(h) hereof, or the lender under the Financing Letter withdraws its commitment, Chateau shall use commercially reasonable efforts to enter into contracts with one or more substitute lenders designated by Chateau and reasonably acceptable to CWS ("Substitute Lenders"); provided, however, that Chateau shall be required to enter into such contracts with one or more Substitute Lenders only if the economic terms and conditions offered by such Substitute Lenders are no less favorable to Chateau OP than those set forth in the Financing Letter.

     5.15 Assistance. From and after the date of this Agreement, if Chateau requests, CWS and its Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause CWS's attorneys, accountants and other representatives to cooperate, in all reasonable respects in connection with any financing efforts (including, without limitation, the Financing and the refinancing or assumption of existing indebtedness of Chateau or its Affiliates (including providing reasonable assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by Chateau or its Affiliates, including, if applicable, with the SEC, all at the sole expense of Chateau (or its Affiliates). In this regard, CWS agrees, upon request of Chateau, to furnish Chateau with all information concerning itself, its Subsidiaries, directors, officers and stockholders (including but not limited to financial statements meeting the requirements of Rule 3-05 or Rule 3-14 of Regulation S-X) and such other matters as may be reasonably necessary or advisable in connection with such matters. CWS agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. CWS further agrees that if it shall become aware prior to the Closing of any information that would cause any of the information it has provided pursuant to this Section 5.15 to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform Chateau and shall take the necessary steps to correct the information. From and after the date of this Agreement, if Chateau requests, CWS shall create new subsidiaries and effect mergers and/or conversions of or among wholly-owned CWS Subsidiaries at the direction of Chateau and, immediately prior to the REIT Merger Effective Time, shall transfer any assets and/or liabilities to such entities at the direction of Chateau (it being understood that such activities shall be conducted at Chateau's expense); provided, however, that CWS shall not be required to undertake any action pursuant to this sentence if doing so would result in CWS being unable to satisfy the conditions to the obligations of Chateau and/or the Merger Sub to close the REIT Merger. CWS shall reasonably cooperate with Chateau and the Merger Sub in obtaining surveys, title commitments and/or policies, engineering reports, environmental reports and appraisals with respect to the CWS Properties (it being understood that such activities shall be conducted at Chateau's expense).

     5.16 CWS Option Transfer. Prior to the Closing, CWS and CWS OP will reasonably cooperate with Chateau and Chateau OP to document the amendments to the Loan Documents as contemplated by Section 7.3 and 7.4 of the Election and Subscription Agreements with the holders of CWS OP Units listed on Exhibit C hereof; provided, however, that the failure to document any such amendments shall not delay or impede in any way the consummation of the transactions contemplated by this Agreement or impair the effectiveness of the amendments to the Loan Documents set forth in Section 7.3 of such Election and Subscription Agreements. CWS shall, immediately prior to the CWS Share Purchase, transfer the options under the Williams Group Loan Documents and the Sherwood Group Loan Documents to CMS in a transaction in which gain is recognized by the transferor for federal income Tax purposes. If reasonably requested by Chateau, CWS will reasonably cooperate with Chateau in effecting alternative transactions with respect to the transfer of the options so as to achieve the general purpose of this Section 5.16.

                                    ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Mergers. The obligations of each party to effect the Mergers and to consummate the Other Transactions to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the Other Transactions contemplated hereby shall be in effect.

          (b) Blue Sky Laws. Chateau and Chateau OP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Chateau OP Units issuable in the Partnership Merger.

     6.2 Conditions to Obligations of Chateau and Chateau OP. The obligations of Chateau and Chateau OP to effect the Mergers and to consummate the Other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Chateau:

          (a) Representations and Warranties. Each of the representations and warranties of Housing, CWS and CWS OP set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), and Chateau shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of CWS and CWS OP contained herein are so qualified) signed on behalf of CWS by the chief executive officer or the chief financial officer of CWS and by an executive officer of Housing, in such capacity, to such effect. This condition shall be deemed to have been satisfied unless either
     (i) the representations and warranties of Housing, CWS and CWS OP contained in Article 2 are not true and correct in all material respects or (ii) all breaches of Housing, CWS or CWS OP's representations and warranties in this Agreement (without giving effect to any materiality, any CWS Material Adverse Effect or any similar qualification or limitation) would, individually or in the aggregate, reasonably be expected to have a CWS Material Adverse Effect.

          (b) Performance of Obligations of Housing, CWS, CWS OP and SCG. CWS, CWS OP, Housing and SCG shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Other Transaction Agreements (to which each is a party) at or prior to the Effective Time, and Chateau shall have received a certificate signed on behalf of CWS by the chief executive officer or the chief operating officer of CWS, in such capacity, to such effect.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no CWS Material Adverse Effect and Chateau shall have received a certificate of the chief executive officer or chief operating officer of CWS, in such capacity, certifying to such effect.

          (d) Stock of CMS. All of the shares of CMS (other than any such shares owned by CWS OP) shall have been transferred to Chateau, or its designees or assigns, in accordance with the terms of the CMS Purchase Agreement.

          (e) Tax Opinions. Chateau shall have received the favorable opinion of Mayer, Brown & Platt, counsel to CWS, dated the Closing Date and in substantially the form specified in

     Schedule 6.2(e) of the CWS Disclosure Letter, to the effect that, commencing with its taxable year ended December 31, 1998, and ending with its taxable year ending at the Second Merger Effective Time, taking into account the effects of the Mergers, CWS has been subject to taxation as a REIT under the Code and has satisfied all requirements necessary to qualify, and has qualified, as a REIT under the Code and each of CWS OP and all CWS Subsidiaries (which are organized as partnerships or limited liability companies or that file Tax Returns as partnerships) has properly been and currently is treated as a partnership or disregarded entity and not as an association taxable as a corporation or publicly traded partnership for Federal income tax purposes.

          (f) Other Opinions. Chateau shall have received the favorable opinion of Mayer, Brown & Platt, counsel to CWS, dated the Closing Date, and in form and substance reasonably satisfactory to Chateau, as to the matters specified in Schedule 6.2(f) of the CWS Disclosure Letter.

          (g) Certificates. CWS and Housing shall have delivered to Chateau a certification of non-foreign status described in Treasury Regulation
     Section 1.1445-2(b)(2).

          (h) Financing. Chateau and Chateau OP shall have obtained the Financing on terms at least as favorable to Chateau and Chateau OP as described in the Financing Letter and Financing Term Sheet.

          (i) Consents. All consents and waivers from Governmental Entities or third parties specified in Schedule 6.2(i) hereto or otherwise necessary in connection with the consummation of the Mergers and the Other Transactions shall have been obtained.

     6.3 Conditions to Obligations of CWS and CWS OP. The obligations of CWS and CWS OP to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by CWS:

          (a) Representations and Warranties. Each of the representations and warranties of Chateau and Chateau OP set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Chateau Material Adverse Effect, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), and CWS shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Chateau and Chateau OP contained herein are so qualified) signed on behalf of Chateau by the chief executive officer or the chief financial officer of Chateau, in such capacity, to such effect.

          (b) Performance of Obligations of Chateau and Chateau OP. Chateau and Chateau OP shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Other Transaction Agreements at or prior to the Effective Time, and CWS shall have received a certificate of Chateau signed on behalf of Chateau by a duly authorized executive officer of Chateau, in such capacity, to such effect.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Chateau Material Adverse Effect and CWS shall have received a certificate of a duly authorized executive officer of Chateau, in such capacity, certifying to such effect.

          (d) Election and Subscription Agreements. Chateau and Chateau OP shall have accepted the Election and Subscription Agreements and taken other steps necessary to admit the holders of CWS OP units receiving Chateau OP Units in the Partnership Merger or limited partners of Chateau OP.

          (e) Opinion. Housing and CWS shall have received the favorable opinion of Clifford Chance Rogers & Wells LLP, counsel to Chateau, dated the Closing Date, and in form and substance reasonably satisfactory to Housing and CWS, as to the matters specified in Schedule 6.3(e) of the Chateau Disclosure Letter.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the REIT Merger Effective Time:

          (a) by mutual written consent duly authorized by the Board of Directors of Chateau and the Board of Trustees of CWS;

          (b) by Chateau, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Housing, CWS, CWS OP or SCG set forth in this Agreement or any of the Other Transaction Documents (to which it is a party), or (ii) upon a breach of or in the event that any representation or warranty of Housing, CWS or CWS OP set forth in this Agreement is or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by the Termination Date (as herein defined) (or as otherwise extended);

          (c) by CWS, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Chateau, Chateau OP, Merger Sub, Second Merger Sub or Partnership Merger Sub set forth in this Agreement or any of the Other Transaction Documents (to which it is a party), or (ii) upon a breach of or in the event that any representation or warranty of Chateau or Chateau OP set forth in this Agreement is or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the Termination Date (or as otherwise extended);

          (d) by either Chateau or CWS, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Mergers or any of the Other Transactions shall have become final and non-appealable; or

          (e) by either Chateau or CWS, if the Mergers and the Other Transactions shall not have been consummated before July 31, 2001 (the "Termination Date"); provided, however, that Chateau OP and CWS shall each have the right to extend the Termination Date until August 31, 2001 upon notice to the other at any time prior to such date in the event that as of the date of the notice the condition in Section 6.2(h) or (i) has not been satisfied; provided further that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement or any of the Other Transaction Documents in any manner that shall have caused any of such transactions not to have been consummated by such date.

     7.2 Expenses.

          (a) Except as otherwise specified in this Section 7.2 or in other provisions of this Agreement or the Other Transaction Agreements or otherwise agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Mergers and the Other Transactions shall be paid by the party incurring such cost or expense.

          (b) CWS agrees that if this Agreement shall be terminated  pursuant to
     Section 7.1(b), then CWS will pay to Chateau, or as directed by Chateau, an amount equal to Chateau's out-of-pocket expenses incurred in connection with this Agreement (including the Other Transactions) (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $750,000. Payment of any of such amount shall be made, as directed by Chateau, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein.

          (c) Chateau  agrees that if this  Agreement is terminated  pursuant to
     Section 7.1(c), then Chateau shall pay to CWS and Housing, as directed by CWS, an amount equal to CWS's and Housing's out-of-pocket expenses incurred in connection with this Agreement (including the Other Transactions) (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $750,000. Payment of such amount shall be made, as directed by CWS or Housing, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein.

     7.3 Effect of Termination. In the event of termination of this Agreement by either CWS or Chateau as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Chateau, Chateau OP, CWS, CWS OP, Housing or SCG other than the last sentence of Section 5.1, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a willful material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in the Other Transaction Documents.

     7.4 Amendment. This Agreement may be amended by the parties in writing by action of the Board of Directors of Chateau and the Board of Trustees of CWS at any time prior to the REIT Merger Effective Time; provided, however, that no such amendment, modification or supplement shall be made which by law requires the approval of shareholders or partners without obtaining such approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of each party as a REIT.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Survival. None of the representations and warranties contained herein shall survive the Closing for any purpose other than as expressly set forth in the Transaction Agreement.

     8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a) if to Chateau or Chateau OP, to:

              Chateau Communities, Inc.
              6160 South Syracuse Way
              Greenwood Village, Colorado 80111
              Attention:  Gary P. McDaniel and Rees F.
              Davis, Jr.
              Fax No.: (303) 741-3715

              with a copy (which shall not constitute notice) to:

              Clifford Chance Rogers & Wells LLP
              200 Park Avenue
              New York, NY 10166-0153
              Attention:  Jay L. Bernstein, Esq.
              Fax No.: (212) 878-8375

          (b) if to CWS or CWS OP, to:

              CWS Communities Trust
              125 Lincoln Avenue, Suite 300
              Santa Fe, NM  87501
              Attention:  Constance B. Moore
              Fax No.: (505) 982-0759

          (c) if to Housing to:

              Security Capital Group Incorporated
              125 Lincoln Avenue, Suite 300
              Santa Fe, NM  87501
              Attention:  Jeffrey A. Klopf
              Fax No.: (505) 988-8920

              with a copy, if to either CWS or Housing (which shall not constitute notice), to:

              Mayer, Brown & Platt
              190 S. LaSalle Street
              Chicago, IL 60603-3441
              Attention:  Edward J. Schneidman, Esq.
              Fax No.: (312) 701-7711

All notices shall be deemed given only when actually received.

     8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each party and its counsel have reviewed this Agreement and the language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

     8.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the CWS Disclosure Letter, the Chateau Disclosure Letter, Exhibits, the Confidentiality Agreement, the Other Transaction Documents and the other agreements entered into in connection with the Mergers constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the parties hereto any rights or remedies.

     8.6 Governing Law. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the Other Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 Exculpation. This Agreement shall not impose any personal liability on any shareholder, stockholder, directors, trustee, trust manager, officer, employee or agent of Chateau, Chateau OP or Housing, CWS, CWS OP or SCG and all Persons shall look solely to the property of Chateau or CWS for the payment of any claim hereunder or for the performance of this Agreement.

     8.11 Joint and Several Obligations. In each case where both CWS and, CWS OP, and Housing on the one hand, or Chateau and Chateau OP, on the other hand, are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

     IN WITNESS WHEREOF, Chateau, Chateau OP, Merger Sub, Second Merger Sub, Partnership Merger Sub, Housing, CWS and CWS OP have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.


                               CHATEAU COMMUNITIES, INC.


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:


                               CP LIMITED PARTNERSHIP


                               By: Chateau Communities, Inc., its
                                   general partner


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                               By:  ROC Communities, Inc., its
                                   other general partner


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                               CHATEAU MERGER SUB, INC.


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:


                               SECOND MERGER SUB, LLC


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:


                               PARTNERSHIP MERGER SUB, LLC


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               CWS COMMUNITIES TRUST


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:


                               CWS COMMUNITIES LP


                               By: CWS Communities Trust,
                                   its sole general partner


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                               SECURITY CAPITAL MANUFACTURED
                                  HOUSING INCORPORATED


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  THE TRANSACTIONS...................................................2

      1.1  Sale and Purchase of CWS Shares....................................2

      1.2  The REIT Merger....................................................3

      1.3  The Second REIT Merger.............................................3

      1.4  Sale and Purchase of CMS Stock.....................................3

      1.5  The Partnership Merger.............................................3

      1.6  Closing............................................................3

      1.7  Effective Time of the Mergers......................................4

      1.8  Effect of REIT Merger..............................................4

      1.9  Effect of Second REIT Merger.......................................4

      1.10 Effect of Partnership Merger on Organizational
           Documents..........................................................4

      1.11 Effect of REIT Merger on Capital Stock.............................4

      1.12 Effect on Partnership Interests....................................5

      1.13 Cash Amount Per Share/Unit; Options; Exchange Ratio................5

      1.14 Appraisal or Dissenters Rights.....................................7

      1.15 Exchange of Certificates...........................................7

      1.16 No Fractional Chateau OP Units.....................................9

      1.17 Liquidating Distribution...........................................9

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF CWS, CWS OP AND
           HOUSING............................................................9

      2.1  Organization, Standing and Power...................................9

      2.2  CWS Subsidiaries..................................................10

      2.3  Capital Structure.................................................11

      2.4  Other Interests...................................................12

      2.5  Authority; Noncontravention; Consents.............................12

      2.6  Financial Statements; Undisclosed Liabilities.....................13

      2.7  Absence of Certain Changes or Events..............................14

      2.8  Litigation........................................................14

      2.9  Properties........................................................15

      2.10 Environmental Matters.............................................17

      2.11 Related Party Other Transactions..................................18

      2.12 Employee Benefits.................................................18

      2.13 Labor and Employment Matters......................................19

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page

      2.14 Taxes.............................................................20

      2.15 Certain Payments Resulting From Other Transactions................22

      2.16 Brokers...........................................................22

      2.17 Compliance with Laws..............................................22

      2.18 Contracts; Debt Instruments.......................................22

      2.19 Insurance.........................................................24

      2.20 State Takeover Statutes; Waiver of Ownership Limit................24

      2.21 Investment Company Act of 1940....................................24

      2.22 Additional Representations and Warranties.........................24

      2.23 No Dissenter's Rights.............................................24

      2.24 Loans.............................................................24

      2.25 Definition of "Knowledge of CWS\..................................24

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF CHATEAU AND
           CHATEAU OP........................................................25

      3.1  Organization, Standing and Power of Chateau.......................25

      3.2  Chateau Subsidiaries..............................................25

      3.3  Capital Structure.................................................26

      3.4  Authority; Noncontravention; Consents.............................27

      3.5  SEC Documents; Financial Statements; Undisclosed
           Liabilities.......................................................28

      3.6  Absence of Certain Changes or Events..............................29

      3.7  Litigation........................................................29

      3.8  Properties........................................................30

      3.9  Environmental Matters.............................................30

      3.10 Taxes.............................................................30

      3.11 Financing Commitment Letter.......................................30

      3.12 Compliance with Laws..............................................31

      3.13 Investment Company Act of 1940....................................31

      3.14 Definition of "Knowledge of Chateau\..............................31

      3.15 Required Stockholder Approvals and Partner
           Approvals.........................................................31

ARTICLE 4  COVENANTS.........................................................31

      4.1  Conduct of CWS's and CWS OP's Business Pending
           Merger............................................................31

      4.2  Conduct of Chateau's and Chateau OP's Business
           Pending Merger....................................................34

      4.3  Other Actions.....................................................35

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page

      4.4  Representatives...................................................35

ARTICLE 5  ADDITIONAL COVENANTS..............................................35

      5.1  Access to Information; Confidentiality............................35

      5.2  Commercially Reasonable Efforts; Notification.....................36

      5.3  Public Announcements..............................................36

      5.4  Listing...........................................................36

      5.5  Transfer Taxes....................................................36

      5.6  Benefit Plans and Other Employee Arrangements.....................37

      5.7  Declaration of Dividends and Distributions........................38

      5.8  Transfer of CMS...................................................38

      5.9  The Receipt of Chateau OP Units in the Partnership
           Merger............................................................39

      5.10 Resignations......................................................39

      5.11 Assumption of Existing Tax Protection Agreements..................39

      5.12 Registration Rights Agreements....................................40

      5.13 Tax Treatment.....................................................40

      5.14 Required Financing................................................40

      5.15 Assistance........................................................40

      5.16 CWS Option Transfer...............................................41

ARTICLE 6  CONDITIONS........................................................41

      6.1  Conditions to Each Party's Obligation to Effect
           the Mergers.......................................................41

      6.2  Conditions to Obligations of Chateau and Chateau OP...............41

      6.3  Conditions to Obligations of CWS and CWS OP.......................43

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.................................43

      7.1  Termination.......................................................43

      7.2  Expenses..........................................................44

      7.3  Effect of Termination.............................................44

      7.4  Amendment.........................................................45

      7.5  Extension; Waiver.................................................45

ARTICLE 8  GENERAL PROVISIONS................................................45

      8.1  Survival..........................................................45

      8.2  Notices...........................................................45

      8.3  Interpretation....................................................46

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page

      8.4  Counterparts......................................................46

      8.5  Entire Agreement; No Third-Party Beneficiaries....................46

      8.6  Governing Law.....................................................46

      8.7  Assignment........................................................46

      8.8  Enforcement.......................................................47

      8.9  Severability......................................................47

      8.10 Exculpation.......................................................47

      8.11 Joint and Several Obligations.....................................47

                                  EXHIBIT A TO
                                    ITEM 2.1

                                                                       EXHIBIT A

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT, dated as of June 6, 2001 (this "Agreement"), is by and among CHATEAU COMMUNITIES, INC., a Maryland corporation ("Chateau"), CHATEAU MERGER SUB, INC. a Maryland corporation ("Merger Sub"), which is wholly-owned by Second Merger Sub, LLC, a Maryland limited liability company ("Second Merger Sub"), which is owned by CP Limited Partnership, a Maryland limited partnership ("Chateau OP"), SECURITY CAPITAL MANUFACTURED HOUSING INCORPORATED, a Delaware corporation ("Housing") and SECURITY CAPITAL GROUP
INCORPORATED, a Maryland corporation ("SCG"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Merger Agreement (as defined below).

     WHEREAS, Housing is the owner of 25,640,857.80 shares of beneficial interest, $.001 par value (the "Shares" and each a "Share"), of CWS Communities Trust, a Maryland real estate investment trust ("CWS"), representing approximately 94.1% of the issued and outstanding common stock of CWS.

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Chateau, Merger Sub, Chateau OP, Partnership Merger Sub, LLC, a Delaware limited liability company that is wholly-owned by Chateau OP ("Partnership Merger Sub"), CWS, CWS Communities LP, a Delaware limited Partnership ("CWS OP") and Housing are entering into an Agreement and Plan of Merger (the "Merger Agreement") that provides, among other things, upon the terms and conditions thereof, (i) Merger Sub will merge with and into CWS with CWS being the surviving entity in such merger (the "REIT Merger"), (ii) immediately subsequent to the REIT Merger, CWS will merge with Second Merger Sub, with Second Merger Sub being the surviving entity in such merger (the "Second REIT Merger"), and (iii) immediately subsequent to the Second REIT Merger, Partnership Merger Sub, LLC will merge with CWS OP, with CWS OP being the surviving entity in such merger.

     WHEREAS, the consummation of the purchase of the Shares by Merger Sub contemplated by this Agreement is a condition to the obligations of Chateau, Chateau OP, CWS and CWS OP to consummate the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the closing of the transaction contemplated hereby (the "Closing"), Housing agrees to sell, assign and deliver to Merger Sub, and Merger Sub agrees to purchase from Housing all of the right, title and interest of Housing in and to the Shares.

     1.2 Payment at the Closing. Subject to the terms and conditions hereof, at the Closing, Chateau and Merger Sub shall pay for each Share, by wire transfer of same-day funds, the Cash Amount Per Share determined based on the estimated Closing Date Balance Sheet set forth in the Merger Agreement. The parties acknowledge that the Cash Amount Per Share is subject to adjustment following the Closing as specified in Section 1.13(c) of the Merger Agreement.

     1.3 Post-Closing Adjustment. Within five days of the final determination of the Cash Amount Per Share as specified in Section 1.13(c) of the Merger Agreement, Chateau OP shall pay to SCG the amount, if any, by which the final Cash Amount Per Share (taking into account the $50,000 basket provided in Section 1.13(c) of the Merger Agreement) is determined to be greater than the Cash Amount Per Share estimated for purposes of the Closing, or alternatively, SCG shall pay to Chateau OP the amount, if any, by which the final Cash Amount Per Share (taking into account the $50,000 basket provided in Section 1.13(c) of the Merger Agreement) is determined to be less than the Cash Amount Per Share estimated for purposes of Closing, in either case multiplied by the number of Shares purchased hereunder. The party owing amounts due under this Section 1.3 shall be responsible for any costs incurred by any other party in connection with the collection of any such amounts due hereunder.

                                   ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF HOUSING AND SCG

     Housing and SCG represent and warrant to each of Chateau and Merger Sub as follows:

     2.1 Authority of Housing and SCG. Housing is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. SCG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Housing and SCG has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Housing and SCG and constitutes the legal, valid and binding obligation of Housing and SCG, enforceable against Housing and SCG in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Housing is an indirect wholly-owned subsidiary of SCG.

     2.2 Authority to Sell Shares; No Conflicts.

          (a) Housing has full right, title and authority to cause the sale of the Shares to Merger Sub.

          (b) Except as set forth in Schedule 2.5(c) of the CWS Disclosure Letter, the execution and delivery of this Agreement by Housing and SCG does not, and the consummation of the transaction contemplated by this Agreement and compliance by Housing and SCG with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Housing, SCG, CWS or any CWS Subsidiary under, (i) the CWS Declaration or the CWS Bylaws or the charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of Housing, SCG, or any CWS Subsidiary, each as amended or supplemented, (ii) any Material Contract applicable to Housing, SCG, CWS or any CWS Subsidiary, or (iii) any Laws applicable to Housing, SCG, CWS, any CWS Subsidiary or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or on behalf of Housing, SCG, CWS or any CWS Subsidiary in connection with the execution and delivery of this Agreement by Housing and SCG or the consummation by Housing and SCG of the transactions contemplated by this Agreement, except for filings (i) as are set forth in Schedule 2.5(c) of the CWS Disclosure Letter, or (ii) as may be required under (A) laws requiring transfer, recordation or gains tax filings, (B) the "blue sky" laws of various states, to the extent applicable, and (C) which, if not obtained or made, would not prevent or materially delay in any material respect the consummation of any of the transactions contemplated by this Agreement, or otherwise prevent Housing and SCG from performing their obligations under this Agreement in any material respect.

     2.3 Title to Shares. Merger Sub shall, upon purchase of the Shares hereunder, receive good and marketable title to the Shares, free and clear of all Liens.

     2.4 Shares. The Shares are all of the Common Shares beneficially owned by Housing.

     2.5 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of Housing, any investigation by any Governmental Entity, pending, or to the knowledge of Housing, threatened, with respect to Housing or the Shares that would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

     2.6 No Options. There are no options or rights to acquire any Shares, or any agreements to which Housing is a party relating to CWS Common Shares, other than this Agreement.

     2.7 Brokers. Other than MacQuarie Capital Partners LLC, no agent, broker, person or firm acting or purporting to act on behalf of Housing is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or any other person with respect to the transactions contemplated hereby.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF CHATEAU AND MERGER SUB

     Each of Chateau and Merger Sub, jointly and severally, represents and warrants to Housing and SCG as follows:

     3.1 Authority of Chateau and Merger Sub. Each of Chateau and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Chateau and Merger Sub has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of Chateau and Merger Sub and constitutes the legal, valid and binding obligation of Chateau and Merger Sub, enforceable against Chateau and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.2 No Conflicts. Except as set forth in Schedule 3.4(d) of the Chateau Disclosure Letter, the execution and delivery of this Agreement by Chateau and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement and compliance by Chateau and Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Chateau or Merger Sub under,
(i) the Chateau Articles or
the Chateau Bylaws or the charter or organizational documents of Merger Sub, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Chateau or the Merger Sub or their respective properties or assets or (iii) any Laws applicable to Chateau or Merger Sub or their respective properties or assets, other than, in the case of clause (ii) or
(iii) any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (A) have a Chateau Material Adverse Effect or (B) prevent or materially impair the ability of Chateau to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transaction contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chateau or Merger Sub in connection with the execution and delivery of this Agreement by Chateau and Merger Sub or the consummation by Chateau and Merger Sub of the transaction contemplated by this Agreement, except for (i) such filings as may be required in connection with the payment of any transfer and gains taxes and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.4(d) of the Chateau Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Chateau or Merger Sub from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Chateau Material Adverse Effect.

     3.3 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of Chateau or Merger Sub, any investigation by any Governmental Entity, pending, or to the knowledge of Chateau or Merger Sub, threatened, with respect to Chateau or Merger Sub that would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

     4.1 No Transfer. From the date hereof until the earlier of the termination of this Agreement and the Closing, Housing shall not, directly or indirectly:

          (a) sell, transfer, assign or otherwise dispose of or encumber, or take any action which could reasonably be expected to result in the sale, transfer, assignment or other disposition or encumbrance of, the Shares or otherwise permit the sale, transfer, assignment, disposition or other encumbrance of the Shares; or

          (b) grant any proxies with respect to the Shares, deposit the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares.

                                   ARTICLE 5

             CONDITIONS TO THE OBLIGATIONS OF CHATEAU AND MERGER SUB

     The obligations of each of Chateau and Merger Sub to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of each of the following conditions:

     5.1 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement have been satisfied or waived, other than the condition set forth in Section 6.2(b) of the Merger Agreement relating to the performance of Chateau and Merger Sub under this Agreement.

     5.2 Deliveries by Housing. Housing shall have effected the deliveries required pursuant to Section 7.2 below.

                                   ARTICLE 6

                    CONDITIONS TO THE OBLIGATIONS OF HOUSING

     The obligations of Housing to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of each of the following conditions:

     6.1 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.3 of the Merger Agreement have been satisfied or waived, other than the condition set forth in Section 6.3(b) of the Merger Agreement relating to the performance of Housing under this Agreement.

     6.2 Deliveries by Chateau and Merger Sub. Chateau and Merger Sub shall have effected the deliveries required pursuant to Section 7.3 below.

                                   ARTICLE 7

                              CLOSING; TERMINATION

     7.1 Closing. The Closing will take place at the office of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166-0153 or at such other place as Merger Sub and Housing mutually agree, at 10:00 A.M. local time, on the Closing Date, concurrently with the closing of the transactions contemplated by the Merger Agreement.

     7.2 Deliveries of Housing. At the Closing, Housing shall deliver or cause to be delivered to Merger Sub:

          (a) a certificate, dated the Closing Date, of an executive officer of Housing, certifying that, as of such date, the representations and warranties of Housing contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

          (b) certificates evidencing the Shares duly endorsed in blank or accompanied by duly executed stock powers.

     7.3 Deliveries of Chateau and Merger Sub. At the Closing, Chateau and Merger Sub shall deliver to Housing:

          (a) a certificate, dated the Closing Date, of an executive officer of Chateau, certifying that, as of such date, the representations and warranties of Chateau and Merger Sub contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

          (b) the payment of the purchase price for the Shares, to such account or accounts as Housing may direct pursuant to Section 1.2 hereof.

     7.4 Termination. This Agreement shall terminate upon the mutual agreement of Chateau, Merger Sub and Housing or upon termination of the Merger Agreement.

                                   ARTICLE 8

                                 INDEMNIFICATION

     8.1 Survival of Representations and Warranties. The representations and warranties of the parties shall expire for all purposes on the Closing Date, except as otherwise provided in the Merger Agreement or the Transaction Agreement.

     8.2 Indemnification. Housing shall indemnify Chateau, Merger Sub and their officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against any and all losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Housing contained in this Agreement to the extent and only to the extent specified in the Transaction Agreement.

                                   ARTICLE 9

                                  MISCELLANEOUS

     9.1 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties hereto.

     9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     If to Chateau or Merger Sub, addressed as follows:

     Chateau Communities, Inc.
     6160 South Syracuse Way
     Greenwood Village, Colorado 80111
     Attention:  Gary P. McDaniel and Rees F. Davis
     Fax No.: (303) 741-3715
     with copy to:

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, NY 10166-0153
     Attention:  Jay L. Bernstein, Esq.
     Fax No.: (212) 878-8375

     If to SCG or Housing, addressed as follows:

     Security Capital Group Incorporated
     125 Lincoln Avenue
     Santa Fe, New Mexico 84501
     Attention:  Jeffrey A Klopf
     Fax No.  (505) 988-8920

     with copy to:

     Mayer, Brown & Platt
     190 S. LaSalle Street
     Chicago, IL 60603-3441
     Attention:  Edward J. Schneidman, Esq.
     Fax No.:  (312) 701-7711

     9.3 Waivers. The failure of a party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a party of any term, covenant, representation or warranty contained herein shall be effective unless in writing. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

     9.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     9.5 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each party and its counsel have reviewed this Agreement and the language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

     9.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the state of Maryland.

     9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     9.8 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Merger Agreement and the other agreement mentioned therein constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and understandings. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

     9.9 Public Announcement. Chateau, Merger Sub, Housing and SCG each agree that they and their affiliates will not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby except as provided in the Merger Agreement.

     9.10 Specific Performance. The parties acknowledge that damages may be an inadequate remedy for breaches of this Agreement. Accordingly, each party shall be entitled, without prejudice to the rights and remedies available to such party, to specific performance of all of the other party's obligations hereunder and to injunctive relief for violations of this Agreement.

     9.11 Enforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.12 Further Assurances. Upon the reasonable request of any party, each other party will on and after the date of the Closing execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment of the Shares hereunder, to vest fully in the Merger Sub title to the Shares, and to otherwise carry out the purposes of this Agreement.

     9.13 Exculpation. This Agreement shall not impose any personal liability on any shareholder, stockholder, directors, trustee, trust manager, officer, employee or agent of Chateau, Merger Sub, Housing or SCG and all Persons shall look solely to the property of Chateau, Merger Sub, Housing or SCG for the payment of any claim hereunder or for the performance of this Agreement.

     9.14 Joint and Several Obligations. In each case where both Chateau and Merger Sub are obligated to perform the same obligation hereunder, such obligation shall be joint and several. In each case where both Housing and SCG are obligated to perform the same obligations hereunder, such obligations shall be joint and several.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                           CHATEAU COMMUNITIES INC.





                           By:  _____________________________________
                              Name:
                              Title:



                           CHATEAU MERGER SUB, INC.





                           By:  _____________________________________
                              Name:
                              Title:



                           SECURITY CAPITAL MANUFACTURED HOUSING INCORPORATED





                           By:  _____________________________________
                              Name:
                              Title:



                           SECURITY CAPITAL GROUP INCORPORATED





                           By:  _____________________________________
                              Name:
                              Title:

                                                                       EXHIBIT B

                           INSTALLMENT NOTE AGREEMENT

     This Installment Note Agreement dated as of June 6, 2001 (the "Agreement") is entered into by and between [ ] (the "Seller"), a California resident, on the one hand, and Chateau Communities, Inc. ("Chateau"), a Maryland corporation, and CP Limited Partnership ("Chateau OP"), a Maryland limited partnership, on the other hand.

     WHEREAS, Seller owns 750 common shares of beneficial interest (the "Shares") of CWS Communities Trust, a Maryland real estate investment trust (the "Company");

     WHEREAS, simultaneously with the execution and delivery of this Agreement, an Agreement and Plan of Merger (the "Merger Agreement") will be entered into by and among Chateau, Chateau OP, certain merger subsidiaries named therein, the Company, CWS Communities LP, a Delaware limited partnership ("CWS OP"), and Security Capital Manufactured Housing Incorporated, a Delaware corporation ("Housing"). Pursuant to the terms of the Merger Agreement, CWS OP will be acquired through merger (the "Partnership Merger") by Chateau OP. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

     WHEREAS, the consummation of the purchase of the Shares by Chateau OP contemplated by this Agreement is a condition to the obligations of Chateau, Chateau OP, the Company and CWS OP to consummate the transactions contemplated by the Merger Agreement; and

     WHEREAS, the Seller has offered to sell the Shares to Chateau OP who intends to immediately contribute such Shares to Chateau Merger Sub, Inc., a Maryland corporation indirectly wholly owned by Chateau OP, on the terms set forth herein, which sale is intended to qualify as an installment sale for purposes of Section 453 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                           PURCHASE AND SALE OF shares

     1.1 Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the closing of the transaction contemplated hereby (the "Closing"), and immediately prior to the closing contemplated by the Merger Agreement, the Seller shall sell, assign and deliver to Chateau OP, and Chateau OP shall purchase and take assignment and delivery of, the Shares, for a per-share price equal to the Cash Amount Per Share (as defined in the Merger Agreement) and a total consideration equal to the Cash Amount Per Share multiplied by the number of shares being sold by the Seller hereunder (the "Aggregate Purchase Price").

     1.2 Delivery of Installment Promissory Note at the Closing. Subject to the terms and conditions hereof, at the Closing, Chateau OP shall issue and deliver to the Seller a promissory note (the "Promissory Note") in the form attached hereto as Exhibit A, signed by Chateau OP, and made payable to the order of the Seller at c/o CWS Capital Partners LLC, 800 Newport

Center Drive, Suite 400, Newport Beach, CA 92660, in the amount of the Aggregate Purchase Price.

     1.3 Anti-Dilution Adjustments. In the event of any change in the number of Shares outstanding by recapitalization, declaration of a stock split or combination or payment of a stock dividend or the like occurring after the date hereof and prior to the Closing, the number of Shares to be transferred to Chateau OP and the Cash Amount Per Share shall be adjusted accordingly.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Chateau and Chateau OP as follows:

     2.1 Authority of Seller. Seller is an individual and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized, duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     2.2 Authority to Sell Shares; No Breach. Seller has full right, title and authority to cause the sale of the Shares to Chateau OP. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby by Seller require no action by or in respect of, or filing with, any governmental agency other than such actions or filings which, if not taken or made, would not be reasonably expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement does not conflict with, or result in any violation of or default under, (a) the articles of incorporation or bylaws of Seller, if applicable, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or contract applicable to Seller, or (c) subject to filings as set forth above, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, other than, in the case of (b) and (c), any such conflicts, violations or defaults that would not reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

     2.3 Title to Shares. Chateau OP shall, upon the Closing, receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any kind, except that no representation is given with respect to any liens created by Chateau, Chateau OP or any of their respective affiliates.

     2.4 Shares. The Shares are all of the shares of the Company beneficially owned by Seller.

     2.5 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of Seller, any investigation by, any governmental or other instrumentality or agency, pending, or to the knowledge of Seller, threatened, with respect to Seller or the Shares which would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

     2.6 No Options. There are no options or rights to acquire and Shares, or any agreements to which Seller is a party relating to the Shares, other than this Agreement.

     2.7 Brokers. No agent, broker, person or firm acting or purporting to act on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or any other person with respect to the transactions contemplated hereby.

     2.8 Accredited Investor Status. Seller is an Accredited Investor (as defined in Regulation D under the Securities Act of 1933, as amended) and will, upon request, execute and/or deliver any additional documents deemed by Chateau or Chateau OP to be necessary or desirable to confirm Seller's Accredited Investor status.

     2.9 Investment Experience. Seller has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with his, her or its representative or personal advisor the merits and risks of an investment in the Promissory Note and protecting his, her or its own interests in connection with the investment and has obtained, in his, her or its judgment, alone, or together with his, her or its representative or personal advisor sufficient information from Chateau or Chateau OP to evaluate the merits and risks of an investment in the Promissory Note. Seller further acknowledges that Seller either alone or together with his, her or its representative or personal advisor understand the federal and state income tax consequences of the exchange contemplated herein, the ownership of the Promissory Note and risks related to such exchange and ownership. If other than an individual, Seller also represents it has not been organized solely for the purpose of acquiring the Promissory Note.

     2.10  Investment  Entirely  for Own  Account.  This  Agreement is made with
Seller in reliance upon his, her or its representation to Chateau and Chateau OP, which by Seller's execution of this Agreement he, she or it hereby confirms, that the Promissory Note to be received by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that he, she or it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF CHATEAU AND CHATEAU OP

         Chateau and Chateau OP each represents and warrants to Seller as follows:

     3.1 Authority of Chateau and Chateau OP. Chateau is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Chateau and Chateau OP has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of Chateau and

Chateau OP and constitutes the legal, valid and binding obligation of each of Chateau and Chateau OP, enforceable against each of Chateau and Chateau OP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.2 No Breach. The execution, delivery and performance by each of Chateau and Chateau OP of this Agreement and the consummation of the transactions contemplated hereby by each of them require no action by or in respect of, or filing with, any governmental agency other than such actions or filings which, if not taken or made, would not be reasonably expected to prevent the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement does not conflict with, or result in any violation of or default under, (a) the articles of incorporation or bylaws of Chateau, (b) the limited partnership agreement of Chateau OP, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or contract applicable to either Chateau or Chateau OP, or (d) subject to filings as set forth above, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chateau or Chateau OP, other than, in the case of (c) and (d), any such conflicts, violations or defaults that would not reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

     3.3 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of either Chateau or Chateau OP, any investigation by, any governmental or other instrumentality or agency, pending, or to the knowledge of either Chateau or Chateau OP, threatened, with respect to either Chateau or Chateau OP which would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

     3.4 No Broker's or Finder's Fee. No agent, broker, person or firm acting or purporting to act on behalf of either Chateau or Chateau OP is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or any other person with respect to the transactions contemplated hereby.

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

     4.1 No Transfer. From the date hereof until the earlier of the termination of this Agreement and the Closing, Seller shall not, directly or indirectly:

          (a) sell, transfer, assign or otherwise dispose of or encumber, or take any action which could reasonably be expected to result in the sale, transfer, assignment or other disposition or encumbrance of, the Shares or otherwise permit the sale, transfer, assignment, disposition or other encumbrance of the Shares; or

          (b) grant any proxies with respect to the Shares, deposit the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares.

     4.2 Commercially Reasonable Efforts; Notice.

          (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the sale of the Shares, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

          (b) Seller shall give prompt notice to Chateau and Chateau OP, and Chateau and Chateau OP shall give prompt notice to Seller, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Seller agrees to reasonably cooperate in all ways with Chateau and Chateau OP, with respect to the transactions contemplated herein, to ensure compliance with federal and state securities laws.


                                   ARTICLE 5

             CONDITIONS TO THE OBLIGATIONS OF CHATEAU AND CHATEAU OP

         The   obligations   of  Chateau  and  Chateau  OP  to  consummate   the
transactions contemplated hereby are subject to the satisfaction or waiver of each of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects on the date of the Closing (the "Closing Date") with the same force and effect as had been made on and as of such date.

     5.2 Compliance with Agreements and Covenants Seller shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     5.3 Injunctions. No court or any governmental authority shall have issued an injunction which remains in effect enjoining the transactions contemplated hereby nor shall any governmental authority have instigated any formal proceeding seeking such an injunction.

     5.4 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement have been satisfied or waived, with the exception of those conditions set forth therein that related to the consummation of the obligations of Chateau and Chateau OP that are set forth in this Agreement.

     5.5 Deliveries by Seller. Seller shall have effected the deliveries required pursuant to Section 7.2 below.

     5.6 Receipt of Documentation. Seller shall have provided to Chateau and Chateau OP any documentation reasonably requested by either Chateau or Chateau OP in order to verify the satisfaction of the conditions set forth herein.

                                   ARTICLE 6

                     CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of each of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of Chateau and Chateau OP contained in this Agreement and in the Merger Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects on the Closing Date with the same force and effect as had been made on and as of such date.

     6.2 Compliance with Agreements and Covenants Chateau and Chateau OP shall have performed and complied in all material respects with all of their covenants and obligations contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

     6.3 Injunctions. No court or any governmental authority shall have issued an injunction which remains in effect enjoining the transactions contemplated hereby nor shall any governmental authority have instigated any formal proceeding seeking such an injunction.

     6.4 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.3 of the Merger Agreement have been satisfied or waived.

     6.5 Deliveries by Chateau and Chateau OP. Chateau and Chateau OP shall have effected the deliveries required pursuant to Section 7.3 below.

                                   ARTICLE 7

                              CLOSING; TERMINATION

     7.1 Closing. Subject to the terms and conditions hereof, the Closing shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166 on the earliest business day concurrent with the closing of the transactions contemplated by the Merger Agreement.

     7.2 Deliveries of Seller At the Closing, Seller shall deliver or cause to be delivered to Chateau:

          (a) a certificate, signed by Seller, certifying as to the compliance by Seller with Sections 5.1 and 5.2 hereof; and

          (b) certificates evidencing the Shares duly endorsed in blank or accompanied by duly executed stock powers.

     7.3 Deliveries of Chateau. At the Closing, Chateau and Chateau OP shall deliver to Seller (or Seller's designee):

          (a) a certificate, signed by an executive officer of Chateau, certifying as to the compliance by Chateau and Chateau OP with Sections 6.1 and 6.2 hereof; and

          (b) the Promissory Notes set forth in Section 1.2 hereof.

     7.4 Termination. This Agreement shall terminate upon the mutual agreement of Chateau and Seller or upon termination of the Merger Agreement.

                                   ARTICLE 8

                                  MISCELLANEOUS

     8.1 Survival of Representations and Warranties. The representations and warranties made by Seller in this Agreement will survive until the second anniversary of the Closing Date, provided, that the representations and warranties contained in Section 2.3 shall survive coterminous with the applicable statute of limitations. None of the representations and warranties made by Chateau or Chateau OP in this Agreement shall survive the Closing hereunder; provided, that the representations and warranties contained in Sections 3.1 and 3.4 shall survive coterminous with the applicable statute of limitations.

     8.2 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties hereto.

     8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     If to Chateau or Chateau OP, addressed as follows:

     CP Limited Partnership
     6160 South Syracuse Way
     Greenwood Village, Colorado  80111
     Attention:  Tamara Fischer, Chief Financial Officer

     with a copy to:

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, NY  10166
     Attention:  Jay Bernstein, Esq.
     Fax No.:  212-878-8375

     If to Seller, addressed as follows:

     [___________________]
     [___________________]
     [___________________]
     [___________________]

     with a copy to:

     O'Melveny & Myers LLP
     610 Newport Center Drive, 17th Floor
     Newport Beach, CA  92660-6249
     Attention:  Michael P. Whalen
     Fax No.:  (949) 823-6994

     8.4 Waivers The failure of a party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a party of any term, covenant, representation or warranty contained herein shall be effective unless in writing. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

     8.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.6 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each party and its counsel have reviewed this Agreement and the language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

     8.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the state of Maryland.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.9 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Merger Agreement and the other agreement mentioned therein constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and understandings. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

     8.10 Public Announcement. Chateau, Chateau OP and Seller each agrees that it and its affiliates will not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law or by any stock exchanges having jurisdiction.

     8.11 Specific Performance. The parties acknowledge that damages may be an inadequate remedy for breaches of this Agreement. Accordingly, each party shall be entitled, without prejudice to the rights and remedies available to such party, to specific performance of all of the other party's obligations hereunder and to injunctive relief for violations of this Agreement.

     8.12 Enforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.13 Further Assurances. Upon the reasonable request of any party, each other party will on and after the date of the Closing execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment of the Shares hereunder, to vest fully in Chateau title to the Shares, and to otherwise carry out the purposes of this Agreement.

     8.14 Exculpation. This Agreement shall not impose any personal liability on any Seller, stockholder, directors, trustee, trust manager, officer, employee or agent of Chateau, Chateau OP or Seller, and all Persons shall look solely to the property of Chateau, Chateau OP or Seller for the payment of any claim hereunder or for the performance of this Agreement.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                           CHATEAU COMMUNITIES, INC.


                                By:_________________________

                                    Name:___________________

                                    Title:__________________

                           CP LIMITED PARTNERSHIP

                           By:  CHATEAU COMMUNITIES, INC.
                                as its general partner

                                By:_________________________

                                    Name:___________________

                                    Title:__________________

                           By:  ROC COMMUNITIES, INC.,
                                as its general partner

                                By:_________________________

                                    Name:___________________

                                    Title:__________________



                           [_______________], as Seller


                           By:_____________________
                              Name:
                              Title:

                                    Exhibit A

                             Form of Promissory Note

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATES AND IS BEING SOLD IN RELIANCE UPON EXEMPTION
          FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
      THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATES SECURITIES COMMISSION OR ANY OTHER
         REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                  $______ [Name of State]
                                          June ___, 2001

     FOR VALUE RECEIVED, THE UNDERSIGNED, CP Limited Partnership, a Maryland limited partnership ("Maker"), in accordance with the Installment Note Agreement, dated the date hereof, by and between Payee (as defined below), on the one hand, and Chateau Communities, Inc., a Maryland corporation, and Maker, on the other hand, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [ ], a [ ] resident ("Payee"), the principal amount of $_______ (________ Dollars) on the first January 15 following the eleventh anniversary of the date hereof, together with all accrued and outstanding interest in respect of such principal amount.

     Maker promises to pay interest on the unpaid principal amount and overdue interest outstanding hereunder from the date hereof until such principal amount is paid in full at a per annum rate equal to 7.50%, computed on the basis of the number of days elapsed in a 365 day year or a 366 day year, as applicable. Interest on the outstanding principal balance shall be payable on January 15 and July 15 of each year until maturity. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be due instead on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such payment of interest and not in the computation of the succeeding payment of interest. "Business Day" shall mean a day that is not a Saturday, Sunday or a day on which banking institutions are not required to be open in the State of [_______].

     Both interest and principal are payable in lawful money of the United States of America in same day or immediately available funds to the account of Payee at c/o CWS Capital Partners LLC, 800 Newport Center Drive, Suite 400, Newport Beach, CA 92660 or at such other place or places as the holder hereof may, from time to time, designate in writing.

     Maker agrees that:

          (i) upon failure to pay when due the principal balance hereunder and accrued interest thereon, with a grace period of three Business Days for payments of such accrued interest;

          (ii) if Maker (a) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness; (b) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors; or (c) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; or

          (iii) upon the commencement against Maker of any involuntary proceeding of the kind described in paragraph (ii), provided, however, that such involuntary proceeding shall continue unstayed for a period of 60 consecutive days;

at Payees option, in its sole discretion, all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

          As an inducement to the acceptance of this Note by Payee, Maker hereby represents and warrants as follows: (i) Maker is a limited partnership validly existing and in good standing under the laws of the State of Maryland; (ii) Maker has all requisite corporate power and authority to execute and deliver this Note and to perform its obligations hereunder; (iii) the execution and delivery of this Note by Maker have been duly and validly authorized by all necessary corporate action on the part of Maker; (iv) this Note constitutes a legal, validly binding obligation of Maker, enforceable in accordance with its terms; and (v) neither the execution and delivery of this Note nor the payment and performance by Maker of its obligations hereunder will contravene or constitute a default under (a) any agreement, legal requirement, instrument or indenture to which maker is a party or to which it is subject or by which any of its assets are bound or (b) any provision of the agreement of limited partnership of Maker.

          Payee or any subsequent holder of this Note shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Maker. All the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not. Any such assignment shall be made only in accordance with applicable federal and state securities laws.

          Maker shall not prepay this Note in whole or in part.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [_________], WITHOUT REGARD TO CONFLICT OF LAWS THEREOF.

          No failure on the part of Payee to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date hereof.

                           CP LIMITED PARTNERSHIP

                           By:  CHATEAU COMMUNITIES, INC.
                                as its general partner

                                By:_________________________

                                    Name:___________________

                                    Title:__________________

                           By:  ROC COMMUNITIES, INC.,
                                as its general partner

                                By:_________________________

                                    Name:___________________

                                    Title:__________________


   Accepted and Agreed:


   -----------------
   Name:

                                    EXHIBIT D

                             CP LIMITED PARTNERSHIP


       Instructions for Completion of Election and Subscription Documents to be Completed by CWS OP Limited Partners Electing to Receive Chateau OP Units

          Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 6, 2001, among Chateau Communities, Inc., a Maryland corporation ("Chateau"), CP Limited Partnership, a Maryland limited partnership ("Chateau OP"), certain merger subsidiaries named therein, CWS
Communities Trust, a Maryland real estate investment trust ("CWS"), CWS Communities LP, a Delaware limited partnership ("CWS OP"), and Security Capital Manufactured Housing Incorporated, a Delaware corporation ("Housing"). Pursuant to the terms of the Merger Agreement, CWS OP will be acquired through merger (the "Partnership Merger") by Chateau OP and holders ("Limited Partners") of units of limited partner interests in CWS OP ("CWS OP Units") who are "accredited investors" under United States securities laws may elect to receive in the Partnership Merger, in lieu of the cash consideration described in the Merger Agreement, units of limited partner interest in Chateau OP ("Chateau OP Units"). Additional information relating to Chateau OP and the Chateau OP Units is described in the Private Placement Memorandum prepared by Chateau OP and the Transaction Description prepared by CWS, as general partner of CWS OP, each dated as of June 6, 2001.


          In order to elect to receive Chateau OP Units in the Partnership Merger, a holder of CWS OP Units must properly and fully complete and sign each of the following documents:


1.   ELECTION AND SUBSCRIPTION AGREEMENT. Complete and sign.

2. W-9 FORM and FIRPTA AFFIDAVIT, attached as Exhibit A to the Election and Subscription Agreement. Complete.

3. ACCREDITED INVESTOR QUESTIONNAIRE, attached as Exhibit B to the Election and Subscription Agreement. Complete and sign.

4. A FULL LISTING of each of the ultimate natural person owners of each of the undersigned that is a non-natural person Limited Partner. Complete, if applicable.

     Certain terms used in these instructions shall have the meaning set forth in the Amended and Restated Agreement of Limited Partnership of CP Limited Partnership, as amended (the "Partnership Agreement").

     Note to Corporate, Partnership and Trust Subscribers.

     (a) Corporations - Upon request of Chateau OP, a subscriber that is a corporation will be required to provide a copy and the filing date of its articles of incorporation and a corporate resolution authorizing the investment in Chateau OP and evidence of the authority of the person(s) signing the Election and Subscription Agreement and related documentation to do so.

     (b) Partnerships - Upon request of Chateau OP, a subscriber that is a partnership will be required to provide a copy of its agreement of partnership and any certificate of partnership.

     (c) Trusts - Upon request of Chateau OP, a subscriber that is a trust will be required to provide a copy of its trust agreement showing the date of formation and evidence of the authority of the person(s) signing the Election and Subscription Agreement and related documentation to do so.

      PROPERLY COMPLETED ELECTION AND SUBSCRIPTION DOCUMENTS MUST BE RECEIVED BY CHATEAU OP AS FOLLOWS:


      BY MAIL, BY OVERNIGHT COURIER OR BY HAND, AT:
      CP LIMITED PARTNERSHIP
      6160 SOUTH SYRACUSE WAY
      GREENWOOD VILLAGE, COLORADO  80111
      ATTENTION:  TAMARA FISCHER, CHIEF FINANCIAL OFFICER


      THE ELECTION AND SUBSCRIPTION AGREEMENT (OR A FACSIMILE COPY), TOGETHER WITH ALL OTHER RELATED DOCUMENTS, MUST BE RECEIVED BY CHATEAU OP ON OR BEFORE THE EXPIRATION DATE. CHATEAU OP, IN ITS SOLE DISCRETION, MAY ALLOW YOU TO MAKE CORRECTIONS IF NECESSARY. YOU ARE ENCOURAGED TO SUBMIT ALL DOCUMENTS WELL IN ADVANCE OF THE DEADLINE, SO THAT ANY CORRECTIONS CAN BE IDENTIFIED AND MADE PROMPTLY.


      NO ELECTION AND SUBSCRIPTION WILL BE BINDING ON CHATEAU OP UNTIL ACCEPTED IN WRITING BY CHATEAU OP.


      THE CHATEAU OP UNITS (WHICH ARE THE SECURITIES THAT WILL BE ISSUED UPON ACCEPTANCE BY CHATEAU OP OF THE ELECTION AND SUBSCRIPTION AGREEMENT) HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION OR QUALIFICATION REQUIREMENTS. ALL CHATEAU OP UNITS WILL BE RESTRICTED SECURITIES AND WILL NOT BE FREELY TRANSFERABLE. BOTH BECAUSE THE SECURITIES ARE UNREGISTERED AND BECAUSE OF CONTRACTUAL RESTRICTIONS SET FORTH IN THE PARTNERSHIP AGREEMENT, ANY SECURITIES RECEIVED WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER, WHETHER BY SALE, GIFT, HYPOTHECATION OR OTHERWISE.


      NO OFFER OR SALE OF SECURITIES IS MADE IN ANY JURISDICTION WHERE THE OFFER OR SALE WOULD BE UNLAWFUL.

                             CP LIMITED PARTNERSHIP



                       ELECTION AND SUBSCRIPTION AGREEMENT

                                       FOR

                        UNITS OF LIMITED PARTNER INTEREST




                             CP Limited Partnership
                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111

CP Limited Partnership
6160 South Syracuse Way
Greenwood Village, Colorado  80111


Ladies and Gentlemen:

      Each of the undersigned is a limited partner (a "Limited Partner") in CWS Communities LP, a Delaware limited partnership ("CWS OP"), and holds the units of limited partner interest in CWS OP ("CWS OP Units") indicated in relation to his, her or its name on Schedule A (those indicated on Schedule A being the "Contributed Interests", each of which is an "Interest"). Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 6, 2001, among Chateau Communities, Inc., a Maryland corporation ("Chateau"), CP Limited Partnership, a Maryland limited partnership ("Chateau OP"), certain merger subsidiaries named therein, CWS Communities Trust, a Maryland real estate investment trust ("CWS"), CWS OP and Security Capital Manufactured Housing Incorporated, a Delaware corporation ("Housing"), each of the undersigned hereby elects to receive in the merger contemplated therein (the "Partnership Merger"), in lieu of the cash consideration described therein, units of limited partner interest in Chateau OP ("Chateau OP Units"), subject to the terms and conditions hereof. The Chateau OP Units are to be issued pursuant to the Merger Agreement and the Amended and Restated Agreement of Limited Partnership of CP Limited Partnership, as amended (the "Partnership Agreement").

      Each of the undersigned has been furnished with a copy of each of the Private Placement Memorandum (the "Memorandum"), prepared by Chateau OP and relating to Chateau and Chateau OP, and the Transaction Description (the "Transaction Description"), prepared by CWS in its capacity as general partner of CWS OP and relating to the Partnership Merger and the related transactions.

      Each of the undersigned's share of the Chateau OP Units set forth on Schedule A will be issued to him, her or it by Chateau OP on the Closing Date (as defined below) upon (i) the establishment by each of the undersigned to Chateau OP's reasonable satisfaction that he, she or it is an "Accredited
Investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and (ii) the fulfillment or waiver of the conditions specified in Articles 5 and 6 hereof.

      1. Election and Subscription and Agreement to Issue. By executing this Election and Subscription Agreement, subject to the terms and conditions hereof,
(i) each of the undersigned hereby elects to receive and subscribes for his, her or its share of the number of Chateau OP Units indicated on Schedule A and (ii) Chateau OP hereby agrees to issue to each of the undersigned such Chateau OP Units. Each of the undersigned and Chateau OP expressly acknowledge that this election and subscription on his, her or its part is irrevocable from the date hereof until the termination of the Merger Agreement in accordance with terms of such Merger Agreement; provided, however, that each of the undersigned may terminate the election and subscription set forth herein upon written notice to Chateau OP if the Closing Date does not occur by December 31, 2001. In respect of this election and subscription, each of the undersigned herewith delivers to Chateau OP (i) two executed original signature pages of this Election and Subscription Agreement; (ii) an executed W-9 Form and FIRPTA Affidavit attached hereto as Exhibit A; (iii) a completed accredited investor questionnaire in the form attached hereto as Exhibit B; and (iv) a listing of each of the ultimate natural person owners of each of the undersigned that is a non-natural person Limited Partner.

      2.   Representations,   Warranties  and  Covenants  of  the  Each  of  the
Undersigned.

      Each of the undersigned, singly and not jointly, hereby acknowledges, represents and warrants to, and covenants and agrees with, Chateau and Chateau OP as follows, which acknowledgments will be true and correct as of the date of the closing of the transaction whereby Chateau OP acquires CWS OP through the Partnership Merger (the "Closing Date"):

            2.1 Authorization. This Election and Subscription Agreement constitutes a valid and legally binding obligation on the part of each of the undersigned, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity. Each of the undersigned represents that he, she or it has full power and authority to enter into this Election and Subscription Agreement.

            2.2 No Advertisement or Solicitation. Each of the undersigned acknowledges that the offering of the Chateau OP Units to him, her or it has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            2.3 Restrictions on Transfer.

            (a) Each of the undersigned understands and acknowledges that the Chateau OP Units have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions thereof which exemption depends upon, among other things, the bona fide nature of the investment intent of each of the undersigned as expressed herein and the other representations of each of the undersigned set forth herein.

            (b) Each of the undersigned understands and acknowledges that none of the Chateau OP Units have been registered under the Securities Act or registered or qualified under the securities laws of any state and none may be sold, transferred, assigned, pledged or hypothecated absent an effective registration or the availability of an exemption from the registration requirements of the Securities Act and applicable state securities laws. Each of the undersigned understands and acknowledges that he, she or it must bear the economic risks of this investment resulting from such limitations.

            (c) Each of the undersigned understands and acknowledges that the sale, transfer or other disposition of the Chateau OP Units is further restricted by the provisions of the Partnership Agreement.

            (d) Each of the undersigned understands that the Chateau OP Units may be exchanged for shares of Common Stock (as defined in the Partnership Agreement) in Chateau. Any such shares of Common Stock will not have been registered under the Securities Act and Chateau will also rely upon the representations of each of the undersigned as to investment intent and otherwise with respect to the issuance of any such shares of Common Stock. The restrictions referred to as being applicable to the Chateau OP Units in paragraphs (a) through (c) of this Section 2.3 will also apply to any such shares of Common Stock that are not registered upon issuance.

            2.4   Disclosure of Information.  Each of the undersigned:

                  (i) has been furnished the Memorandum, the Transaction Description and any other documents which he, she or it may have requested; has carefully read the Memorandum, the Transaction Description and such documents; has evaluated and understands the risks of an investment in the Chateau OP Units;

                  (ii) has been provided an opportunity to obtain any additional information requested concerning the Chateau OP Units, Chateau OP and Chateau;

                  (iii) has been given the opportunity to ask questions of, and receive answers from, Chateau and Chateau OP concerning the terms and conditions of this Election and Subscription Agreement, the Partnership Agreement and other matters pertaining to an investment in the Chateau OP Units and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum and the Transaction Description, or that which was otherwise provided in order for each of the undersigned to evaluate the merits and risks of an investment in Chateau OP, to the extent that Chateau or Chateau OP possesses such information or can acquire it without unreasonable effort or expense;

                  (iv) has consulted with or has had the opportunity to consult with his, her or its own personal tax and financial advisors with respect to the federal and state income tax consequences of the transactions contemplated herein, the ownership of Chateau OP Units and risks related to such exchange and ownership;

                  (v) acknowledges that Chateau OP and Chateau have made no representation or warranty of any sort with respect to the federal and state income tax consequences of the transactions contemplated herein, the ownership of Chateau OP Units and risks related to such exchange and ownership; and

                  (vi) has determined that the Chateau OP Units are a suitable investment for him, her or it and that at this time he, she or it could bear the economic risk of the investment.

            2.5 Accredited Investor. Each of the undersigned represents that he, she or it is an Accredited Investor both as of the date hereof and as of the Closing Date. In this regard, each of the undersigned has completed and returned with this Election and Subscription Agreement the accredited investor questionnaire in the form of Exhibit B attached hereto. Each of the undersigned will, upon request, execute and/or deliver any additional documents deemed by Chateau OP to be necessary or desirable to confirm his, her or its Accredited Investor status.

            2.6 Investment Experience. Each of the undersigned represents that he, she or it has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with his, her or its representative or personal advisor the merits and risks of an investment in the Chateau OP Units and protecting his, her or its own interests in connection with the investment and has obtained, in his, her or its judgment, alone, or together with his, her or its representative or personal advisor sufficient information from Chateau or Chateau OP to evaluate the merits and risks of an investment in the Chateau OP Units. Each of the undersigned acknowledges that he, she or it has the financial ability to bear the economic risk of his, her or its investment in Chateau OP (including his, her or its possible loss), has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to the investment in Chateau OP. Each of the undersigned further acknowledges that he, she or it, either alone or together with his, her or its representative or personal advisor, understand the federal and state income tax consequences of the exchange contemplated herein, the ownership of Chateau OP Units and the risks related to such exchange and ownership. If any of the undersigned is other than an individual, it also represents that it has not been organized solely for the purpose of acquiring the Chateau OP Units.

            2.7 Investment Entirely for Own Account. This Election and Subscription Agreement is made with each of the undersigned in reliance upon his, her or its representation to Chateau and Chateau OP, which by each of the undersigned's execution of this Election and Subscription Agreement he, she or it hereby confirms, that the Chateau OP Units to be received by him, her or it will be acquired for investment for his, her or its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that he, she or it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Election and Subscription Agreement, each of the undersigned further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person.

            2.8 Legends. To the extent applicable, any certificate issued in respect of any Chateau OP Units, or shares of Common Stock issued in exchange for Chateau OP Units, shall be endorsed with the restrictive legends required by the organizational documents of Chateau OP or Chateau, as the case may be, as well as the legend substantially in the form set forth below; and each of the undersigned covenants that, except to the extent such restrictions are waived by Chateau OP or Chateau, as the case may be, he, she or it shall not transfer any Chateau OP Units or shares of Common Stock received in exchange therefor without complying with the restrictions on transfer described in such legends:

                  (i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION UNDER OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH ACT OR SUCH STATE SECURITIES LAWS."

                  (ii) "THE SECURITIES HEREBY REPRESENTED ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED WITHOUT COMPLYING WITH, CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN PARTNERSHIP AGREEMENT OF CP LIMITED PARTNERSHIP. A COPY OF SAID AGREEMENT MAY BE INSPECTED AT THE OFFICES OF CHATEAU OP."

            2.9 Investor Awareness. Each of the undersigned acknowledges, agrees and is aware that:

            (a) no federal or state agency has passed upon the Chateau OP Units or made any finding or determination as to the fairness of an investment in Chateau OP;

            (b) there are substantial risks of loss of investment incidental to the exchange for the Chateau OP Units;

            (c) the investment in Chateau OP is an illiquid investment and he, she or it must bear the economic risk of investment in the Chateau OP Units;

            (d) neither Chateau, Chateau OP, nor any of their respective affiliates or representatives has provided him, her or it with any investment, tax, legal, regulatory or accounting advice with respect to the investment in or ownership of Chateau OP Units and each of the undersigned has consulted with its own tax and legal advisors with respect to the tax and legal issues relating to the proposed transaction and has participated in negotiations with the parties to the Merger Agreement with respect to such matters and the transactions contemplated herein; and

            (e) the representations, warranties, agreements, undertakings and acknowledgments made by each of the undersigned in this Election and Subscription Agreement are made with the intent that they be relied upon by Chateau OP and Chateau in determining his, her or its suitability as a holder of the Chateau OP Units, and shall survive the admission of him, her or it as a limited partner in Chateau OP. In addition, each of the undersigned undertakes to notify Chateau immediately of any change in a representation, warranty or other information relating to him, her or it set forth herein.

            2.10 Ownership of Contributed Interests. Each of the undersigned hereby represents and warrants to Chateau OP and Chateau that, except with respect to loans described in Schedule B, he, she or it owns the Contributed Interests listed in relation to his, her or its name on Schedule A free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the transfer thereof. Except with respect to loans described in Schedule B, each of the undersigned has not granted any proxies or powers of attorney with respect to his, her or its Contributed Interests that are inconsistent with the provisions of this Election and Subscription Agreement. Each of the undersigned will, upon request, execute and deliver any additional documents deemed by Chateau OP or Chateau to be necessary or desirable to confirm the foregoing.


            2.11 The Loan Documents. To the extent that each of the undersigned has participated in any Limited Partner loans with CWS or CWS OP, he, she or it hereby represents and warrants to Chateau OP and Chateau that, as of the Closing Date (i) all of the information listed on Schedule B hereto is true and complete in all respects, (ii) neither him, her or it nor any other party is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in the agreements listed on Schedule B hereto, which relate to the Limited Partner loans described on such Schedule B (collectively, the "Loan Documents");
(iii) all of such Loan Documents have been duly executed and delivered by him, her or it and constitute the valid and binding obligations of him, her or it enforceable by CWS or CWS OP currently, and by Chateau or Chateau OP or its designees as of the Closing Date, against him, her or it in accordance with their terms; and (iv) as of the date hereof, CWS OP has a first perfected security interest, and as of the Closing Date Chateau OP will have a first perfected security interest, in the collateral listed on Schedule B hereto together with any proceeds therefrom.


            2.12 No Other Tax-Related Agreements. Other than that certain Tax Agreement (as defined in Section 7.1 hereof) referenced in Section 7.1 hereof, there are no other similar tax-related agreements outstanding between any one or more of the undersigned and either CWS or CWS OP.


            2.13 CWS Common Stock as Collateral. To the extent that the collateral listed on Schedule B hereto consists of shares of common stock of CWS, each of the undersigned who owns any such shares represents and warrants that he, she or it owns an equivalent number of CWS OP Units and will own such equivalent number of CWS OP Units at the Closing Date.


            2.14 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the undersigned covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and appropriate to consummate and make effective the transactions contemplated by this Election and Subscription Agreement.


      3.    Representations, Warranties and Covenants of Chateau and Chateau OP.


      Each of Chateau and Chateau OP hereby acknowledges, represents and warrants to, and covenants and agrees with, each of the undersigned as follows, which acknowledgments will be true and correct as of the date of the Closing
Date:


            3.1 Authorization. Each of Chateau and Chateau OP has the requisite power and authority to enter into this Election and Subscription Agreement and to consummate the transactions contemplated by this Election and Subscription
Agreement. The execution and delivery of this Election and Subscription Agreement by each of Chateau and Chateau OP and the consummation by each of Chateau and Chateau OP of the transactions contemplated by this Election and Subscription Agreement have been duly authorized by all necessary action on the part of each of Chateau and Chateau OP. This Election and Subscription Agreement has been duly executed and delivered by each of Chateau and Chateau OP and constitutes a valid and binding obligation of each of Chateau and Chateau OP, enforceable against each of Chateau and Chateau OP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

            3.2. Issuance. The Chateau OP Units to be issued hereunder, will, at the Closing Date, be duly authorized, fully paid and issued in the name of each of the undersigned, free and clear of all liens created by Chateau or Chateau OP other than those created under the Loan Documents or the Partnership Agreement.

            3.3 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, Chateau and Chateau OP each covenant and agree to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and appropriate to consummate and make effective the transactions contemplated by this Election and Subscription Agreement.

      4.    Survival; Indemnification; Power of Attorney

            4.1 Survival of Representations and Warranties. Except as otherwise provided herein, the representations and warranties contained in this Election and Subscription Agreement shall survive the Closing Date.

            4.2 Indemnification by Each of the Undersigned. Subject to the limitations contained in this Section 4.2, each of the undersigned agrees to indemnify, defend and hold harmless Chateau OP, Chateau and each of their respective affiliates, stockholders, directors, officers, employees, agents, representatives, successors and assigns (each, a "Chateau Indemnified Party") from and against any and all losses, liabilities, and damages, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) (hereinafter individually, a "Loss" and collectively, "Losses") that arise out of, or result from, (a) any inaccuracy in, or any breach of, any representation or warranty of such Limited Partner that is contained herein or in any certificate or other document delivered hereunder and (b) any breach by him, her or it of any applicable covenant or agreement of him, her or it that is contained herein; provided, however, that, notwithstanding the foregoing, the maximum amount payable by such undersigned under this Section 4.2 shall be limited to the amount of consideration received or to be received by him, her or it in exchange for his, her or its Contributed Interests.

            4.3 Appointment of Agents. Each of the undersigned hereby irrevocably (i) appoints Chateau (for purposes of this Section 4.3, the "Agent") as his, her or its attorney-in-fact and proxy of him, her or it, each with full power of substitution, to exercise all voting and other approval rights with respect to the Contributed Interests and to execute all or any instruments of transfer and/or other documents in the Agent's discretion in relation to the Contributed Interests, and to do all such other acts and things as may in the opinion of the Agent be necessary or expedient specifically in each such case for the purpose of, or in connection with, effecting the transactions contemplated hereby; (ii) authorizes and requests CWS OP and its general partner (the "General Partner") to take any and all acts as may be required to effect the transactions contemplated hereby; (iii) assigns to Chateau OP and its assigns all right, title and interest of him, her or it in and to any and all distributions made by CWS OP in respect of the Contributed Interests covering any period following the Closing Date; (iv) agrees not to exercise any rights pertaining to the Contributed Interests without the prior consent of Chateau OP;
(v) empowers the Agent to execute, on behalf of him, her or it, (A) the Partnership Agreement, including in order to cause him, her or it to become an Obligated Partner as specified in Section 7.1(b) hereof and (B) any documents required by

Sections 7.3 and 7.4 hereof; and (vi) empowers the Agent, once he, she or it is admitted as a limited partner in Chateau OP, to take any action, on behalf of him, her or it, set forth in Section 8.2 of the Partnership Agreement. Effective as of the Closing Date, all prior proxies and powers given by each of the undersigned with respect to the Contributed Interests will, without further action, be revoked, and no subsequent proxies or powers may be given (and if given will not be effective). Effective as of the Closing Date, the Agent will, with respect to the Contributed Interests, be empowered to exercise all voting and other rights of each of the undersigned as it in its sole discretion may deem proper, whether at any meeting of CWS OP, by written consent or otherwise, subject to any restrictions in CWS OP's partnership agreement. The foregoing proxy and power may be exercised by the Agent of its designees acting alone. Each of the undersigned shall execute and deliver to Chateau OP within 15 days after receipt of Chateau OP's request therefor, such further designation, powers of attorney and other instruments as Chateau OP or Chateau deems reasonably necessary to effectuate this power of attorney; provided, however, that no such designation, power of attorney or other instruments shall broaden the scope of this power of attorney.

            4.4 Irrevocability. The foregoing powers of attorney and proxy shall be considered coupled with an interest and are irrevocable, and shall survive the Incapacity of a Limited Partner, except in so far as this Election and Subscription Agreement is terminated prior to the Closing Date in accordance with its terms, in which case such foregoing powers of attorney and proxy shall be revoked. "Incapacity" means, (i) as to any individual Limited Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating the Limited Partner incompetent to manage his or her person or estate; (ii) as to any corporation which is a Limited Partner, the filing of a certificate or articles of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Limited Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Limited Partner, the distribution by the fiduciary of the estate's entire interest in either CWS OP or Chateau OP; (v) as to any trustee of a trust which is a Limited Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Limited Partner, the Bankruptcy (as defined in Section 1.6 of the Partnership Agreement) of such Limited Partner.


      5. Conditions to Consummation by Chateau and Chateau OP. The obligations of Chateau OP to accept a subscription from, and to deliver Chateau OP Units to, each of the undersigned pursuant to the Merger Agreement and this Election and Subscription Agreement on the Closing Date are subject to the fulfillment of the conditions set forth in this Article 5, any one or more of which may be waived by Chateau or Chateau OP:

            5.1 Representations, Warranties and Covenants. The representations and warranties of each of the undersigned contained in this Election and Subscription Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date except as expressly stated herein to be made as of a specified date. Each of the undersigned shall have performed in all material respects all obligations required to be performed by him, her or it under this Election and Subscription Agreement at or prior to the Closing Date.

            5.2 Closing Documents. Each of the undersigned shall have executed and delivered to Chateau OP on or prior to the Closing Date all documents reasonably requested by Chateau OP that are necessary to effectuate the transactions contemplated hereby, including any of the documents contemplated by Sections 7.3 and 7.4 hereof.

            5.3 The Partnership Merger. The Partnership Merger shall have occurred.

            5.4 Opinion of Counsel. To the extent that Schedule B hereto includes a listing of any Loan Documents, Chateau OP and Chateau shall have received an opinion, dated the Closing Date, the form of which shall be reasonably acceptable to Chateau OP and Chateau, issued by O'Melveny & Myers LLP, counsel to each of the undersigned, to the effect that as of the Closing Date (i) the Loan Documents have been duly authorized, executed and delivered by each of the undersigned and constitute the valid and binding obligations of him, her or it enforceable upon the Closing Date by Chateau, Chateau OP or their designees against him, her or it in accordance with their terms and as specified in this Election and Subscription Agreement; and (ii) Chateau OP has a first perfected security interest in the collateral listed on Schedule B hereto together with any proceeds therefrom.

            5.5 Receipt of Subscription by the Expiration Date. This Election and Subscription Agreement and the documents attached hereto as Exhibits A and B must be completed and executed by each of the undersigned and received by Chateau OP by no later than 20 days after the execution of the Merger Agreement (unless the solicitation has been extended by Chateau OP to a later date, which will not be later than the Closing Date (the "Expiration Date")).

      6. Conditions to Consummation by Each of the Undersigned. The obligations of each of the undersigned to receive Chateau OP Units pursuant to the Merger Agreement and this Election and Subscription Agreement on the Closing Date are subject to the fulfillment of the conditions set forth in this Article 6, any one or more of which may be waived by him, her or it:

            6.1 Representations, Warranties and Covenants. The representations and warranties of Chateau and/or Chateau OP contained herein shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date except as expressly stated therein to be made as of a specified date. Chateau and Chateau OP shall have performed in all material respects all obligations required to be performed by each of them under this Election and Subscription Agreement at or prior to the Closing Date.

            6.2 The Partnership Merger. The Partnership Merger set forth in the Merger Agreement shall have occurred upon the terms relating to each of the undersigned specified in the Merger Agreement.

            6.3 Opinion of Counsel. Each of the undersigned shall have received a favorable opinion, dated the Closing Date, the form of which shall be reasonably acceptable to him, her or it, from Clifford Chance Rogers & Wells LLP, with respect generally to the matters set forth in Sections 3.1 and 3.2 hereof.

            6.4 Officer's Certificate. Each of the undersigned shall have received a certificate executed by a duly authorized officer each of Chateau and Chateau OP confirming that the representations and warranties of Chateau and Chateau OP set forth herein and in the Merger Agreement are true and correct as of the Closing Date.

      7.    Additional Agreements.

            7.1   Tax-Related Agreement.

            (a) Chateau OP hereby agrees to assume the obligations of CWS OP with respect to each of the undersigned contained in the Tax-Related Agreement by and among CWS OP and certain of the Limited Partners, dated as of March 6, 1998, as amended (the "Tax Agreement"). However, the parties hereto agree that the provisions of Section 1.2 of the Tax Agreement shall no longer apply following the Closing of the Partnership Merger.

            (b) Chateau OP shall cause each of the undersigned to become, subject to reasonable termination rights requested in writing by any one or more of the undersigned prior to the Closing Date, an Obligated Partner (as defined in the Partnership Agreement) with a Restoration Amount (as defined in the Partnership Agreement) equal to (A) an amount to be provided by such undersigned prior to the Closing Date, reduced (but not below zero) as of the date in question by (B) the lesser of (i) the amount of any nonrecourse debt that is allocated to such undersigned under Treasury Regulation ss. 1.752-3(a) or other applicable liability sharing regulations as of the Closing, or (ii) the amount of any nonrecourse debt that is allocated to such undersigned under Treasury Regulation ss.1.752-3(a) or other applicable liability sharing regulation as of the date in question. The amount specified in Clause (A) shall be the amount (reasonably determined and communicated to Chateau OP by the such undersigned prior to the Closing Date) sufficient to protect such undersigned against a deemed Code (as defined below) Section 752 distribution in excess of basis as of the Closing Date assuming the amount of nonrecourse debt allocated to such undersigned in Clause (B)(i) or (B)(ii) were zero.

            (c) Each of the undersigned further agrees that, notwithstanding anything to the contrary set forth in the Tax Agreement, he, she or it hereby waives any of his, her or its rights set forth in such Tax Agreement to assert any claim or collect any damages from CWS, CWS OP, Chateau or Chateau OP to the extent that such rights would otherwise result from or arise out of the transactions contemplated by or related to the Merger Agreement.

            7.2 Tax Treatment. The parties hereto shall treat the Partnership Merger as an "assets over" form of merger pursuant to Treasury Regulation
Section  1.708-1(c)(3),  with the consequences set forth in Treasury  Regulation
Section 1.708-1(c)(3)(i). The parties hereto agree that, if and to the extent that any transaction entered into pursuant to this Election and Subscription Agreement or the Merger Agreement, or otherwise deemed undertaken in connection with the transactions contemplated by this Election and Subscription Agreement or the Merger Agreement, is treated for federal income tax purposes as a direct or indirect transfer of cash from Chateau OP to a holder of CWS OP Units that would be characterized as a sale for federal income tax purposes, pursuant to Treasury Regulation ss. 1.708-1(c)(4) such sale shall be treated by all parties as a sale by the former holder of CWS OP Units receiving (or deemed to receive) such cash of CWS OP Units to Chateau OP and as a direct purchase by Chateau OP of such CWS OP Units from such former holder of CWS OP Units immediately prior to the Partnership Merger (and not as a transfer of cash from Chateau OP to CWS OP as part of the Partnership Merger). The parties hereto agree that each holder of CWS OP Units who receives, directly or indirectly, any cash in connection with the this Election and Subscription Agreement or the Partnership Merger shall be deemed, by such holder's act of receiving and accepting such cash, to have agreed to the characterization of such transaction set forth in the immediately preceding sentence for purposes of Treasury Regulation ss. 1.708-1(c)(4).

            7.3 Amendment of Loan Documents. Each of the undersigned agrees with Chateau and Chateau OP that, effective as of the Closing of the Partnership Merger, the following amendments to the Loan Documents as set forth in this
Section 7.3 will be immediately effective for all purposes relating to the Loan Documents. Capitalized terms used in this Section 7.3 shall have the meanings ascribed to them in the Loan Documents.

                  (i) The maximum base interest rate payable under the Loans is 7.50%.

                  (ii) The Option Securities Collateral will consist exclusively of the Chateau OP Units specified on Schedule B hereto together with any proceeds therefrom.

                  (iii) Section 5 of the Pledge Agreement is amended so that the Option Securities Percentage of the Excess Portion (the "Special Distribution Amount") will be applied as mandatory prepayments under the Investment Loan, rather than paid as additional interest to the Lender under the Investment Loan. No substitute

                  Collateral will be permitted in the event that Special Distribution Amounts are applied as prepayments.

                  (iv) In the event that a Special Distribution Amount is applied as a repayment under the Investment Loan, such amount will reduce the Exercise Price of the Options referred to in such Loan by the quotient determined by dividing the Special Distribution Amount by the number of Chateau OP Units subject to the Options. Such reduction in the Exercise Price will be effective for all purposes immediately prior to the prepayment specified in subsection (iii) above. However, the application of the Special Distribution Amount as a prepayment shall not permit the exercise of any Options until the principal amount of the Loan is paid in full.

                  (v) The Option is amended to provide that it will become exercisable with respect to payments under the Investment Loan made on or prior to December 31, 2002, during the first 90 days of 2003; provided, however, that if the Loan is repaid in full by December 31, 2002, the Option will no longer be exercisable.

                  (vi) The Loan Documents are amended to provide that the Borrower (under the Loans) shall at all times consist only of the individuals currently named as part of the Borrower in the Loan Documents. In exchange for the release of the other Borrowers from direct obligations under the Loans, such Borrowers hereby reconfirm the pledges of Collateral that are being pledged by them under the Pledge Agreement.

                  (vii)  To  the   extent   that  that   Schedule  B  hereto  is
                  inconsistent with the terms of the existing Loan Documents, Schedule B shall govern for all purposes.

            7.4 Further Assurances. The Loan Documents shall be further amended as reasonably requested by Chateau in order to cause such Loans to be "qualifying assets" for REIT qualification purposes (provided that such amendment shall be limited to matters specifically relating to the causing of such Loans to be "qualifying assets" and that such amendment shall not materially and adversely affect any of the undersigned), to rationalize such Loan Documents in the context of Chateau or its designee as Lender and/or Optionee and to make the Loan Documents consistent with Schedule B. Each of the undersigned agrees with Chateau and Chateau OP that on or prior to the Closing Date it will execute all documents, including financing statement agreement amendments, pledge agreements and other documents reasonably requested by Chateau or Chateau OP, to more fully implement the amendments specified in
Section 7.3 hereof (although such amendments shall be effective for all purposes as of the Closing of the Partnership Merger even without any additional documents) and to satisfy Chateau and Chateau OP that, as of the Closing Date, the Loan Documents as amended by Section 7.3 hereof will be enforceable by Chateau OP and its designee(s) in accordance with their respective terms and that Chateau OP or such designee(s) will have a first perfected security interest in the collateral specified in Schedule B together with all proceeds thereof.

            7.5 Remedial Allocation Method. Without the written consent of a majority of the Limited Partners, Chateau OP agrees not to use the remedial allocation method set forth in Treasury Regulation Section 1.704-3(d) with respect to any of the assets deemed contributed to Chateau OP pursuant to the Partnership Merger.

            7.6 Certain Reorganizations. This Section 7.6 will be applicable to each of the undersigned only to the extent to which Schedule C hereto is filled in. Following the Closing and conditioned upon its consummation, at the written request of any one or more of the undersigned, together with all of the equity owners of the entity set forth on Schedule C, which request shall be given no later than 30 days after the Closing, Chateau and such entity shall use their commercially reasonable efforts to effect, if possible, a tax free reorganization of the entity with a "qualified REIT subsidiary" of Chateau, with the equity owners of such entity receiving shares of Common Stock in Chateau at the rate of one share for each Chateau OP Unit held by such entity as of the effective time of the reorganization. Chateau shall have no obligation to effect any such reorganization unless the following conditions are satisfied: (i) all of the equity owners satisfy, to the reasonable satisfaction of Chateau, that they are "accredited investors" under the Securities Act; (ii) such equity owners take such steps and execute such documents reasonably requested by Chateau to insure, to Chateau's reasonable satisfaction, that the offer and sale of the shares of Chateau common stock can be effected in a valid private placement under Regulation D under the Securities Act; (iii) such entities have not engaged, and are not currently engaged, in other activities (other than the ownership of CWS OP Units or the Chateau OP Units) or, if such entities have engaged in other activities in the past, such entities shall reasonably satisfy Chateau that such entities are free of any and all liabilities arising from or relating to any such other activities; (iv) the equity owners will agree to indemnify (in form and substance satisfactory to Chateau) Chateau and Chateau OP against all liabilities of such entity and any potential tax liabilities resulting from the reorganization; and (v) counsel to the entity (reasonably satisfactory to Chateau) shall deliver an opinion of counsel to Chateau to the effect that the reorganization qualifies as a tax free reorganization under
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

            7.7 Registration Rights Agreement. Chateau and Chateau OP acknowledge that each of the undersigned, as a holder of CWS OP Units, has certain registration rights pursuant to that certain Transfer and Registration Rights Agreement by and among CWS and certain holders of CWS OP Units, including each of the undersigned, dated as of March 6, 1998 (the "Registration Rights Agreement"). Chateau agrees that, as of the Closing Date, the term "the Company" under the terms of that Registration Rights Agreement, will mean Chateau. In addition, Chateau agrees that, as of the Closing Date, the term "the Registrable Security" under the terms of that Registration Rights Agreement, will mean the shares of Chateau common stock issuable upon an exchange of Chateau OP Units issued to each of the undersigned in the Partnership Merger.

      8.    General Provisions.

            8.1 Modification. Neither this Election and Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

            8.2 Notices. All notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received (i) upon personal delivery or (ii) as of the date shown on the return receipt after mailing by registered or certified mail, return receipt requested, postage prepaid, or (iii) the second succeeding business day after deposit with Federal Express or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit.

            8.3 Binding Effect. Except as otherwise provided herein, this Election and Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If any one or more of the undersigned is itself more than one person, the obligations of such undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

            8.4 Entire  Agreement;  Conflicting  Provisions.  This  Election and
Subscription Agreement and the Partnership Agreement contain the entire agreement of the parties with respect to this election and subscription, and there are no representations, covenants or other agreements except as stated or referred to herein or therein. In the event of a conflict between the terms of this Election and Subscription Agreement and the terms of the Partnership Agreement, the terms of this Election and Subscription Agreement shall be controlling.

            8.5 Assignability. This Election and Subscription Agreement is not transferable or assignable by any party hereto.

            8.6 Applicable Law. This Election and Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            8.7 Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

            8.8 Counterparts. This Election and Subscription Agreement may be executed through the use of separate signature pages or in counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the same counterpart.

            8.9 Further Assurances. Each of the undersigned will, from time to time, execute and deliver to Chateau or Chateau OP all such other and further instruments and documents and take or cause to be taken all such other and further action as Chateau or Chateau OP may reasonably request both in order to effect the transactions contemplated by this Election and Subscription Agreement and in order to enable Chateau and Chateau OP to establish to their satisfaction that Chateau OP has a first perfected security interest in the collateral under the Loan Documents listed on Schedule B hereto, if any, in each case without broadening the scope of the obligations hereunder of each of the undersigned.

                             CP LIMITED PARTNERSHIP

                       ELECTION AND SUBSCRIPTION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      Each of the undersigned, desiring to enter into this Election and Subscription Agreement for the subscription of the number of Chateau OP Units indicated on Schedule A, hereby agrees to all of the terms and provisions of this Election and Subscription Agreement and agrees to be bound by all such terms and provisions.


      Each of the undersigned has executed this Election and Subscription Agreement as of June 6, 2001.

[____________________________]

By:____________________________
                              (Signature)
      Name:______________________
                              (Print or Type)
      Title:____________________
                              (Print or Type)


Agreed and Accepted June 6, 2001.

      CHATEAU COMMUNITIES, INC.


      By:  ________________________________________


            Name: ________________________________

            Title:  _________________________________


      CP LIMITED PARTNERSHIP


      By:   Chateau Communities, Inc.
            its general partner

              By:_____________________________

                  Name:_______________________

                  Title:______________________


      By:   ROC Communities, Inc.
            its general partner

              By:_____________________________

                  Name:_______________________

                  Title:______________________

                                   Schedule A
                    The CWS OP Units and the Chateau OP Units



With regard to the CWS OP Unit holdings of each of the undersigned:

     The undersigned, [______________________] holds [_______],
[______________________] CWS OP Units.

The number of Chateau OP Units to be issued in the Partnership Merger in exchange for such CWS OP Units shall be as determined under the Merger Agreement.

                                   Schedule B
                               The Loan Documents


The information listed below relates to the outstanding Limited Partner loan(s) of each of the undersigned, which loans were made in accordance with the following Loan Documents:

Borrowers: [__________________].

There are four sets of loan documents described below, which four sets together comprise the "Loan Documents."


First Set of Loan Documents:

(i) First Amended and Restated [__________] Non-Investment Loan Agreement dated as of June 24, 1999
(ii)  $2,000,000 Promissory Note ("Loan") dated September 26, 2000
(iii) First  Amendment to  Non-Investment  Pledge  Agreement dated September 25,
      2000

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $2,000,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is September 25, 2010, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of 200,000 CWS OP Units held by the [__________].

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.

Second Set of Loan Documents:

(i) First Amended and Restated [_______] Non-Investment Loan Agreement dated as of June 24, 1999
(ii)  $2,000,000  Promissory  Note ("Loan")  dated October 1, 1999
(iii) Non-Investment Pledge Agreement dated October 1, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $2,000,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is October 1, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] CWS OP Units held by [___________].

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.

Third Set of Loan Documents:
(i) First Amended and Restated [____________] Investment Loan Agreement dated as of June 24, 1999
(ii)  $6,000,000 Promissory Note ("Loan") dated October 1, 1999
(iii) Investment Pledge Agreement dated October 1, 1999.
(iv)  Investment Option Agreement dated October 1, 1999.

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $6,000,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is October 1, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option is 6%.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [________] CWS OP Units held by [______________].

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.

Fourth Set of Loan Documents:

(i) First Amended and Restated [________] Investment Loan Agreement dated as of June 24, 1999
(ii)  $6,000,000 Promissory Note ("Loan") dated September 26, 2000.
(iii) First Amendment to Investment Pledge Agreement dated September 25, 2000.

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $6,000,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is September 25, 2010, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option is 6%.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [__________] CWS OP Units held by Coral Cay and the BBC-Williams Family Living Trust 488,803.10 held by [_______________].

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.

                                   Schedule C
                Reorganization Entities and Equity Owners Thereof

                                    Exhibit A
                          FORM W-9 AND FIRPTA AFFIDAVIT
                                   IMPORTANT!
                 Partners must complete lines A through F below.


   -----------------------------------------------------------------------------
   SUBSTITUTEPart 1-- PLEASE  PROVIDE YOUR TIN IN THE BOX AT
   Form W-9 RIGHT AND CERTIFY BY SIGNING AND DATING BELOW      Social   Security
                                                                 Number(s) or
                                                                  Employer
                                                               Identification
                                                                  Number(A)
Department of the Treasury Internal Revenue Service

Payer's Request for Taxpaer Identification Number (TIN)

   -----------------------------------------------------------------------------
   Part 2 -- Certification -- Under penalties of perjury, I certify that:
   (1) The number shown on this form is my correct Taxpayer
   Identification Number (or I am waiting for a number to be issued to
   me) and (2) I am not subject to back-up withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to back-up withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding.
   -----------------------------------------------------------------------------
B  Certification  Instructions -- You must cross out item (2)       Part 3 --
O  above if you have been  notified by the IRS that you are         Awaiting
X  subject to back-up withholding because of underreporting         TIN
   interest or dividends on your tax return. However, if being notified by the IRS that you were subject to
A back-up withholding you received another notification from the IRS that you are no longer subject to back-up withholding, do not cross out item (2).

            SIGNATURE (B):                                    DATE (C):
   -----------------------------------------------------------------------------
                 CERTIFICATE OF AWAITING TAXPAYER  IDENTIFICATION  NUMBER
      *(To be  completed  only  if the  box in  Part 3  above  is checked)
         I certify under penalties that a taxpayer  identification number has not been issued to me, and either (a) I have  mailed or  delivered an  application  to  receive a taxpayer  identification  number to the
   appropriate   Internal  Revenue  Service  Center  or  Social  Security
   Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty days, 31 percent of all reportable payments made to me thereafter will be withheld until I provide a number.

           Signature                                             Signature
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
                 FIRPTA AFFIDAVIT-- CERTIFICATE OF NON-FOREIGN STATUS
B
O
X

B

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Chateau that withholding of tax is not required upon this disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the tendering Limited Partner named above:
   1. The Limited Partner,  if an individual,  is not a nonresident  alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
   2.   The Limited  Partner's  Social Security Number (for  individuals) or
      Employer     Identification     Number    (for     non-individuals)    is
      (D):__________________; and
   3. The Limited Partner's address is (E):__________________________________
   I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.
      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

 _________________________________       _____________________________________
              Signature (F)                   Signature
 Title:                                  Title:
 -------------------------------------------------------------------------------

                                   Exhibit B

                        ACCREDITED INVESTOR QUESTIONNAIRE

      The undersigned is an "Accredited Investor," based upon the following (check all that apply):


_____ 1. he is a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000, at the time of sale; or

_____ 2. he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year; or

_____ 3. it is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

_____ 4. it is either (a) a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Securities Act"), or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (b) a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; (c) an insurance company as defined in section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
(g) an  employee  benefit  plan within the  meaning of the  Employee  Retirement
Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors, (h) a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940 or (i) a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940; or

_____ 5. it is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

_____ 6. it is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

_____ 7. it is a trust with respect to which the grantor(s) has retained absolute power in its or her sole discretion to amend or revoke the trust at any time and such grantor(s) is an accredited investor as indicated in items 1 or 2 above; or

_____ 8. it is an entity in which all of its equity owners meet one or more of the standards set forth in the preceding paragraph numbers 1-6, based upon the questionnaires delivered by such equity owners.

      The undersigned agrees that Chateau Communities, Inc., a Maryland corporation ("Chateau"), CP Limited Partnership, a Maryland limited partnership ("Chateau OP"), and their counsel, Clifford Chance Rogers & Wells LLP ("CCR&W") may rely on the representations set forth in this form to the same extent as if such form had been addressed to each of them and hereby indemnifies Chateau, Chateau OP, their officers and directors, and CCR&W (collectively, the "Indemnitees") and holds each of the Indemnitees harmless from and against any and all damages suffered and liabilities incurred by any of the Indemnitees (including reasonable costs of investigation and defense and reasonable attorneys fees) arising out of any inaccuracy in the representations which the undersigned has made herein.




Dated:__________________ , 2001      Signature: ____________________________
                                      Printed Name:

                             CP LIMITED PARTNERSHIP

                       ELECTION AND SUBSCRIPTION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      The undersigned, desiring to enter into this Election and Subscription Agreement for the subscription of the number of Chateau OP Units indicated on Schedule A, hereby agrees to all of the terms and provisions of this Election and Subscription Agreement and agrees to be bound by all such terms and provisions.


      The undersigned has executed this Election and Subscription Agreement as of June 6, 2001.



[______________]

By: _____________________________________
                              (Signature)
      Name:___________________
                              (Print or Type)
      Title:__________________
                              (Print or Type)

[___________________________]

By: _____________________________________
                              (Signature)
      Name:___________________
                              (Print or Type)
      Title:__________________
                              (Print or Type)

Agreed and Accepted June 6, 2001.

      CHATEAU COMMUNITIES, INC.


      By:___________________________


            Name:___________________

            Title:__________________


      CP LIMITED PARTNERSHIP


      By:   CHATEAU COMMUNITIES, INC.
            its general partner

      By:___________________________


            Name:___________________

            Title:__________________


      By:   ROC COMMUNITIES, INC.
            its general partner

      By:___________________________


            Name:___________________

            Title:__________________

                                   Schedule A
                    The CWS OP Units and the Chateau OP Units

With regard to the CWS OP Unit holdings of the undersigned:

      The undersigned, [___________], and the [___________________], as amended, each hold [_____________] and [____________] CWS OP Units respectively.

The number of Chateau OP Units to be issued in the Partnership Merger in exchange for such CWS OP Units shall be as determined under the Merger Agreement.

                                   Schedule B
                               The Loan Documents


The information listed below relates to the outstanding Limited Partner loan(s) of the undersigned, which loans were made in accordance with the following Loan
Documents:

Borrowers: [______________], and [___________________].

There are eight sets of loan documents described below, which eight sets together comprise the "Loan Documents."


First Set of Loan Documents:

(i) Second Amended and Restated [_________] Investment Loan Agreement dated as of June 24, 1999
(ii)  $1,500,000 Promissory Note ("Loan") dated December 15, 1999
(iii) Second Amendment to Investment Pledge Agreement dated December 15, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $1,500,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is December 15, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option is 6%.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] CWS OP Units held by [____________].

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.




Second Set of Loan Documents:

(i) First Amended and Restated [_______] Investment Loan Agreement dated as of March 16, 1999
(ii)  $1,500,000 Promissory Note ("Loan") dated June 14, 1999
(iii) First Amendment to Investment Pledge Agreement dated June 14, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $1,500,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is June 14, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option is 6%.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of 150,000 CWS OP Units held by [________].

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.




Third Set of Loan Documents:

(i) First Amended and Restated [__________] Investment Loan Agreement dated as of March 16, 1999
(ii)  $1,500,000 Promissory Note ("Loan") dated March 16, 1999
(iii) Pledge Agreement dated March 16, 1999
(iv)  Option Agreement dated March 16, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $1,500,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is March 16, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option is 6%.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.5%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of 150,000 CWS OP Units held by the [__________].

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.




Fourth Set of Loan Documents:

(i) Second Amended and Restated [_________] Investment Loan Agreement dated as of June 24, 1999
(ii)  $3,000,000 Promissory Note ("Loan") dated September 26, 2000
(iii) Third Amendment to Investment Pledge Agreement dated September 26, 2000

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $3,000,000.

The portion of such aggregate outstanding amount that is recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The portion of such aggregate outstanding amount that is non-recourse debt is determined in accordance with the provisions of Section 8.2 of the Investment Loan Agreement.

The maturity date of the loan is September 26, 2010, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is an Investment Loan.

To date, the weighted average annual yield (as used in the definition of "Option Securities Percentage" in the Pledge Agreement) on the collateral subject to the Option will be 6% upon substitution of CWS OP units for the shares as collateral.

The weighted average annual yield following the date of the completion of the Partnership Merger will be calculated based on both the weighted average annual yield prior to the Partnership Merger and the annual distributions payable on the Chateau OP Units divided by the initial exercise price of the options following the date of the completion of the Partnership Merger.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] Class A shares of CWS Communities Trust Stock held by the [_________]. CWS OP units to be substituted for CWS shares before Closing.

The percentage of the Present Collateral subject to the Option is 66 2/3%.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be 66 2/3%.

The current exercise price of the Option is $10.00 per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

Upon completion of the Partnership Merger, the exercise price under the Option to purchase each Chateau OP Unit will be $10.00 divided by the Exchange Ratio specified in the Merger Agreement.


Fifth Set of Loan Documents:

(i) Second Amended and Restated [_________] Non-Investment Loan Agreement dated as of June 24, 1999
(ii)  $500,000 Promissory Note ("Loan") dated December 15, 1999
(iii) Second  Amendment to  Non-Investment  Pledge  Agreement dated December 15,
      1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $500,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is December 15, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] CWS OP Units held by the [_________].

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.




Sixth Set of Loan Documents:

(i) First Amended and Restated [_________] Non-Investment Loan Agreement dated as of March 16, 1999
(ii)  $500,000 Promissory Note ("Loan") dated June 14, 1999
(iii) First Amendment to Non-Investment Pledge Agreement dated June 14, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $500,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is June 14, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] CWS OP Units held by the [_________].

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.




Seventh Set of Loan Documents:

(i) First Amended and Restated [_________] Non-Investment Loan Agreement dated as of March 16, 1999
(ii)  $500,000 Promissory Note ("Loan") dated March 16, 1999
(iii) Pledge Agreement dated March 16, 1999

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $500,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is March 16, 2009, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.5%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] units of Queen OP held by the [_________].

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of King OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per Queen OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.


Eighth Set of Loan Documents:

(i) Second Amended and Restated [_________] Non-Investment Loan Agreement dated as of June 24, 1999
(ii)  $1,000,000 Promissory Note ("Loan") dated September 26, 2000
(iii) Third  Amendment to  Non-Investment  Pledge  Agreement dated September 26,
      2000

Terms used below have the definitions assigned to them in the Loan Documents listed above.

As of the date hereof, the aggregate outstanding amount of the loan is $1,000,000.

The  portion of such  aggregate  outstanding  amount  that is  recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The portion of such aggregate  outstanding  amount that is non-recourse  debt is
determined   in   accordance   with  the   provisions  of  Section  8.2  of  the
Non-Investment Loan Agreement.

The maturity date of the loan is September 26, 2010, subject to renewal upon terms set forth in the Loan Documents.

No additional borrowings are permitted under the loans.

This Loan Document is not an Investment Loan.

The interest rate is currently 6.25%.

No additional interest has been paid under the loan to date.

As of the date hereof, the collateral (the "Present Collateral") consists of [_________] shares of Class A stock in CWS Communities Trust held by the [_________]. CWS OP units to be substituted for CWS shares before Closing.

The percentage of the Present Collateral subject to the Option is zero %.

Upon completion of the Partnership Merger the collateral will consist of the number of Chateau OP Units into which the Present Collateral is convertible under the terms of the Merger Agreement.

Upon completion of the Partnership Merger the percentage of the collateral subject to the Option will be zero %.

The current exercise price of the Option is NOT APPLICABLE per CWS OP Unit.

Upon completion of the Partnership Merger, the Chateau OP Units issued in the Partnership Merger shall be deemed to have been issued at $10.00 per Chateau OP Unit divided by the Exchange Ratio.

The exercise price of the Option upon completion of the Partnership Merger is NOT APPLICABLE.

                                                                       EXHIBIT G

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement"), dated as of June 6, 2001, is by and between CP LIMITED PARTNERSHIP, a Maryland limited partnership ("Chateau OP"), and Security Capital Manufactured Housing Incorporated, a Delaware corporation ("Housing").

                                    RECITALS

     WHEREAS, Housing is the owner of approximately 94.1% of the shares of beneficial interest of CWS Communities Trust, a Maryland real estate investment trust ("CWS"), which has entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, with Chateau Communities, Inc., a Maryland corporation, Chateau OP, Chateau Merger Sub, a Maryland corporation ("Merger Sub"), Second Merger Sub, LLC, a Maryland limited liability company, Partnership Merger Sub, LLC, a Delaware limited liability company, CWS Communities LP, a Delaware limited partnership ("CWS OP") and Housing. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

     WHEREAS, Housing has also entered into a Share Purchase Agreement (the "Share Purchase Agreement"), dated as of the date hereof, whereby Housing has agreed to sell, on the terms and subject to the conditions set forth therein, all of its shares of beneficial interest in CWS to Merger Sub.

     WHEREAS, in connection with the entering into of the Share Purchase Agreement and Merger Agreement, Housing desires to enter into this agreement to sell all of its shares of voting common stock, par value $.01 per share (the "Voting Common Stock") in CWS Management Services Incorporated ("CMS"), to Chateau OP.

     WHEREAS, Housing desires to sell, and Chateau OP desires to purchase from Housing, the Voting Common Stock upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                Purchase and Sale

          1.1 Purchase and Sale. Upon the terms and subject to the conditions contained herein, Housing shall sell to Chateau OP, and Chateau OP shall purchase from Housing the Voting Common Stock and Chateau OP shall pay to Housing the amount of $10, payable in cash on the Closing Date.

          1.2 Closing. The closing of the Sale (the "Closing") will take place simultaneously with the consummation of the transactions contemplated by the Share Purchase Agreement and the Merger Agreement and on the date thereof (the "Closing Date").

                                   ARTICLE II

                    Representations and Warranties of Housing

         Housing represents and warrants as of the date hereof as follows:

          2.1 Authority of Housing. Housing is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Housing has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Housing and constitutes the legal, valid and binding obligation of Housing, enforceable against Housing in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          2.2 Authority to Sell Voting Common Stock; No Conflict.

          (a) Housing has full right, title and authority to cause the sale of the Voting Common Stock to Merger Sub.

          (b) Except as set forth in Schedule 2.5(c) of the CWS Disclosure Letter, the execution and delivery of this Agreement by Housing does not, and the consummation of the transaction contemplated by this Agreement and compliance by Housing with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Housing, CWS or any CWS Subsidiary under, (i) the CWS Declaration or the CWS Bylaws or the charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of Housing or any CWS Subsidiary, each as amended or supplemented, (ii) any Material Contract applicable to Housing, CWS or any CWS Subsidiary, or (iii) any Laws applicable to Housing, CWS, any CWS Subsidiary or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or on behalf of Housing, CWS or any CWS Subsidiary in connection with the execution and delivery of this Agreement by Housing or the consummation by Housing of the transactions contemplated by this Agreement, except for filings (i) as are set forth in
Schedule 2.5(c) of the CWS Disclosure  Letter,  or (ii) as may be required under
(A) laws requiring transfer, recordation or gains tax filings, (B) the "blue sky" laws of various states, to the extent applicable, and (C) which, if not obtained or made, would not prevent or materially delay in any material respect the consummation of any of the transactions contemplated by this Agreement, or otherwise prevent Housing from performing its obligations under this Agreement in any material respect.

          2.3 Stock. The Voting Common Stock is all of the voting common stock of CMS beneficially owned by Housing and together with the shares of capital stock in CMS owned by CWS OP constitutes all of the shares of capital stock issued by CMS.

          2.4 Title to Voting Common Stock. Merger Sub shall, upon purchase of the Voting Common Stock hereunder, receive good and marketable title to the Voting Common Stock, free and clear of all Liens.

          2.5 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of Housing, any investigation by, any Governmental Entity, pending, or to the knowledge of Housing, threatened, with respect to Housing or the Voting Common Stock that would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

          2.6 No Options. There are no options or rights to acquire any Voting Common Stock, or any agreements to which Housing is a party relating to the Voting Common Stock, other than this Agreement.

                                  ARTICLE III

                  Representations and Warranties of Chateau OP

         Chateau OP represents and warrants as of the date hereof as follows:

          3.1 Authority of Chateau OP. Chateau OP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Chateau OP has been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by Chateau OP and constitutes the legal, valid and binding obligation of Chateau OP, enforceable against Chateau OP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          3.2 No Conflict. Except as set forth in Schedule 3.4(d) of the Chateau Disclosure Letter, the execution and delivery of this Agreement by Chateau OP does not, and the consummation of the transactions contemplated by this Agreement and compliance by Chateau OP with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Chateau OP under, (i) the Chateau Partnership Agreement, as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Chateau OP or its respective properties or assets or
(iii) any Laws applicable to Chateau OP or their respective properties or assets, other than, in the case of clause (ii) or (iii) any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to
(A) have a Chateau Material Adverse Effect or (B) prevent or materially impair the ability of Chateau OP to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transaction contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chateau OP in connection with the execution and delivery of this Agreement by Chateau OP or the consummation by Chateau OP of the transaction contemplated by this Agreement, except for (i) such filings as may be required in connection with the payment of any transfer and gains taxes and
(ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.4(d) of the Chateau Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Chateau OP from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Chateau Material Adverse Effect.

3.3 No Litigation. There is no action, suit or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or to the knowledge of Chateau OP, any investigation by any Governmental Entity, pending, or to the knowledge of Chateau OP, threatened, with respect to Chateau OP that would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                    Covenants

          4.1 No Transfer. From the date hereof until the earlier of the termination of this Agreement and the Closing, Housing shall not, directly or indirectly:

          (a) sell, transfer, assign or otherwise dispose of or encumber, or take any action which could reasonably be expected to result in the sale, transfer, assignment or other disposition or encumbrance of, the Voting Common Stock or otherwise permit the sale, transfer, assignment, disposition or other encumbrance of the Voting Common Stock; or

          (b) grant any proxies with respect to the Voting Common Stock, deposit the Voting Common Stock into a voting trust or enter into a voting agreement with respect to any of the Voting Common Stock.

                                   ARTICLE V

                   Conditions to the Obligations of Chateau OP

          5.1 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement have been satisfied or waived, other than the condition set forth in Section 6.2(b) of the Merger Agreement relating to the performance of Chateau OP under this Agreement.

          5.2 Deliveries by Housing. Housing shall have effected the deliveries required pursuant to Section 7.1 below.

                                   ARTICLE VI

                      Conditions to the Obligations of CMS

          6.1 Merger Agreement Conditions. All of the conditions set forth in Sections 6.1 and 6.3 of the Merger Agreement have been satisfied or waived, other than the condition set forth in Section 6.3(b) of the Merger Agreement relating to the performance of Housing under this Agreement.

          6.2 Deliveries by Chateau OP. Chateau OP shall have effected the deliveries required pursuant to Section 7.2 below.

                                  ARTICLE VII

                             Deliveries; Termination

          7.1 Deliveries of Housing. At the Closing, Housing shall deliver or cause to be delivered to Chateau OP (or its designee as identified to Housing in writing):

          (a) a certificate, dated the Closing Date, of an executive officer of Housing, certifying that, as of such date, the representations and warranties of Housing contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

          (b) certificates evidencing the Voting Common Stock duly endorsed in blank or accompanied by duly executed stock powers.

          7.2 Deliveries of Chateau. At the Closing, Chateau OP shall deliver or cause to be delivered to Housing:

          (a) a certificate, dated the Closing Date, of an executive officer of Chateau OP, certifying that, as of such date, the representations and warranties of Chateau OP contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

          (b) the payment of the purchase price set forth in Section 1.1.

          7.3 Termination. This Agreement shall terminate upon the mutual agreement of Chateau OP and Housing or upon termination of the Merger Agreement.

                                  ARTICLE VIII

                                  Miscellaneous

          8.1 Non-Survival of Representations. None of the representations and warranties in this Agreement shall survive the Closing hereunder.

          8.2 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties hereto.

          8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Chateau OP, addressed as follows:

     Chateau Communities, Inc.
     6160 South Syracuse Way
     Greenwood Village, Colorado 80111
     Attention:  Gary P. McDaniel and Rees F. Davis
     Fax No.: (303) 741-3715

with copy to:

     Clifford Chance Rogers & Wells
     200 Park Avenue
     New York, NY 10166-0153
     Attention:  Jay L. Bernstein, Esq.
     Fax No.: (212) 878-8375

If to Housing, addressed as follows:

     Security Capital Group Incorporated
     125 Lincoln Avenue
     Santa Fe, New Mexico 84501
     Attention:  Jeffrey A Klopf
     Fax No.  (505) 988-8920

with copy to:

     Mayer, Brown & Platt
     190 S. LaSalle Street
     Chicago, IL 60603-3441
     Attention:  Edward J. Schneidman, Esq.
     Fax No.:  (312) 701-7711

          8.4 Waivers. The failure of a party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a party of any


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

term, covenant, representation or warranty contained herein shall be effective unless in writing. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

          8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          8.6 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each party and its counsel have reviewed this Agreement and the language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

          8.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of Maryland.

          8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that (as contemplated in Section 7.1) Chateau OP may identify a designee to receive the Voting Common Stock at the Closing hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          8.9 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Merger Agreement and the other agreement mentioned therein constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and understandings. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

          8.10 Public Announcement. Chateau OP and Housing each agree that they and their affiliates will not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby except as provided in the Merger Agreement.

          8.11 Specific Performance. The parties acknowledge that damages may be an inadequate remedy for breaches of this Agreement. Accordingly, each party shall be entitled, without prejudice to the rights and remedies available to such party, to specific performance of all of the other party's obligations hereunder and to injunctive relief for violations of this Agreement.

          8.12 Enforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.13 Further Assurances. Upon the reasonable request of any party, each other party will on and after the date of the Closing execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment of the Voting Common Stock hereunder, to vest fully in Chateau OP title to the Voting Common Stock, and to otherwise carry out the purposes of this Agreement.

          8.14 Exculpation. This Agreement shall not impose any personal liability on any shareholder, stockholder, directors, trustee, trust manager, officer, employee or agent of Chateau OP or Housing and all Persons shall look solely to the property of Chateau OP or Housing for the payment of any claim hereunder or for the performance of this Agreement.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.


                           CP Limited Partnership
                             a Maryland limited partnership


                           By:____________________________
                                Name:
                                Title:




                           Security Capital Manufactured Housing
                           Incorporated, a Delaware corporation


                           By:____________________________
                                Name:
                                Title:


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